Exhibit 99.3

[Translation]

Securities Code No. 8134

January 6, 2011

To Our Shareholders:

TOKAI CORPORATION

2-6-8, Tokiwa-cho, Aoi-ku, Shizuoka-shi, Shizuoka, Japan

Masao Saigo, Representative Director and President

Convocation Notice of Extraordinary Meeting of Shareholders

TOKAI CORPORATION (the “Company”) cordially invites you to attend the Company’s extraordinary meeting of shareholders to be held as set forth below.

If you are unable to attend the meeting, your voting rights may be exercised in writing. Please review the reference materials for the extraordinary meeting of shareholders set out below, indicate your vote on the Proxy Card enclosed herein, and return it by mail to be delivered to the Company by the end of the Company’s business hour (5:15 PM) on Thursday, January 20, 2011.

1.	Date and Time:	January 21, 2011 (Friday) at 10:00 AM
2.	Place:

GRANDAIR Bouquet TOKAI “Symphony”

Aoi Tower 4th Floor

17-1, Kouyamachi, Aoi-ku, Shizuoka-shi

(Please refer to the “Location Map to the Venue of the Extraordinary Shareholders Meeting” indicated at the end of this notice)

3.	Purpose of the Meeting Matters to be Resolved:
	Proposal No. 1:	Establishment of a Wholly-Owning Parent Company by way of Share Transfer
	Proposal No. 2:	Partial Amendments to the Articles of Incorporation

1.	If matters in the reference materials for the extraordinary meeting of the shareholders are to be revised, revised matters will be announced by the Company through the Company’s website (address:http://tokai.jp/ir/).
2.	When you attend the meeting, please submit the Proxy Card enclosed herein to the reception.

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Reference Materials for the Extraordinary Meeting of Shareholders

Proposals and Reference Matters

Proposal No. 1:    Establishment of a Wholly-Owning Parent Company by way of Share Transfer

1.	Reasons for the Share Transfer

(1)	Background of the Integration

We, the TOKAI Group, marked our 60th anniversary last December. During these years, setting our focus primarily on the expansion of our customer base, we have steadily diversified our business and provided various services which are closely related to the everyday life of our customers. As a result, we have established a customer base of 2,260,000 customers in Tokyo and eight prefectures in the Kanto and Tokai areas, mainly in the stable energy sector and the information and telecommunications sector which has potential growth opportunities, and the Group has grown in size to consolidated sales of approximately JPY 160 billion and consolidated ordinary income of JPY 10.8 billion.

TOKAI CORPORATION (the “Company”) has developed into a general service company in the community which provides a wide range of services closely related to the everyday life of our customers, concentrating mainly on the gas business, the purpose of which is to provide a stable and safe supply of energy. The Company also conducts business in information and telecommunications (broadband and mobile), housing and facilities, bridal, insurance, security and recent years, delivery service of mineral water.

The Company’s subsidiary, VIC TOKAI CORPORATION (“VIC TOKAI”), as a general full-scale information and telecommunications service provider, which uses its own optical fiber trunk line network along the Higashi-Meihan Expressway, has been steadily expanding its business by providing CATV broadcast services, broadband services, inter-company telecommunications services and information services.

However, despite the expected expansion of the China market and other emerging markets, the economic environment surrounding Japan still remains unclear due to the economic downturn in the U.S. and the financial problems in Europe. Consumer spending is consistently decreasing due to (a) the lingering economic downturn, as well as (b) the population decrease as a result of the aging population and declining birth rate, (c) severe employment situation and (d) stagnant growth in income, and our domestic economy in Japan, is required to make severe structural changes. Furthermore, in our highly progressed information society, only those companies that adequately meet the consistently changing needs of consumers can survive.

Looking at the business environment surrounding the TOKAI Group, as for the gas business, which is the main business of the Company, while a downward trend in demand is expected, the competition in electricity in particular is becoming more fierce, and based on the societal demand for measures to address global environmental problems, such as the reduction of CO2, the introduction of renewable energies has been increasing. On the other hand, as for the information and telecommunications business, which is the main business of VIC TOKAI, while competition in price and services with major telecommunications carriers with large capital strength is becoming more fierce, establishment of a new business model based on further innovation of ICT (Information and Communication Technology), which has now become part of people’s everyday life, is required.

(2)	Purpose of the Integration

Under the circumstances described above, after conducting substantial discussions between the Company and VIC TOKAI, we now have the common recognition that we need to achieve sustainable growth by providing our customers, whom we have built up over our 60-year history, with comprehensive products and services that meet all kinds of needs from everyday life, in a further community-based manner and with unified Group effort. In order to achieve this goal, we have reached the conclusion that the integration of the Company and VIC TOKAI, and the implementation of the organizational operation as a Group under a joint holding company, will be the best option for both companies.

Going forward, we will contribute to the realization of a safe, convenient and comfortable community and aim for the further maximization of the Group’s corporate value by pursuing the following Group synergies under the holding company structure:

(i)	Further growth through the implementation of an agile and a flexible organization restructuring:

1)	Establish a system and structure which enable the provision of comprehensive range of wide and diverse life services to customers of the Company (1,160,000 customers) and VIC TOKAI (1,100,000 customers) more promptly and accurately;

2)	Optimum allocation of operating resources by (a) making active investments into growth sectors and (b) making efficient investments into mature sectors, as well as by reviewing any underperforming businesses (“Selection and Concentration”) in accordance with the organizational restructuring of the Group; and

3)	Cancellation of the parent-subsidiary listings and establish a unified organizational operation structure under the holding company structure, in order to try to expedite the decision-making process to respond to the rapidly changing market.

(ii)	Aggregating management resources, and improving efficiency by eliminating overlapping marketing organizations:

1)	Aggregating optical fiber trunk line networks along the Higashi-Meihan Expressway that are separately owned by the Company and VIC TOKAI; and

2)	Eliminating overlapping sales resources of inter-company telecommunications services and broadband ISP business resources that are separately owned by the Company and VIC TOKAI.

(iii)	Cross-Group cost reduction:

1)	Promoting standardization and rationalization of business processing through the aggregation of administrative departments of each Group company; and

2)	Promoting efficiency and rationalization of services by aggregating each Group company’s logistics and marketing resources.

(iv)	Strengthening financial health and raising the capital adequacy ratio by reducing interest-bearing debts:

1)	Shifting from a stage of aggressive investment with a focus on broadening the revenue base to a stage where greater emphasis is placed on investment efficiency; and

2)	Integrating financial functions through the joint holding company, and improving the efficiency of fund management by introducing a cash management system.

(v)	Training personnel by the Group as a whole:

1)	Training a new generation of leaders with abundant cross-Group knowledge and experience who can manage the entire Group; and

2)	Training personnel who can provide products and services in accordance with the customers’ needs in an appropriate manner.

(3)	Group Management Goals

In addition to the improvement of profitability deriving from the Group synergy effect of the management integration, we will strengthen financial health by increasing cash flow through improvement of investment efficiency.

Specific figures of management goals are scheduled to be announced in May 2011.

In this proposal, we request approval of the establishment of “TOKAI Holdings Corporation” as a wholly-owning parent company, by way of a share transfer (the “Share Transfer”) to be conducted pursuant to the Share Transfer Plan prepared jointly by the Company and VIC TOKAI, and the Company and VIC TOKAI becoming wholly-owned subsidiaries of such company, for the purposes stated above (the “Share Transfer Plan”).

If the shareholders approve this proposal, the Company and VIC TOKAI will establish the above-mentioned “TOKAI Holdings Corporation” on the effective date of April 1, 2011, and both companies will thereafter aim to further maximize the Group’s corporate value under “TOKAI Holdings Corporation.”

2.	Outline of the Share Transfer Plan

Outline of the Share Transfer plan is as described in the “Share Transfer Plan (Copy)” set out below.

3.	Appropriateness of the Provisions Concerning the Matters listed in Article 773(1)(v) and (vi) of the Companies Act

(1)	Matters concerning allotment of shares of the Wholly-Owning Parent Company Established Pursuant to the Share Transfer

The Company and VIC TOKAI have determined the ratio of allotment of common shares of the wholly-owning parent company, “TOKAI Holdings Corporation,” to be delivered to the respective shareholders of the Company and VIC TOKAI, which will be its wholly-owned subsidiaries, upon the incorporation of “TOKAI Holdings Corporation” by way of the Share Transfer (“Share Transfer Ratio”) as follows:

(i)	The Share Transfer Ratio is as follows:

1 share of common stock of “TOKAI Holdings Corporation” will be allotted and delivered for each share of common stock of the Company, and 2.3 shares of common stock of “TOKAI Holdings Corporation” will be allotted and delivered for each share of common stock of VIC TOKAI. A share unit for “TOKAI Holdings Corporation” is scheduled to be 100 shares.

In case there is any fraction of less than one share of common stock of “TOKAI Holdings Corporation” that is to be delivered to the shareholders of the Company or VIC TOKAI in the Share Transfer, a cash amount equivalent to that fraction will be paid to the shareholders pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

Number of new shares to be delivered by “TOKAI Holdings Corporation” is scheduled to be 155,222,767 shares of common stock. The number of new shares is calculated based on the total number of issued and outstanding shares of the Company and VIC TOKAI as of September 30, 2010 (i.e., 75,750,394 shares for the Company and 39,682,800 shares for VIC TOKAI). Because both the Company and VIC TOKAI are contemplating to redeem their respective treasury stocks that are practically redeemable no later than the day before the incorporation date of the joint holding company, the number of the new shares to be issued by

“TOKAI Holdings Corporation” will fluctuate. If there is any change in the total number of the issued and outstanding shares, the number of new shared to be issued by “TOKAI Holdings Corporation” may fluctuate.

(ii)	The calculation basis for the Share Transfer Ratio is as follows.

In order to ensure the fairness of the Share Transfer Ratio applied to the Share Transfer, the Company has retained Nikko Cordial Securities Inc. (“Nikko Cordial Securities”) and VIC TOKAI has retained Mizuho Securities Co., Ltd. (“Mizuho Securities”), and each has requested to their respective advisors to calculate the Share Transfer Ratio whereupon they have received the calculation report of the Share Transfer Ratio.

Upon calculating the Share Transfer Ratio, Nikko Cordial Securities, after analyzing the financial information of the Company and VIC TOKAI and the terms and conditions of the Share Transfer, adopted following calculation methods due to the reasons stated below:

(a) Historical Stock Price Analysis

Since the shares of both the Company and VIC TOKAI are listed on stock exchanges and there are market prices for the shares thereof, Nikko Cordial Securities has adopted the historical stock price analysis; and

(b) Discounted Cash Flow Method (“DCF Method”)

In order to reflect future business activities into the valuation, Nikko Cordial Securities has adopted DCF method.

The results of the calculation using each valuation method are as follows (the Valuation Range of Share Transfer Ratio indicated below stipulates the valuation range of one common stock of the Company to a range of the common stock of VIC TOKAI):

	Valuation Method	Valuation Range of Share Transfer Ratio
(a)	Historical Stock Price Analysis	1:1.93-2.09
(b)	DCF Method	1:1.09-2.38

Upon applying the historical price analysis, November 12, 2010 has been set as the reference date, and the average closing share prices for the one-month period from October 13, 2010 to November 12, 2010 and the three-month period from August 13, 2010 to November 12, 2010 prior to the reference date were used.

In calculating the Share Transfer Ratio, Nikko Cordial Securities has not independently valued or appraised the assets and liabilities of the Company and VIC TOKAI, conducted any due diligence with the involvement of certified public accountants or any other professionals, nor has Nikko Cordial Securities received independent valuations, etc., from any third party. Upon preparing the calculation report of the Share Transfer Ratio, Nikko Cordial Securities has assumed that all information and materials used to prepare the calculation report of the Share Transfer Ratio were accurate and complete, the future business plans and financial forecasts of each of the Company and VIC TOKAI contained in such information and materials were reasonably prepared based on the best forecasts and judgments currently available, and there was no undisclosed information which may have a material effect on the calculation report of the Share Transfer Ratio of the Company and VIC TOKAI.

Upon calculating the Share Transfer Ratio, Mizuho Securities, after analyzing the financial information of the Company and VIC TOKAI and the terms and conditions of the Share Transfer, adopted following calculation methods due to the reasons stated below:

(a) Historical Stock Price Analysis

Since the shares of both Parties are listed on stock exchanges and there are market prices for the shares thereof, Mizuho Securities has adopted the historical stock price analysis.

(b) DCF Method

In order to appropriately reflect future business activities into the valuation, Mizuho Securities has adopted DCF method.

The results of the calculation using each valuation method are as follows (the Valuation Range of Share Transfer Ratio indicated below stipulates the valuation range of one common stock of the Company to a range of the common stock of VIC TOKAI):

	Valuation Method	Valuation Range of Share Transfer Ratio
(a)	Historical Stock Price Analysis	1:1.93-2.11
(b)	DCF Method	1:2.01-3.19

In calculating the historical stock price analysis, November 12, 2010 has been set as the reference date, and the one-week period, the one-month period, and the three-month period were adopted.

In calculating the Share Transfer Ratio, Mizuho Securities has used the information received from the Company and VIC TOKAI, the information generally available to public, etc., has assumed that all such materials and information were accurate and complete and that there was no fact that was not disclosed to Mizuho Securities which may have a material effect on the calculation of the Share Transfer Ratio, and has not independently verified the accuracy and completeness thereof. Mizuho Securities has not independently valued or appraised the assets and liabilities (including contingent liabilities) of both companies and their respective subsidiaries and affiliates, conducted any due diligence with the involvement of certified public accountants or other professionals, nor has Mizuho Securities received independent evaluations, etc., from any third party. The calculation of the Share Transfer Ratio prepared by Mizuho Securities reflects the information and economic conditions available as at November 12, 2010, and it was assumed that the financial forecasts (including the profit plans and other information) of both companies were reasonably prepared based on the best forecasts and judgments currently available from the management of both companies.

In addition, we are not expecting any material increase or decrease in profits, as indicated in each of the future profit plans of the Company and VIC TOKAI that were the basis of DCF method adopted by Nikko Cordial Securities and Mizuho Securities, respectively.

As stated above, the Company and VIC TOKAI have (a) respectively requested Nikko Cordial Securities and Mizuho Securities to calculate the Share Transfer Ratio for the Share Transfer, (b) comprehensively considered the capital relationship between the Company and VIC TOKAI, as well as their respective financial conditions, the current status of assets, future prospects, etc., by making references to the calculation results and advice from their outside professionals regarding the Share Transfer Ratio submitted by their respective third party professionals, (c) conducted careful and repeated mutual discussions regarding the Share Transfer Ratio, and as a result thereof, (d) finally determined that the above Share Transfer Ratio is reasonable and contributes to the interests of the shareholders of both companies; thus, both companies determined and agreed upon the Share Transfer Ratio for the Share Transfer at their respective board of directors meetings held on November 18, 2010.

(2)	Matters concerning amounts of capital, reserves, etc. of the Wholly-Owning Parent Company Established Pursuant to the Share Transfer

The Company and VIC TOKAI have determined the respective amounts of the capital, reserves,

etc. of “TOKAI Holdings Corporation” to be as follows upon the incorporation of “TOKAI Holdings Corporation” by way of the Share Transfer.

(i)	The respective amounts of the capital, reserves, etc. of “TOKAI Holdings Corporation” are as follows:

1)	Capital	JPY	14,000,000,000
2)	Capital Reserve	JPY	3,500,000,000
3)	Retained Earnings Reserve	JPY	0

(ii)	The respective amounts of the capital, reserves, etc. of “TOKAI Holdings Corporation” above have been determined within the scope of the provisions of Article 52 of the Ordinance on Accounting of Companies upon comprehensive consideration and review of the post-incorporation capital strategies and financial conditions, etc. of “TOKAI Holdings Corporation” and consultation between the Company and VIC TOKAI.

4.	Appropriateness of the Provisions Concerning the Matters listed in Article 773(1)(ix) and (x) of the Companies Act (Appropriateness of the Share Options and Allocations thereof by the Wholly-Owning Parent Company Established Pursuant to the Share Transfer upon the Share Transfer

Taking into account the terms and conditions of the share options listed in (1) through (6) below which the Company and VIC TOKAI respectively issued and the Share Transfer Ratio, and from the perspective of equally protecting the rights of the holders of shares of common stock and the holders of the respective share options, the Company and VIC TOKAI have determined to issue the respective share options of “TOKAI Holdings Corporation” to the holders of the relevant respective share options in exchange for the relevant respective share options held thereby, under the terms, conditions and ratio provided in (1) through (6) below:

(1)	To the holders of Series 3 Share Options of TOKAI CORPORATION (as stated in the Share Transfer Plan Exhibit 2 hereof), one (1) unit of Series 1 Share Options of TOKAI Holdings Corporation (as stated in the Share Transfer Plan Exhibit 3 hereof) in exchange for one (1) unit of the relevant share options held thereby.

(2)	To the holders of Series 4 Share Options of TOKAI CORPORATION (as stated in the Share Transfer Plan Exhibit 4 hereof), one (1) unit of Series 2 Share Options of TOKAI Holdings Corporation (as stated in the Share Transfer Plan Exhibit 5 hereof) in exchange for one (1) unit of the relevant share options held thereby.

(3)	To the holders of Series 5 Share Options of TOKAI CORPORATION (as stated in the Share Transfer Plan Exhibit 6 hereof), one (1) unit of Series 3 Share Options of TOKAI Holdings Corporation (as stated in the Share Transfer Plan Exhibit 7 hereof) in exchange for one (1) unit of the relevant share options held thereby.

(4)	To the holders of Series 2 Share Options of VIC TOKAI CORPORATION (as stated in the Share Transfer Plan Exhibit 8 hereof), one (1) unit of Series 4 Share Options of TOKAI Holdings Corporation (as stated in the Share Transfer Plan Exhibit 9) hereof in exchange for one (1) unit of the relevant share options held thereby.

(5)	To the holders of Series 3 Share Options of VIC TOKAI CORPORATION (as stated in the Share Transfer Plan Exhibit 10 hereof), one (1) unit of Series 5 Share Options of TOKAI Holdings Corporation (as stated in the Share Transfer Plan Exhibit 11) hereof in exchange for one (1) unit of the relevant share options held thereby.

(6)	To the holders of Series 4 Share Options of VIC TOKAI CORPORATION (as stated in the Share Transfer Plan Exhibit 12 hereof), one (1) unit of Series 6 Share Options of TOKAI Holdings Corporation (as stated in the Share Transfer Plan Exhibit 13) hereof in exchange for one (1) unit of the relevant share options held thereby.

5.	Matters Concerning VIC TOKAI

(1)	Details of financial statements for the most recent business year (Ending on March 2010)

The details of the financial statements of VIC TOKAI for the business year ending on March 2010 are as provided in the Exhibit to Proposal 1 of the Reference Materials for the Extraordinary Meeting of Shareholders Exhibits for Proposal 1.

(2)	Details of subsequent events that materially affect the condition of the corporate assets that have taken place after the last day of the most recent business year

VIC TOKAI passed a resolution at the board of directors meetings held on November 1, 5 and 25, 2010 on acquisition of shares of Dream Wave Shizuoka Co., Ltd., and on each date, executed share transfer agreements.

The outline of the share acquisition is as follows:

(i)	Purpose of the share acquisition

To expand the business area by means of capital participation to a cable television operator

(ii)	Names of the companies from which VIC TOKAI acquired the shares of Dream Wave Shizuoka Co., Ltd.

Suzuyo Holdings & Co., Ltd., Suzuyo Shoji CO., LTD., Suzuyo System Technology Co., Ltd., and 33 other companies.

(iii)	Outline of the subject company of the share acquisition

1)	Company name: Dream Wave Shizuoka Co., Ltd.

2)	Principal business: Cable television broadcasting, telecommunication business

3)	Location of head office: 2-1-5, Nakanogo, Shimizu-ku, Shizuoka-shi, Shizuoka

4)	Names of the representatives: Yohei Suzuki, Representative Director and Chairman; and Mamoru Nakada, Representative Director and President

5)	Amount of capital:	JPY 684,000,000

6)	Net assets:	JPY 704,198,000

7)	Total assets:	JPY 1,898,228,000

(iv)	Timing of the share acquisition

November 29, 2010

(v)	Number and price of the shares acquired, and share holding ratio after the acquisition

1)	Number of shares acquired: 33,932 shares

2)	Acquisition price: JPY 2,501,000,000

3)	Share holding ratio after the acquisition: 58.3%

In addition to the above, VIC TOKAI is scheduled to acquire 2,721 shares held by Suzuyo Holdings & Co., Ltd. in or after September 2011.

6.	Subsequent Events of the Company that Materially Affect the Condition of the Corporate Assets that Have Taken Place after the Last Day of the Most Recent Business Year

The Company’s consolidated subsidiary, VIC TOKAI, passed a resolution at the board of directors meetings held on November 1, 5 and 25, 2010 on acquisition of shares of Dream Wave Shizuoka Co., Ltd., and on each date, executed share transfer agreements.

The outline of the share acquisition is as follows:

(i)	Purpose of the share acquisition

To expand the business area by means of capital participation to a cable television operator

(ii)	Names of the companies from which VIC TOKAI acquired the shares of Dream Wave

Shizuoka Co., Ltd.

Suzuyo Holdings & Co., Ltd., Suzuyo Shoji CO., LTD., Suzuyo System Technology Co., Ltd., and 33 other companies.

(iii)	Outline of the subject company of the share acquisition

1)	Company name: Dream Wave Shizuoka Co., Ltd.

2)	Principal business: Cable television broadcasting, telecommunication business

3)	Location of head office: 2-1-5, Nakanogo, Shimizu-ku, Shizuoka-shi, Shizuoka

4)	Names of the representatives: Yohei Suzuki, Representative Director and Chairman; and Mamoru Nakada, Representative Director and President

5)	Amount of capital:	JPY 684,000,000

6)	Net assets:	JPY 704,198,000

7)	Total assets:	JPY 1,898,228,000

(iv)	Timing of the share acquisition

November 29, 2010

(v)	Number and price of the shares acquired, and share holding ratio after the acquisition

1)	Number of shares acquired: 33,932 shares

2)	Acquisition price: JPY 2,501,000,000

3)	Share holding ratio after the acquisition: 58.3%

In addition to the above, VIC TOKAI is scheduled to acquire 2,721 shares held by Suzuyo Holdings & Co., Ltd. in or after September 2011.

7.	Matters Concerning the Directors of the Wholly-Owning Parent Company Established Pursuant to the Share Transfer

The individuals who will become the directors of “TOKAI Holdings Corporation” are as follows:

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of VIC TOKAI Held (3) Number of Shares of “TOKAI Holdings Corporation” to be Allotted
	Apr. 1968	Joined the Ministry of International Trade and Industry (Currently Ministry of Economy, Trade and Industry)
	Jun. 1992	Director of General Coordination Division of Agency for Natural Resources and Energy
	Jul. 1996	Director-General of Bureau of Equipment of Defense Agency
	Jun. 1998	Director-General of Small and Medium Enterprise Agency
Katsuhiko Tokita (April 6, 1945)	Sept. 1999	Vice President and Member of the Board of Japan National Oil Corporation	(1) 109,000 (2) 79,100 (3) 290,930
	Sept. 2002	Adviser of the Company
	Jun. 2003	Representative Director and Vice President of the Company
	Jun. 2005	Representative Director and President of the Company
	Jun. 2008	Representative Director and Vice Chairman of the Company
	Oct. 2009	Representative Director and Chairman of the Company (Currently Held)

	Jun. 2010	Director and Chairman of VIC TOKAI (Currently Held)

Masao Saigo (May 15, 1944)	Oct. 1969 Jun. 1992 Apr. 1994 Jun. 1998 Apr. 2004 Apr. 2006	Joined the Company Director of the Company Managing Director of the Company Executive Director of the Company Representative Director and Vice President of the Company Director of the Company	(1) 109,505 (2) 80,000 (3) 293,505
	Jun. 2006	Representative Director and President of TOKAI GAS CORPORATION
	Jun. 2010	Representative Director and President of the Company (Currently Held)
Takanori Mamuro (September 4, 1952)	Dec. 1994	Executive Secretary of the Company	(1) 62,000 (2) 20,000 (3) 108,000
	Jun. 2001	General Manager of Financial Corporation Planning Division of Mizuho Holdings, Inc.
	Apr. 2003	General Manager of Human Resources Division of the Company
	Jun. 2004	Director of the Company
	May 2005	Managing Director of the Company
	Jun. 2008	Director, Senior Operating Officer and General Manager of Administration Headquarters of the Company
	Apr. 2010	Director, Executive Operating Officer and General Manager of Administration Headquarters of the Company (Currently Held)
Kuniyoshi Muramatsu (September 6, 1958)	Apr. 1981	Joined the Company	(1) 26,000 (2) 15,140 (3) 60,822
	Jul. 2000	General Manager of Information and Telecommunications Development Office of the Company
	May 2004	Administration Officer and General Manager of ADSL Business Division of the Company
	Jun. 2006	Director and General Manager of Security Net Business Division of the Company
	Jun. 2008	Senior Operating Officer and General Manager of Information and Telecommunications Headquarters of the Company
	Dec. 2009	Senior Operating Officer and Vice General Manager of Management Administration Headquarters of the Company
	Sept. 2010	Senior Operating Officer and in charge of Mission-Critical System General Promotion Office of the Company (Currently Held)

Mitsuhaya Suzuki (August 21, 1957)	Apr. 1983	Joined the Company	(1) 3,000 (2) 7,640 (3) 20,572
	Jul. 2000	General Manager of Net Services Marketing Division of the Company
	Jun. 2006	Administration Officer and General Manager of Net Marketing Division No. 1, Special Procurement Marketing Division and Net Marketing Division No. 2 of the Company
	May 2008	Administration Officer and General Manager of Security Net Business Division of the Company
	Jun. 2008	Operating Officer and General Manager of Security Net Business Division of the Company
	Sept. 2010	Operating Officer and in charge of New Business Development Division of the Company (Currently Held)
Hidetsugu Mizoguchi (November 20, 1961)	Apr. 1985	Joined the Company	(1) 1,000 (2) 80 (3) 1,184
	Sept. 2001	General Manager of Information and Telecommunications Headquarters, Marketing Planning Group of the Company
	Jun. 2008	Administration Officer of the Company
	Oct. 2009	Administration Officer and General Manager of Planning and Research Division of the Company
	Dec. 2009	Operating Officer and in charge of Planning and Research Division of the Company
	Nov. 2010	Operating Officer and in charge of Group Consolidation General Promotion Office and Planning and Research Division of the Company (Currently Held)
Masayoshi Yabuzaki (April 2, 1948)	Mar. 1969	Joined the Company	(1) 37,370 (2) 81,570 (3) 224,981
	Sept. 1986	General Manager of Development Division, Kanto Branch Office of the Company
	Jun. 1995	Director of the Company
	Jul. 1999	Managing Director of the Company
	Apr. 2004	Executive Director of the Company
	Jun. 2008	Director and Executive Operating Officer of the Company
	Apr. 2010	Director, Vice President and Operating Officer of the Company
	Jun. 2010	Director, Vice President, Operating Officer and Representative of Tokyo Headquarters of the Company (Concurrently Held)
Yasuhiro Fukuda (December 25, 1957)	Apr. 1980 Jan. 2001	Joined the Company Director of Tokai Broadband Communications Co., Ltd. (Currently VIC TOKAI)	(1) 1,000 (2) 31,640 (3) 73,772
	Oct. 2005	Managing Director of VIC TOKAI
	Jun. 2008	Executive Director of VIC TOKAI
	Jun. 2010	Representative Director and Executive Officer of VIC TOKAI (Currently Held)
Kenichi Kobayashi (January 10, 1948)	Apr. 1971	Joined the Shizuoka Bank, Ltd. (“Shizuoka Bank”)	(1) 0 (2) 0 (3) 0
	Jun. 1998	Administration Officer and Head of Gohuku-cho Branch of Shizuoka Bank
	Apr. 1999	Operating Officer and General Manager of Marketing Division of Head Office of Shizuoka Bank

	Jun. 2001	Senior Operating Officer of Shizuoka Bank
	Jun. 2003	Director and Senior Operating Officer of Shizuoka Bank
	Jun. 2005	Representative Director and President of SHIZUGIN LEASE Co., Ltd. (Currently Held)
	Jun. 2010	Director of the Company (Currently Held)
Kenichiro Suzuki (July 13, 1975)	Sept. 1991	Director of Naka-Nihon Van Lease Co., Ltd. (Currently Held)	(1) 0 (2) 0 (3) 0
	Jun. 1998	Director of Suzuyo Fudosan Co., Ltd. (Currently SUZUYO KOSAN Co., Ltd.) (Currently Held)
	Apr. 2000	Joined Nippon Yusen Kabushiki Kaisha
	Jul. 2000	Director of Suzuyo Shoji Co., Ltd. (Currently Held)
	Nov. 2000	Director of Suzuyo Co., Ltd.
	Jan. 2003	Director of Kashiwa Kogyo Co., Ltd. (Currently Held)
	Sept. 2009	Director of SSK Foods Co., Ltd
	Nov. 2009	Director of Suzuyo Holdings Co., Ltd.
	Nov. 2010	Managing Director of Suzuyo Holdings (Currently Held)
	Nov. 2010	Managing Director of Suzuyo Co., Ltd. (Currently Held)
	Dec. 2010	Managing Director of SSK Foods Co., Ltd. (Currently Held)

(Note)

1.	The number of shares of the Company or VIC TOKAI held is indicated based on the shareholding status as of the date on which this Convocation Notice and the Reference Materials for the Extraordinary Meeting of Shareholders were prepared, and the number of shares of “TOKAI Holdings Corporation” to be allotted was prepared based on such shareholding status and taking into consideration the Share Transfer Ratio upon the Share Transfer. Accordingly, the number of shares actually held and the number of new shares actually delivered by “TOKAI Holdings Corporation” may fluctuate until the time immediately before the incorporation day of “TOKAI Holdings Corporation”.

2.	Mr. Kenichi Kobayashi and Mr. Kenichiro Suzuki are candidates for outside directors.

3.	Mr. Kenichi Kobayashi is a Representative Director of SHIZUGIN LEASE Co., Ltd., and there are business relationships such as lease, etc. between the said company and the Company and VIC TOKAI. Also, Mr. Kenichiro Suzuki is a Director of Suzuyo Shoji CO., LTD., and the said company is a major shareholder of the Company, holding 4,807,000 shares of its shares. There is no special conflict of interest between the other respective candidates for directors and the Company and VIC TOKAI.

4.	Mr. Kenichi Kobayashi and Mr. Kenichiro Suzuki are candidates for outside directors based on the perspective of having them reflect their abundant experience and deep knowledge as company management on the management of “TOKAI Holdings Corporation.”

5.	Mr. Kenichi Kobayashi is currently the Company’s outside director and his term of office as an outside director will be seven months as of the conclusion of this Extraordinary Meeting of Shareholders.

8.	Matters Concerning the Corporate Auditors of the Wholly-Owning Parent Company

Established Pursuant to the Share Transfer

The individuals who will become corporate auditors of “TOKAI Holdings Corporation” are as follows:

Name (Date of Birth)	Profile, Positions, Responsibilities and Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of VIC TOKAI Held (3) Number of Shares of “TOKAI Holdings Corporation” to be Allotted
Hiroshi Mochizuki (September 14, 1949)	Apr. 1972	Joined the Company	(1) 9,000 (2) 29,000 (3) 75,700
	Apr. 1995	General Manager of Administration Division of the Company
	Apr. 1996	Administration Officer and General Manager of Direct Marketing Division of the Company
	Apr. 2004	Administration Officer and General Manager of Administration Division of the Company
	Aug. 2008	Operating Officer and General Manager of Administration Division of the Company
	Apr. 2010	Senior Operating Officer and General Manager of Administration Division of the Company (Currently Held)
Akira Seshimo (August 24, 1941)	Apr. 1967	Joined Dai - Tokyo Fire and Marine Insurance Co., Ltd. (Currently Aioi Nissay Dowa Insurance Co., Ltd.)	(1) 0 (2) 0 (3) 0
	Jun. 1994	Director of the company above
	Jun. 1997	Representative Director and Executive Officer of the company above
	Jun. 1998	Representative Director and President of the company above
	Apr. 2004	Representative Director and Chairman of the company above
	Jun. 2007	Special Adviser of the company above (Currently Held)
	Jun. 2007	Corporate Auditor of the Company (Currently Held)
Kenji Tateishi (April 12, 1951)	Apr. 1982	Appointed as a judge (Tokyo District Court)	(1) 0 (2) 0 (3) 0
	Mar. 1991	Professor of Training Institute of Supreme Court of Japan for Clerical Officer
	Jul. 1996	Judge of Nagoya High Court
	Mar. 1998	Resigned from judge
	May 1998	Registered as a lawyer
	Jun. 2002	Representative Lawyer at Tateishi Law Office, L.P.C. (Currently Held)
	Jun. 2008	Corporate Auditor of the Company (Currently Held)
Jiro Amagai (April 13, 1945)	Apr. 1968	Joined Ministry of International Trade and Industry (Ministry of Economy, Trade and Industry)	(1) 0 (2) 0 (3) 0
	Jun. 1994	General Manager of Coal Division of Agency for Natural Resources and Energy
	Jul. 1999	Director-General of Bureau of Equity of National Personnel Authority
	Jan. 2001	Representative Director and Chairman of Daiei, Inc.

Jun. 2004	Representative Director and President of Japan Alcohol Trading Co., Ltd.
Jun. 2004	Representative Director and President of Japan Logistics Co., Ltd.
Jun. 2004	Representative Director and President of Shinwa Alcohol Industry Co., Ltd.
Jun. 2004	Representative Director of Alcohol Kaiun Soko Co., Ltd. (Currently Held)
Mar. 2006	Representative Director and President of BRAZIL-JAPAN ETHANOL Co., Ltd. (Currently Held)
Jun. 2006	Representative Director, Chairman and President of Japan Alcohol Trading Co., Ltd. (Currently Held)
Jun. 2008	Director and Chairman of Japan Alcohol Corporation (Currently Held)
Jun. 2009	Representative Director and Chairman of Shinwa Alcohol Industry Co., Ltd. (Currently Held)

(Note)

1.	The number of shares of the Company or VIC TOKAI held is indicated based on the shareholding status as of the date on which this Convocation Notice and the Reference Materials for the Extraordinary Meeting of Shareholders were prepared, and the number of shares of “TOKAI Holdings Corporation” to be allotted was prepared based on such shareholding status and taking into consideration the Share Transfer Ratio upon the Share Transfer. Accordingly, the number of shares actually held and the number of new shares actually delivered by “TOKAI Holdings Corporation” may fluctuate until the time immediately before the incorporation day of “TOKAI Holdings Corporation.”

2.	Mr. Akira Seshimo, Mr. Kenji Tateishi and Mr. Jiro Amagai are candidates for outside corporate auditors.

3.	There is no special conflict of interest between each candidate, and the Company and VIC TOKAI.

4.	Mr. Akira Seshimo is a candidate for the outside corporate auditor based on the perspective that he has broad knowledge and deep insight as a company manager, and the perspective of having him monitor as well as give advice and counsel to the directors from a fair and neutral position.

During his term of office as the Representative Director of the current Aioi Nissay Dowa Insurance Co., Ltd., Mr. Akira Seshimo was subject to administrative disposition of a regulatory agency for partial failure of payment and non-payment of insurance, etc. In response to this, he is making efforts to prevent similar misdeeds to ensure an appropriate insurance payment system.

5.	Mr. Kenji Tateishi is a candidate for the outside corporate auditor based on the perspective of using his legal knowledge and broad insight, which he accumulated as a judge and a lawyer, for the auditing services of “TOKAI Holdings Corporation.”

Although he has never directly involved in the management of a company, we believe that with his acquaintance with corporate legal work and abundant insight on corporate governance, he will perform the duties appropriately as an outside corporate auditor.

6.	Mr. Jiro Amagai is a candidate for the outside corporate auditor based on the perspective that he has broad knowledge and deep insight as a company manager, and the perspective of having him monitor as well as give advice and counsel to the directors from a fair and neutral position.

7.	Mr. Akira Seshimo is currently the Company’s outside corporate auditor, and his term of office as an outside corporate auditor will be three years and seven months as of the conclusion of this Extraordinary Meeting of Shareholders.

Mr. Kenji Tateishi is currently the Company’s outside corporate auditor and his term of office as an outside corporate auditor will be two years and seven months as of the conclusion of this Extraordinary Meeting of Shareholders.

9.	Matters Concerning the Substitute Corporate Auditor of the Wholly-Owning Parent Company Established Pursuant to the Share Transfer

The individual who will become the substitute corporate auditor of “TOKAI Holdings Corporation” is as follows:

Name (Date of Birth)	Profile and Material Concurrently Held Positions		(1) Number of Shares of the Company Held (2) Number of Shares of VIC TOKAI Held (3) Number of Shares of “TOKAI Holdings Corporation” to be Allotted
Nobuo Ikeda (September 27, 1939)	Jun. 1991	Director of the Shizuoka Bank, Ltd.	(1) (2) (3)	0 2,000 4,600
	Apr. 1993	Managing Director of the Shizuoka Bank, Ltd.
	Jun. 1999	Executive Director of the Shizuoka Bank, Ltd.
	Jun. 2003	Corporate Auditor of the Company
	Jun. 2006	Corporate Auditor of VIC TOKAI (Currently Held)

(Note)

1.	The number of shares of the Company or VIC TOKAI held is indicated based on the shareholding status as of the date on which this Convocation Notice and the Reference Materials for the Extraordinary Meeting of Shareholders were prepared, and the number of shares of “TOKAI Holdings Corporation” to be allotted was prepared in view of the share transfer ratio when the shares were transferred, based on such shareholding status. Accordingly, the number of shares actually held and the number of new shares actually issued by “TOKAI Holdings Corporation” may fluctuate until the time immediately before the incorporation day of “TOKAI Holdings Corporation.”

2.	There is no special conflict of interest between the candidate, and the Company and VIC TOKAI.

3.	Mr. Nobuo Ikeda is a candidate for a substitute for an outside corporate auditor.

4.	Mr. Nobuo Ikeda is a candidate for a substitute outside corporate auditor based on the perspective that he has broad knowledge and deep insight from his many years of experience at a financial institution, and the perspective of having him monitor as well as give advice and counsel to the directors from a fair and neutral position.

5.	Mr. Nobuo Ikeda is currently VIC TOKAI’s outside corporate auditor, and his term of office as an outside corporate auditor will be four years and seven months as of the conclusion of the extraordinary meeting of shareholders scheduled to be held on January 21, 2011.

10.	Matters Concerning the Accounting Auditor of the Wholly-Owning Parent Company Established Pursuant to the Share Transfer

The entity which will become the accounting auditor of “TOKAI Holdings Corporation” is as follows:

Name	Deloitte Touche Tohmatsu LLC
Location of the Principal Office	MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo
Summary	Personnel (As of June 30, 2010)
	Number of Partner		637
	Number of Certified Public Accountants		1,858
	Number of Individuals Who Passed the Certified Public Accountants Exam, etc. (Including the Number of Assistant Certified Public Accountants)		2,269
	Number of Other Professional Staff		759
	Number of Clerical Staff		497

	Total		6,020

	Number of Companies Involved in the Audit		3,809 (As of September 30, 2009)

	Investment		JPY 651 million (As of June 30, 2010)
	Number of Offices, etc.		29 Offices in Japan (Tokyo, etc.)
	Overseas Offices		Approx. 40 Offices
History	May 1968	Formed Auditing Company Tohmatsu Awoki & Co.
	May 1975	Joined Touche Ross International (“TRI”) alliance

	Feb. 1990	Changed its name to Tohmatsu & Co.
	Jul. 2009	Converted to a limited company and changed company name to Deloitte Touche Tohmatsu LLC.

(Note)

The matters provided in Article 77(vii) of the Ordinance for Enforcement of the Companies Act are as follows:

The Company retains Deloitte Touche Tohmatsu LLC for advisory and supervisory services regarding the establishment of employees’ education system, and the establishment of environment management system, etc. and VIC TOKAI retains Deloitte Touche Tohmatsu LLC for due diligence services, etc. Accordingly, the companies pay Deloitte Touche Tohmatsu LLC JPY 19 million in total.

11.	Matters Concerning the Resolution of this Proposal

This proposal becomes effective by both the Company and VIC TOKAI approving at the shareholders meetings as set forth in Article 9 of the Share Transfer Plan (Meeting of Shareholders for Approval of the Plan).

In addition, if the Share Transfer Plan loses its effect or if the Share Transfer is cancelled due to the matters set forth in Article 14 (Effectiveness of the Plan) or Article 13 (Changes to the Terms of the Share Transfer and Cancellation of the Share Transfer) of the Share Transfer Plan, then the resolution of this proposal will lose its effect.

Proposal No. 2: Partial Amendments to the Articles of Incorporation

1.	Reasons for the Proposal

In order to smoothly carry out the administrative procedure for the convocation of the ordinary meeting of shareholders, etc. the Company had set a record date of the ordinary meeting of shareholders in Article 14 of the current Articles of Incorporation, pursuant to Article 124 (3) of the Companies Act. If “Proposal No. 1: Establishment of a Wholly-owning Parent Company by way of Share Transfer” is approved, the Company’s shareholder will only be “TOKAI Holdings Corporation,” which is a Wholly-Owning Parent Company Established pursuant to the Share Transfer, on the incorporation day the Wholly-Owning Parent Company Established pursuant to the Share Transfer, and therefore the provision for the record date of the ordinary meeting of shareholders will no longer be necessary. Thus, the Articles of Incorporation will be amended by abolishing the record date system of the shareholders meeting, deleting the Article 14 of the current Articles of Incorporation (Record Date of Ordinary Meetings of Shareholders), and moving up the Article numbers from Article 15 of the current Articles of Incorporation onward.

The amendments to the Articles of Incorporation become effective under the conditions that Proposal No. 1 is approved, that the Share Transfer Plan approved by Proposal No.1 has not lost its effect by the day before March 31, 2011, and that the Share Transfer has not been cancelled.

In addition, the effective date of the amendment to the Articles of Incorporation for this proposal is March 31, 2011.

2.	Details of the Amendments

The details of the amendments are as follow:

(The amended parts are underlined.)

Current Articles of Incorporation	Proposed Amendments

(Record Date of Ordinary Meetings of Shareholders)

Article 14.

The Company shall have the shareholders with voting rights, who have been entered or recorded in the final shareholder register as of March 31 of each year, to be the shareholders who are entitled to exercise their rights at the ordinary meeting of shareholders held for such business year.

<Deleted>
Article 15. | (Provisions omitted) | Article 49.	Article 14. | (Same as the current Articles of Incorporation) Article 48.

(Reference)

The Company is planning to pay dividends (year-end dividends) from retained earnings for the business year ending on March 2011 (from April 1, 2010 to March 31, 2011) to the shareholders or registered pledgees of shares who are entered or recorded in the final shareholder register as of March 31, 2011.

-End-

Share Transfer Plan (Copy)

WHEREAS, TOKAI CORPORATION (“TOKAI”) and VIC TOKAI CORPORATION (“VIC TOKAI”) jointly prepare this Share Transfer Plan (the “Plan”) regarding the execution of a share transfer by way of a joint share transfer as follows:

Article 1.	Share Transfer

In accordance with the provisions of this Plan, TOKAI and VIC TOKAI will, on the Incorporation Date (as defined in Article 8; hereinafter the same will apply) of TOKAI Holdings Corporation (“TOKAI Holdings”) newly established by way of a joint share transfer, conduct a share transfer that enables TOKAI Holdings to acquire all of the issued shares of TOKAI and VIC TOKAI (the “Share Transfer”).

Article 2.	Purpose, Trade Name, Head Office Address, Total Number of Shares Authorized to be Issued by TOKAI Holdings and Other Matters to be set forth in the Articles of Incorporation

2.1	The purpose, trade name, head office address, and total number of shares authorized to be issued by TOKAI Holdings are as follows:

(1) Purpose:	As indicated in Article 2 of the Articles of Incorporation attached hereto as Exhibit 1 “Articles of Incorporation of TOKAI Holdings Corporation.”

(2) Trade Name:	The trade name is “ TOKAI ,” and is expressed in English as “TOKAI Holdings Corporation.”

(3) Head Office Address:	Aoi-ku, Shizuoka-shi, Shizuoka

(4) Total Number of Authorized Shares:	300,000,000 shares

2.2	In addition to those provided for in the preceding paragraph, matters to be set forth in the Articles of Incorporation of TOKAI Holdings are as indicated in the Articles of Incorporation attached hereto as Exhibit 1 “Articles of Incorporation of TOKAI Holdings Corporation.”

Article 3.	Names of Directors, Corporate Auditors and the Accounting Auditor upon Establishment of TOKAI Holdings

The names of directors, corporate auditors and the accounting auditor upon the establishment of TOKAI Holdings are as follows:

Directors upon the establishment of TOKAI Holdings:

Katsuhiko Tokita

Masao Saigo

Takanori Mamuro

Kuniyoshi Muramatsu

Mitsuhaya Suzuki

Hidetsugu Mizoguchi

Masayoshi Yabuzaki

Yasuhiro Fukuda

Kenichi Kobayashi (Outside)

Kenichiro Suzuki (Outside)

Corporate auditors upon the establishment of TOKAI Holdings:

Hiroshi Mochizuki

Akira Seshimo (Outside)

Kenji Tateishi (Outside)

Jiro Amagai (Outside)

Nobuo Ikeda (Substitute)

Accounting auditor upon the establishment of TOKAI Holdings:

Deloitte Touche Tohmatsu LLC

Article 4.	Shares to be Delivered upon Execution of the Share Transfer and Allocation Thereof

4.1	In exchange for the shares of common stock of TOKAI and VIC TOKAI owned by each shareholders, TOKAI Holdings will, upon execution of the Share Transfer, deliver to shareholders of TOKAI and VIC TOKAI as at immediately before TOKAI Holdings’ acquisition of all the issued shares of TOKAI and VIC TOKAI by way of the Share Transfer (“Reference Time”), a total number of shares of common stock of TOKAI Holdings that are equal to: (1) the number equals to the total number of shares of common stock issued by TOKAI as of the Reference Time; and (2) the total number of shares of common stock issued by VIC TOKAI as of the Reference Time multiplied by 2.3 (any fraction less than one share as a result of the calculation shall be disregarded).

4.2	The common stock of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the shareholders of TOKAI and VIC TOKAI as of the Reference Time as follows. Any fraction less than one share as a result of the calculation of either (1) or (2) below will be handled in accordance with Article 234 of the Companies Act and other related laws and regulations.

(1)

For the shareholders of TOKAI, 1 share of common stock of TOKAI Holdings to 1 share of common stock of TOKAI owned by its shareholders (excluding the shares subject to the appraisal rights in accordance with Article 806 of the Companies Act);

and

(2)	For the shareholders of VIC TOKAI, 2.3 shares of common stock of TOKAI Holdings to 1 share of common stock of VIC TOKAI owned by its shareholders (excluding the shares subject to the appraisal rights in accordance with Article 806 of the Companies Act).

Article 5.	Matters regarding Capital and Reserves of TOKAI Holdings

The amounts of stated capital and reserves as of the establishment of TOKAI Holdings are as follows:

(1)	Stated Capital:	JPY	14,000,000,000
(2)	Capital Reserves:	JPY	3,500,000,000
(3)	Earned Reserves:	JPY	0

Article 6.	Share Options to be Issued upon Execution of the Share Transfer and Allocation Thereof

6.1	In exchange for the Series 3 Share Options under the TOKAI Share Transfer Plan, upon execution of the Share Transfer, TOKAI Holdings will deliver to the holders of the Series 3 Share Options issued by TOKAI (the details of which are as indicated in Exhibit 2 “Outline of Series 3 Share Options under the TOKAI Share Transfer Plan”; hereinafter “Series 3 Share Options under the TOKAI Share Transfer Plan”), the number of Series 1 Share Options of TOKAI Holdings that is equal to the total number of the Series 3 Share Options under the TOKAI Share Transfer Plan issued by TOKAI as of the Reference Time (the details of which are as indicated in Exhibit 3 “Outline of Series 1 Share Options of TOKAI Holdings Corporation”; hereinafter “Series 1 Share Options of TOKAI Holdings”).

6.2	The Series 1 Share Options of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the holders of the Series 3 Share Options under the TOKAI Share Transfer Plan indicated or recorded in the share options register of TOKAI as of the Reference Time, at the ratio of one Series 1 Share Option of TOKAI Holdings to one Series 3 Share Option under the TOKAI Share Transfer Plan of the relevant holders.

6.3

In exchange for the Series 4 Share Options under the TOKAI Share Transfer Plan, upon execution of the Share Transfer, TOKAI Holdings will deliver to the holders of the Series 4 Share Options issued by TOKAI (the details of which are as indicated in Exhibit 4 “Outline of Series 4 Share Options under the TOKAI Share Transfer Plan”; hereinafter “Series 4 Share Options under the TOKAI Share Transfer Plan”), the number of Series 2 Share Options of TOKAI Holdings that is equal to the total number of the Series 4 Share Options under the TOKAI Share Transfer Plan issued by TOKAI as of the Reference Time (the details of which are as indicated in Exhibit 5 “Outline of Series 2 Share Options of TOKAI Holdings Corporation”; hereinafter “Series 2 Share Options of TOKAI Holdings”).

6.4	The Series 2 Share Options of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the holders of the Series 4 Share Options under the TOKAI Share Transfer Plan indicated or recorded in the share options register of TOKAI as of the Reference Time, at the ratio of one Series 2 Share Option of TOKAI Holdings to one Series 4 Share Option under the TOKAI Share Transfer Plan of the relevant holders.

6.5	In exchange for the Series 5 Share Options under the TOKAI Share Transfer Plan, upon execution of the Share Transfer, TOKAI Holdings will deliver to the holders of the Series 5 Share Options issued by TOKAI (the details of which are as indicated in Exhibit 6 “Outline of Series 5 Share Options under the TOKAI Share Transfer Plan”; hereinafter “Series 5 Share Options under the TOKAI Share Transfer Plan”), the number of Series 3 Share Options of TOKAI Holdings that is equal to the total number of the Series 5 Share Options under the TOKAI Share Transfer Plan issued by TOKAI as of the Reference Time (the details of which are as indicated in Exhibit 7 “Outline of Series 3 Share Options of TOKAI Holdings Corporation”; hereinafter “Series 3 Share Options of TOKAI Holdings”).

6.6	The Series 3 Share Options of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the holders of the Series 5 Share Options under the TOKAI Share Transfer Plan indicated or recorded in the share options register of TOKAI as of the Reference Time, at the ratio of one Series 3 Share Option of TOKAI Holdings to one Series 5 Share Option under the TOKAI Share Transfer Plan of the relevant holders.

6.7	In exchange for the Series 2 Share Options under the VIC TOKAI Share Transfer Plan, upon execution of the Share Transfer, TOKAI Holdings will deliver to the holders of the Series 2 Share Options issued by VIC TOKAI (the details of which are as indicated in Exhibit 8 “Outline of Series 2 Share Options under the VIC TOKAI Share Transfer Plan”; hereinafter “Series 2 Share Options under the VIC TOKAI Share Transfer Plan”), the number of Series 4 Share Options of TOKAI Holdings that is equal to the total number of the Series 2 Share Options under the VIC TOKAI Share Transfer Plan issued by VIC TOKAI as of the Reference Time (the details of which are as indicated in Exhibit 9 “Outline of Series 4 Share Options of TOKAI Holdings Corporation”; hereinafter “Series 4 Share Options of TOKAI Holdings”).

6.8	The Series 4 Share Options of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the holders of the Series 2 Share Options under the VIC TOKAI Share Transfer Plan indicated or recorded in the share options register of VIC TOKAI as of the Reference Time, at the ratio of one Series 4 Share Option of TOKAI Holdings to one Series 2 Share Option under the VIC TOKAI Share Transfer Plan of the relevant holders.

6.9	In exchange for the Series 3 Share Options under the VIC TOKAI Share Transfer Plan, upon execution of the Share Transfer, TOKAI Holdings will deliver to the holders of the Series 3 Share Options issued by VIC TOKAI (the details of which are as indicated in Exhibit 10 “Outline of Series 3 Share Options under the VIC TOKAI Share Transfer Plan”; hereinafter “Series 3 Share Options under the VIC TOKAI Share Transfer Plan”), the number of Series 5 Share Options of TOKAI Holdings that is equal to the total number of the Series 3 Share Options under the VIC TOKAI Share Transfer Plan issued by VIC TOKAI as of the Reference Time (the details of which are as indicated in Exhibit 11 “Outline of Series 5 Share Options of TOKAI Holdings Corporation”; hereinafter “Series 5 Share Options of the TOKAI Holdings”).

6.10	The Series 5 Share Options of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the holders of the Series 3 Share Options under the VIC TOKAI Share Transfer Plan indicated or recorded in the share options register of VIC TOKAI as of the Reference Time, at the ratio of one Series 5 Share Option of TOKAI Holdings to one Series 3 Share Option under the VIC TOKAI Share Transfer Plan of the relevant holders.

6.11	In exchange for the Series 4 Share Options under the VIC TOKAI Share Transfer Plan, upon execution of the Share Transfer, TOKAI Holdings will deliver to the holders of the Series 4 Share Options issued by VIC TOKAI (the details of which are as indicated in Exhibit 12 “Outline of Series 4 Share Options under the VIC TOKAI Share Transfer Plan”; hereinafter “Series 4 Share Options under the VIC TOKAI Share Transfer Plan”), the number of Series 6 Share Options of TOKAI Holdings that is equal to the total number of the Series 4 Share Options under the VIC TOKAI Share Transfer Plan issued by VIC TOKAI as of the Reference Time (the details of which are as indicated in Exhibit 13 “Outline of Series 6 Share Options of TOKAI Holdings Corporation”; hereinafter “Series 6 Share Options of TOKAI Holdings”).

6.12	The Series 6 Share Options of TOKAI Holdings to be delivered in accordance with the preceding paragraph will be allocated to the holders of the Series 4 Share Options under the

VIC TOKAI Share Transfer Plan indicated or recorded in the share options register of VIC TOKAI as of the Reference Time, at the ratio of one Series 6 Share Option of TOKAI Holdings to one Series 4 Share Option under the VIC TOKAI Share Transfer Plan of the relevant holders.

Article 7.	Handling of Treasury Stock

If the meetings of shareholders of TOKAI and VIC TOKAI set forth in Article 9 approve the Plan, TOKAI and VIC TOKAI will cancel all the treasury stock as respectively held by TOKAI and VIC TOKAI (including the treasury stock obtained as a result of the exercise of shareholders’ appraisal rights as set forth in Article 806(1) of the Companies Act) to the extent practically possible, by adopting the resolutions of the respective board of directors meetings held before the day immediately preceding the Incorporation Date.

Article 8.	Incorporation Date of TOKAI Holdings

The date on which the incorporation of TOKAI Holdings shall be registered (“Incorporation Date of TOKAI Holdings”) is April 1, 2011. Such date may, however, be changed through agreement between TOKAI and VIC TOKAI if necessary due to procedural reason of the Share Transfer or otherwise.

Article 9.	Meeting of Shareholders for Approval of the Plan

9.1	TOKAI and VIC TOKAI will each convene a meeting of shareholders on January 21, 2011 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

9.2	TOKAI and VIC TOKAI may, however, change the dates of the meetings of shareholders set forth in the preceding paragraph through agreement between TOKAI and VIC TOKAI if necessary due to procedural reason of the Share Transfer or otherwise.

Article 10.	Maximum Amount for Distribution of Surplus

10.1	TOKAI and VIC TOKAI may distribute surplus up to the following amounts to the shareholders or registered pledgees of shares as indicated or recorded in their respective final shareholders’ register as of March 31, 2011:

(1) TOKAI:	4 yen per share of common stock;

(2) VIC TOKAI:	15 yen per share of common stock.

10.2	After the Plan is prepared, unless provided for in the preceding paragraph, TOKAI and VIC TOKAI shall not adopt a resolution to distribute any surplus with the record date being on or prior to the Incorporation Date of TOKAI Holdings.

Article 11.	Listing of Shares

TOKAI Holdings will, on the Incorporation Date of TOKAI Holdings, list its issued shares of common stock on the Tokyo Stock Exchange, Inc.

Article 12.	Management of Company Assets and Other Matters

During the period after the preparation of this Plan and until the Incorporation Date of TOKAI Holdings, TOKAI and VIC TOKAI will perform their respective business, and manage and operate assets thereof with the due care of a prudent manager, and will consult and reach agreement on matters having a material effect on assets and rights and obligations of each party unless specifically set forth in this Plan.

Article 13.	Change of Terms of the Share Transfer and Cancellation of the Share Transfer

During the period after the preparation of this Plan and until the Incorporation Date of TOKAI Holdings, if there is any circumstance causing a material obstacle to the execution of the Share Transfer, including the occurrence of any material change to the financial conditions or the results of operation of TOKAI or VIC TOKAI due to natural disasters or other events, TOKAI and VIC TOKAI may, through mutual consultation between TOKAI and VIC TOKAI, change the terms of the Share Transfer, or cancel the Share Transfer.

Article 14.	Effectiveness of the Plan

This Plan shall become null and void if any one of the following occurs:

(1)	If meeting of shareholders of either of TOKAI or VIC TOKAI provided for in Article 9.1 does not approve the Plan before the day immediately preceding the Incorporation Date of TOKAI Holdings;

(2)	If approval, etc., of the relevant government ministries and agencies, etc., required under domestic or foreign laws and regulations is not obtained, or if conditions or restrictions as causing a material obstacle to the execution of the Share Transfer are imposed on such approval, etc., before the Incorporation Date of TOKAI Holdings.

Article 15.	Consultation

In addition to the matters set forth in this Plan, matters not provided for in this Plan and other matters necessary for the Share Transfer will be separately determined through mutual consultation between TOKAI and VIC TOKAI in accordance with the intent of this Plan.

IN WITNESS WHEREOF, this Plan is prepared in duplicate, with TOKAI and VIC TOKAI each signing and sealing and retaining one executed copy.

November 18, 2010

TOKAI:	TOKAI CORPORATION
6-8, Tokiwa-cho 2-chome, Aoi-ku, Shizuoka-shi, Shizuoka
Masao Saigo [seal]
President

VIC TOKAI:	VIC TOKAI CORPORATION
6-8, Tokiwa-cho 2-chome, Aoi-ku, Shizuoka-shi, Shizuoka
Hiroshi Hayakawa [seal]
President

Exhibit 1 “Articles of Incorporation of TOKAI Holdings Corporation”

ARTICLES OF INCORPORATION

CHAPTER I.      GENERAL PROVISIONS

(Corporate Name)

Article 1.

The name of the Company shall be Kabushiki Kaisha TOKAI Holdings, and shall be expressed in English as “TOKAI Holdings Corporation.”

(Purpose)

Article 2.

1	The purpose of the Company shall be to control and manage the business activities of the companies that operate the following business, or foreign companies that operate business similar thereto, by holding their shares or equity interests:

(1)	Services concerning manufacturing, supply and sales of liquefied petroleum gas, liquefied natural gas, high-pressure gas, and gas equipment, and work and lease of facilities relating to gas;

(2)	Services concerning general gas utility business, community gas utility business, gas pipeline service business, large-volume gas business, and supply of electrical power and steam;

(3)	Sales and lease business of household electric appliances, household groceries, petroleum, etc., automobile supplies, and petroleum equipment;

(4)	Services concerning sales of renewable energy equipment, etc.;

(5)	Services concerning gathering and sales of natural gas and minerals;

(6)	Services concerning manufacturing and sales of poisonous and deleterious substances;

(7)	Services concerning designing, development, manufacturing, processing, sales and inspection of valves, valve components, and various high pressure gas containers;

(8)	Manufacturing, sales, transport, and delivery of potable water utilizing natural water, etc.;

(9)	Services concerning designing, construction, management, and consignment of construction work, civil engineering work, general electrical work, telecommunications work, and other work;

(10)	Services concerning sales, purchase, lease, brokerage, and management of real estate, general construction, and facilities, and sales of household equipment;

(11)	Services concerning creation of land and planning and consulting services thereof;

(12)	Services concerning sales and lease of machinery, appliances and materials for construction work;

(13)	Information system business, software business, information processing/supply service business, dispatch of information processing engineers, and other information service business;

(14)	Telecommunications business under the Telecommunications Business Act, cable television broadcast business under the Cable Television Broadcast Act, and services concerning production, construction, maintenance, manufacturing, sales, lease, and repair, etc., of programs, facilities, equipment, and products, etc., relating to the foregoing business, and introduction of agents and subscribers;

(15)	Cable radio broadcasting business under the Act on Regulation on Cable Radio Broadcasting Services;

(16)	Agency business for satellite color reception contracts for the Japan Broadcasting Corporation;

(17)	Services concerning planning, development, manufacturing, sales, and lease of broadcast equipment, telecommunications equipment, and peripheral equipment thereof;

(18)	Data and voice transmission service business using the Internet, services concerning commercial transactions and settlement processing, and other various information supply service business;

(19)	Services concerning opening of web stores on the Internet and Internet mail order;

(20)	Services concerning security services, agency services thereof, and development, lease, and sales of facilities, equipment, and systems relating to the security services;

(21)	Consulting services for investigation and advice, etc., on crime and disaster prevention;

(22)	Services concerning agency business for non-life insurance and solicitation of life insurance;

(23)	Services concerning arrangement of and assistance for entrustment of specified financial instruments business to insurance companies;

(24)	Services concerning management of wedding facilities for ceremonies and receptions;

(25)	Services concerning management and lease of entertainment facilities such as golf courses, sports facilities, and amusement parks, accommodation facilities such as Japanese-style inns and hotels, and convention facilities such as training institutes;

(26)	Services concerning sales, direct management, and lease of vending machines and entertainment equipment, manufacturing and sale of foods and beverages, and management of restaurants and stores;

(27)	Sales of jewelry and clothing accessories;

(28)	Travel agency business;

(29)	Services concerning manufacturing, repair, sales, and lease of vessels;

(30)	Deep-ocean and coastal fishing;

(31)	Warehousing business;

(32)	Services concerning nursing-case services;

(33)	Credit card business;

(34)	Advertisement promotion business and advertisement agency business;

(35)	Publishing business, production and sales business for sound and video recording, and mail order business;

(36)	Services concerning development, manufacturing, and sale of toys;

(37)	Services concerning manufacturing and sale of cosmetic products, health foods, pharmaceutical products, and quasi pharmaceutical products;

(38)	Services concerning processing and sales of fishery products, agriculture products, and livestock products;

(39)	Geographical survey business;

(40)	Services concerning sales and purchase of securities and foreign exchange;

(41)	Money lending business;

(42)	Export and import businesses of and investigation, research, training, and consulting services for the products and technology relating to each of the foregoing Items; and

(43)	Investment in the business that is necessary for achievement of the purposes of each of the foregoing Items and any services incidental or relating to the same; and

2	The Company may engage in the business listed in each Item of the preceding Paragraph, as well as the business listed below and any services incidental or relating to such business:

(1)	Management, planning, general affairs, personnel affairs, financial related affairs of the group companies, etc., and other services that are deemed necessary; and

(2)	Concentration and distribution of funds, loan services, and management services for surplus funds for the group companies, etc.

(Location of Head Office)

Article 3.

The Company shall have its head office in Shizuoka-shi, Shizuoka.

(Organization)

Article 4.

The Company shall have the following bodies, in addition to the meeting of shareholders and the Directors:

(1)	Board of Directors;

(2)	Corporate Auditors;

(3)	Board of Corporate Auditors; and

(4)	Accounting Auditor.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be in the form of electronic notices; provided, however, that in cases where the Company’s public notices cannot be given by electronic means due to accidents or other unavoidable causes, the public notices shall be published in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The total number of shares authorized to be issued by the Company shall be three hundred million (300,000,000) shares.

(Acquisition of its Own Shares)

Article 7.

The Company may acquire its own shares by market transactions, etc., pursuant to a resolution of the Board of Directors in accordance with Article 165(2) of the Companies Act.

(Number of Shares Constituting One (1) Unit)

Article 8.

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

(Rights to Shares Constituting Less than One (1) Unit)

Article 9.

The shareholders of the Company shall not be entitled to exercise any rights other than those listed below in relation to the shares constituting less than one (1) unit.

(1)	The rights provided for in each Item of Article 189(2) of the Companies Act;

(2)	The right to make a request in accordance with Article 166(1) of the Companies Act;

(3)	The right to receive allotments of shares for subscription and share options for subscription in accordance with the number of shares held by the shareholders; and

(4)	The right to make a request that is provided for in Article 10 herein.

(Request to Sell Shares Constituting Less than One (1) Unit)

Article 10.

The shareholders of the Company with shares constituting less than one (1) unit may request the Company, in accordance with the provisions of the Share Handling Regulations, to sell certain numbers of shares so that, together with their shares constituting less than one (1) unit, amount to constitute one (1) unit.

(Shareholder Register Manager)

Article 11.

1.	The Company shall have a shareholder register manager.

2.	The appointment of the shareholder register manager and its place of business shall be determined by a resolution of the Board of Directors.

3.	The preparation and storage of the shareholder register and the register of share options, as well as other administrative matters relating to such registers shall be commissioned to the shareholder register manager, and the Company shall not handle such matters.

(Share Handling Regulations)

Article 12.

The procedures for exercising the shareholders’ rights in the Company, as well as other handling of shares and share options of the Company and the fees thereof shall be governed by laws and regulations and these Articles of Incorporation and the Share Handling Regulations which will be determined by the Board of Directors.

CHAPTER III. MEETING OF SHAREHOLDERS

(Convocation of a Meeting of Shareholders)

Article 13.

An ordinary meeting of shareholders of the Company shall be convened within three (3) months from the day following the end of each business year, and an extraordinary meeting of shareholders shall be convened whenever necessary.

(Record Date of Ordinary Meeting of Shareholders)

Article 14.

The Company shall have the shareholders with voting rights, who have been entered or recorded in the final shareholder register as of March 31 of each year, to be the shareholders who are entitled to exercise their rights at the ordinary meeting of shareholders held for such business year.

(Convener of a Meeting of Shareholders)

Article 15.

Unless otherwise provided for by laws and regulations, the Director-President shall convene the meeting of shareholders by a resolution of the Board of Directors. If the Director-President is unable to convene the meeting of shareholders, one of the other Directors shall convene the meeting of shareholders in accordance with an order determined by the Board of Directors in advance.

(Internet Disclosure and Deemed Provision of Reference Documents of a Meeting of Shareholders)

Article 16.

Upon convocation of a meeting of shareholders, by disclosure through a method using the internet in accordance with the applicable ordinance of the Ministry of Justice, the Company may be deemed to have provided its shareholders with the information relating to the matters to be described or indicated in the reference documents of the meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements.

(Chairman)

Article 17.

The Director-President shall act as chairman of a meeting of shareholders. If the Director-President is unable to act as chairman, one of the other Directors shall act in his or her place in accordance with an order determined by the Board of Directors in advance.

(Authority of the Chairman)

Article 18.

1.	The Chairman of a meeting of shareholders shall maintain the order of such meeting and regulate the proceedings.

2.	The Chairman of a meeting of shareholders may issue necessary orders to maintain the order of such meeting and require any person who does not comply with such orders to leave the meeting venue.

(Resolution Method)

Article 19.

1.	Unless otherwise provided for by laws and regulations or these Articles of Incorporation, a resolution of a meeting of shareholders shall be adopted by the majority of the votes of shareholders present at such meeting who are entitled to exercise voting rights at such meeting.

2.	The resolution provided for in Article 309(2) of the Companies Act shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present and by at least two-thirds (2/3) of the votes of such shareholders present.

(Exercise of Voting Rights by Proxy)

Article 20.

A shareholder may designate another shareholder of the Company with voting rights as a proxy to exercise the designating shareholder’s voting rights; provided, however, that such shareholder or proxy must submit a document evidencing the proxy power to the Company for each meeting of shareholders.

(Minutes)

Article 21.

The substance of the proceedings at a meeting of shareholders and the results thereof, as well as other matters provided for in laws and regulations, shall be entered or recorded in the minutes.

CHAPTER IV. DIRECTORS

AND BOARD OF DIRECTORS

(Number of Directors)

Article 22.

The Company shall have ten (10) or less Directors.

(Election Method of Directors)

Article 23.

1.	The Directors shall be elected at the meeting of shareholders.

2.	A resolution for the election of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by a majority of the votes of such shareholders present.

3.	No cumulative voting shall be adopted for the resolution for election of Directors.

(Term of Office)

Article 24.

1.	The term of office of a Director shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within two (2) years after his or her election to office.

2.	The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of office of the other Directors then in office.

(Election of the Representative Director and Directors with Specific Titles)

Article 25.

1.	The Board of Directors may elect one (1) Director-Chairman out of the Directors by its resolution. In addition, the Board of Directors may elect one (1) Director-Chairman and several Director-Vice-President(s) out of the Directors.

2.	A Representative Director shall be elected by a resolution of the Board of Directors.

(Election of Advisers and Counselors)

Article 26.

The Board of Directors may, by its resolution, elect several advisers and counselors for the Company.

(Remuneration, etc.)

Article 27.

The remuneration or bonuses, retirement benefits or any other property benefits to be received from the Company in consideration for execution of duties (“Remuneration, etc.”) by the Directors shall be determined by a resolution of a meeting of shareholders.

(Convener and Chairman of a Meeting of the Board of Directors)

Article 28.

Unless otherwise provided for by laws and regulations, the Director-Chairman shall convene the meeting of the Board of Directors and act as chairman at the meeting. If there is no Director-Chairman or the Director-Chairman is unable to convene the meeting of the Board of Directors, the Director-President shall convene the Board of Directors and act as chairman, and if the Director-President is unable to convene the meeting of the Board of Directors, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall convene the meeting of the Board of Directors and act as chairman.

(Convocation Notice for a Meeting of the Board of Directors)

Article 29.

The convocation notice for a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three (3) days prior to the schedule date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

(Method of Resolution of the Board of Directors)

Article 30.

1.	A resolution of the Board of Directors shall be adopted when a majority of the Directors who are entitled to participate in the voting are present, and by a majority of votes of such Directors present.

2.	The Company shall deem that a resolution of the Board of Directors has been adopted in the case where the criteria set forth in Article 370 of the Companies Act have been satisfied.

(Preparation of Minutes of a Meeting of the Board of Directors)

Article 31.

The substance of the proceedings at a meeting of the Board of Directors and the results thereof, as well as other matters provided for in laws and regulations, shall be entered or recorded in the minutes, and the Directors and Corporate Auditors present shall sign or affix their names and seals or electronic signatures thereto.

(Regulations of the Board of Directors)

Article 32.

Matters regarding the Board of Directors shall be prescribed by the Regulations of the Board of Directors determined by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

CHAPTER V. CORPORATE AUDITORS AND

BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors)

Article 33.

The Company shall have four (4) or less Corporate Auditors.

(Election Method of Corporate Auditors)

Article 34.

1.	The Corporate Auditors shall be elected at the meeting of shareholders.

2.	A resolution for election of Corporate Auditors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights of the shareholders entitled to exercise voting rights are present, and by a majority of votes of such shareholders present.

(Term of Office of Corporate Auditors)

Article 35.

1.	The term of office of a Corporate Auditor shall expire at the end of the ordinary meeting of shareholders that relates to the latest business year ending within four (4) years after his or her election to office.

2.	The term of office of a Corporate Auditor elected to fill a vacancy of a Corporate Auditor who resigned before the expiration of the term of office shall expire when the remaining term of his or her predecessor expires.

(Effect of Election of Substitute Corporate Auditors)

Article 36.

The effective period of a resolution pertaining to the election of a substitute Corporate Auditor shall expire on the commencement of the ordinary meeting of shareholders that relates to the latest business year ending within four (4) years after his or her election to office.

(Full-time Corporate Auditor)

Article 37.

A Full-time Corporate Auditor shall be elected by a resolution of the Board of Corporate Auditors.

(Remuneration, etc.)

Article 38.

The Remuneration, etc., of a Corporate Auditor shall be determined by a resolution of a meeting of shareholders.

(Convocation Notice for a Meeting of the Board of Corporate Auditors)

Article 39.

The convocation notice for a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

(Method of Resolution of the Board of Corporate Auditors)

Article 40.

Unless otherwise provided for by laws and regulations, a resolution of the Board of Corporate Auditors shall be adopted by a majority of the Corporate Auditors.

(Preparation of Minutes of a Meeting of the Board of Corporate Auditors)

Article 41.

The substance of the proceedings at a meeting of the Board of Corporate Auditors and the results thereof, as well as other matters provided for in laws and regulations, shall be entered or recorded in the minutes, and the Corporate Auditors present shall sign or affix their names and seals or electronic signatures thereto.

(Regulations of the Board of Corporate Auditors)

Article 42.

Matters regarding the Board of Corporate Auditors shall be prescribed by the Regulations of the Board of Corporate Auditors determined by the Board of Corporate Auditors, in addition to laws and regulations and these Articles of Incorporation.

CHAPTER VI. ACCOUNTING AUDITORS

(Election Method)

Article 43.

The Accounting Auditors shall be elected at a meeting of shareholders.

(Term of Office)

Article 44.

1.	The term of office of an Accounting Auditor shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within one (1) year after his or her election to office.

2.	Unless otherwise resolved at the ordinary meeting of shareholders referred to in the preceding Paragraph, Accounting Auditors shall be deemed to have been re-elected at such ordinary meeting of shareholders.

(Remuneration, etc.)

Article 45.

The Remuneration, etc., of Accounting Auditors shall be determined by the Representative Director upon obtaining consent of the Board of Corporate Auditors.

CHAPTER VII. ACCOUNTING

(Business Year)

Article 46.

The business year of the Company shall be one (1) year beginning on April 1 of each year and ending on March 31 of the following year.

(Record Date for Dividends of Surplus)

Article 47.

The Company shall pay a year-end dividend to shareholders or registered pledgees of shares whose names have been entered or recorded in the final shareholder register as of March 31 of each year.

(Record Date for Interim Dividends)

Article 48.

The Company may, by resolution of the Board of Directors, pay an interim dividend to shareholders or registered pledgees of shares whose names have been entered or recorded in the final shareholder register as of September 30 of each year.

(Exclusion Period for Dividends)

Article 49.

If the dividends are to be paid in cash, the Company shall be released from its obligation to pay such dividends which remain unclaimed for more than three (3) years after the date on which such dividends first became payable.

CHAPTER VIII. SUPPLEMENTARY PROVISIONS

(Method of Establishment)

Article 1.

The establishment of the Company shall be by way of a share transfer set forth in Article 772 of the

Companies Act.

(Initial Business Year)

Article 2.

Notwithstanding the provision of Article 46, the initial business year of the Company shall be from the incorporation date of the Company until March 31, 2012.

(Officers’ Remuneration, etc.)

Article 3.

Notwithstanding the provision of Articles 27 and 38, for the Directors and Corporate Auditors of the Company, the total amount of the Remuneration, etc., for the term starting from the date of the incorporation of the Company and until the conclusion of the first ordinary meeting of shareholders, shall be as follows:

(1)	Directors

The annual amount of Directors’ Remuneration, etc., shall be JPY 350,000,000 or less.

(2)	Corporate Auditors

The annual amount of Corporate Auditors’ Remuneration, etc., shall be JPY 60,000,000 or less.

(Deletion of Supplementary Provisions)

Article 4.

These supplementary provisions shall be deleted at the conclusion of the initial ordinary meeting of shareholders.

End

Exhibit 2

Outline of Series 3 Share Options under the TOKAI Share Transfer Plan

1.	Name of the share options

Series 3 Share Options of TOKAI CORPORATION

2.	Class and number of shares subject to the share options

Class of shares subject to the share options shall be shares of common stock of TOKAI CORPORATION (the “Company”), and the number of shares subject to each share option shall be 1000 shares; provided, however, that in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company, the number of shares which are subject to each share option shall be adjusted in accordance with following formula; provided, further, that this adjustment shall apply only to the number of shares that are subject to each share option which has not been exercised as at the time of adjustment, and any fractions less than one share shall be disregarded. Subparagraph 5(2)(a) below shall be applied mutatis mutandis to the date for application of the number of shares after adjustment.

Number of shares to be granted after adjustment	=	Number of shares to be granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company conducts an absorption-type merger or consolidation-type merger with another company or conducts an incorporation-type company split or absorption-type split, the Company shall adjust the number of shares to the extent necessary.

In the event the Company makes any adjustment to the number of shares subject to each share option, the Company shall publish public notice or provide notice to holders of share options as recorded on register of the share options (the “Share Option Holders”) by no later than one day prior to the application date of the number of shares after adjustment; provided, however, that if the Company is unable to publish public notice or provide notification by no later than one day prior to such application date, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

3.	Issue price and issue date of each share option

Each share option shall be issued without any consideration, and the issue date shall be August 17, 2004.

4.	Consideration amount to be paid-in upon exercise of the share options

The consideration amount to be paid-in upon exercise of each share option shall be equal to “A” multiplied by “B”; where “A” means JPY 467, which is the per share paid-in amount for each share to be issued or transferred upon exercise of a share option (the “Exercise Price”), and “B” means the number of shares that are the subject of a share option.

5.	Adjustment of the Exercise Price

(1)	If any of the following events occur after the issue date for the share options, the Exercise Price shall be adjusted in accordance with following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen shall be rounded up.

In the event the Company conducts a stock split or issuance of new shares or a disposal of treasury stocks at the price below market value, each in relation to the shares of common stock of the Company (excluding those as a result of (i) exercise of the share options; (ii) transfer of treasury stocks under Supplementary Provision 5(2) of Act on the Partial Revision of the Commercial Code, etc. (Act No.79 of 2001); (iii) conversion of convertible bonds under the Commercial Code before the enforcement of the Act on the Partial Revision of the Commercial Code, etc. (Act No.128 of 2001); and (iv) exercise of a share warrant or a share subscription right under Article 280-19 of the Commercial Code):

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Number of newly issued shares	x	Paid-in amount per share
Market value before stock split or issuance of new shares

				Shares outstanding	+	Number of stock split or newly issued shares

(a)

The term “market value” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of the Company on the Tokyo Stock Exchange during the 30 day period (excluding the days that no transaction has been contracted), starting from the 45th transaction days prior to the “date for application of Exercise Price after adjustment” as stipulated in Subparagraph (2) below (the “Application Date for Exercise Price After Adjustment”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(b)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the total number of treasury stocks of common stock of the Company held by the Company on (i) the allotment day to the shareholders, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date for Exercise Price After Adjustment, “Y” means the total number of issued shares of common stock of the Company on that day.

(c)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	Date for application of Exercise Price after adjustment shall be calculated as follows:

(a)

If stock split occurs to the shares of common stock of the Company, Exercise Price after adjustment, which is adjusted pursuant to Subparagraph (1) above, shall be applied from the following day of the allotment day to the shareholders; provided, however, that if occurrence of a stock split is subject to the proposal concerning capitalization of distributable profit being approved at the ordinary meeting of shareholders of the Company and the allotment day of the shares to the shareholders for the purpose of such stock split will be set to a day prior to the closing of such ordinary meeting of shareholders of the Company, Exercise Price after adjustment, immediately after the approval of such meeting of shareholders, shall be applied retrospectively to the point in time immediately after the said allotment day of the shares to the shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the following day of the allotment day of the shares to the shareholders and ending on the closing day of the said meeting of shareholders (number of shares issued or transferred as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Approval”), the number of shares of common stock of the Company calculated by the following formula shall be newly issued, and any fractions less than one share generated as a result of such calculation shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	x	Number of shares exercised before stock split
Exercise Price after adjustment

(b)	If issuance of new shares or disposal of treasury stocks of the common stock of the Company at prices below market value occurs, Exercise Price after adjustment, which is adjusted pursuant to Subparagraph (1) above, shall be applied from the following day of the payment day (if there is an allotment day to the shareholders, then it shall be applied from the following day of such allotment day).

(3)	In the event the Company makes an adjustment to the Exercise Price, the Company shall publish public notice or notify the Share Option Holders by no later than one day prior to the Application Date for Exercise Price After Adjustment, provided, however, that if the Company is unable to publish public notice or make notification by no later than one day prior to such Application Date for Exercise Price After Adjustment, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

6.	Exercise period of the share options

From July 1, 2006 to June 30, 2011

7.	Other conditions for the exercise of the share options

(1)	Within persons allotted with a share option (the “Share Option Holders”), directors, corporate auditors and employees of the Company or its subsidiary shall be required to hold such position thereto at the time of the exercise of the share option, unless such person has resigned from such position upon expiration of an appointed term of office, faced mandatory retirement or has any other legitimate reason.

(2)	The share options may not be transferred to a third party, be the subject of any pledge, be inherited or be disposed in any other way.

(3)	The share options may not be exercised partially.

(4)	Any other conditions shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Option Holders.

8.	Retirement events and conditions of the share options

(1)	If meeting of shareholders of the Company approves a proposal of a merger agreement under which the Company will be a dissolving company, or meeting of shareholders of the Company approves a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may cancel the share options without consideration.

(2)	The Company may cancel unexercised share options that are acquired and held by the Company at anytime without consideration.

9.	Restriction on transfer of the share options

Transfer of the share options shall be subject to the approval of the board of directors of the Company.

10.	Issuance of the share option certificates

The share option certificates shall be issued if and only if a Share Option Holder makes a request thereof.

11.	The amount of the issue price of the shares that will not be capitalized in the event of issuance of new shares upon exercise of the share options

The amount shall be calculated by subtracting the amount of the stated capital to be increased from the Exercise Price. The amount of the stated capital to be increased shall be equal to 50% of the amount of Exercise Price, and any fraction less than one yen shall be rounded up to the nearest one yen.

12.	Calculation of dividend of profit in the event of issuance of new shares upon exercise of the share options

The first dividends of profit or interim dividends for the shares of common stock of the Company to be issued upon the exercise of the share options shall be paid as follows; (i) if the share options have been exercised between April 1 through September 30 in each year, April 1 of such year shall be deemed as the date of the issuance of relevant shares and dividends shall be paid accordingly; and (ii) if the share options have been exercised between October 1 through March 31 of the following year in each year, October 1 of such year shall be deemed as the date of the issuance of relevant shares and dividends shall be paid accordingly.

13.	Succession of the share options by wholly-owning parent company through share-for-share exchange or share transfer, under which the Company becomes a wholly-owned subsidiary, and determination policies concerning details of the share options after the succession

In the event the Company conducts a share-for-share exchange or share transfer under which the Company becomes a wholly-owned subsidiary, obligations in relation to the share options that are not exercised or cancelled at that time may be succeeded to the company becoming the wholly-owning parent company (the “Wholly-Owning Parent Company”) through share-for-share exchange or share transfer pursuant to the following determination policies.

Provided, however, that foregoing shall only apply if (a) proposal of a share-for-share exchange agreement to be entered into by and between the Company and the Wholly-Owning Parent Company or a share transfer, as applicable, is approved at the meeting of shareholders of the Company, and (b) such proposal stipulates that the Wholly-Owning Parent Company will succeed obligations of the share options pursuant to the following determination policies upon the share-for-share exchange or share transfer, as applicable.

(1)	Class of shares of the Wholly-Owning Parent Company subject to the share options

Shares of common stock of the Wholly-Owning Parent Company

(2)	Number of shares of the Wholly-Owning Parent Company subject to the share options

The number after reasonable adjustment has been made to the number of shares subject to each share option, taking into consideration the conditions, etc. of the share-for-share exchange or share transfer (the “Number of Shares After Succession”).

(3)	Amount to be paid-in upon exercise of each share option

The amount after reasonable adjustment has been made to the Exercise Price, taking into consideration the conditions, etc. of the share-for-share exchange or share transfer, multiplied by the Number of Shares After Succession.

(4)	Exercise period of the share options

Starting from the first day of the exercise period of the share options as stipulated in Paragraph 6 above or the day of the share-for-share exchange or share transfer, whichever comes later, and ending on the day of last day of the exercise period of the share options as stipulated in Paragraph 6 above.

(5)	Other conditions for the exercise of the share options and retirement events and conditions of the share options

It shall be determined in accordance with Paragraphs 7 and 8 as stipulated above.

(6)	Restriction on transfer of the share options

Transfer of the share options shall be subject to the approval of the board of directors of the Wholly-Owning Company.

Exhibit 3

Outline of Series 1 Share Options of TOKAI Holdings Corporation

1.	Name of the share options

Series 1 Share Options of TOKAI Holdings Corporation

2.	Class and number of shares subject to the share options

The class of shares subject to the share options shall be shares of common stock of TOKAI Holdings Corporation (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 1,000 shares; provided, however, that in the event TOKAI CORPORATION conducts a stock split (including the allotment of the shares of common stock without consideration, and the same applies hereinafter in this Exhibit) or stock consolidation in relation to the shares of common stock of TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the issuance of the share options, the number of shares which are subject to each share option shall be adjusted in accordance with following formula; provided, further, that this adjustment applies only to the number of shares that are subject to each share option which has not been exercised as at the time of adjustment, and any fractions less than one share shall be disregarded. Subparagraph 5(2)(a) below shall be applied mutatis mutandis to the date for application of the number of shares after adjustment.

Number of Shares to be Granted after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, the Company shall adjust the number of shares to the extent necessary if TOKAI CORPORATION conducts an absorption-type merger or incorporation-type merger with other companies or conducts incorporation-type company split or absorption-type company split during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts an absorption-type merger or incorporation-type merger with other companies or conducts an incorporation-type company split or absorption-type company split after the issuance of share options.

In the event the Company makes an adjustment to the number of shares that are subject to each share option, the Company shall publish a public notice or provide notice to holders of share options as recorded on a register of the share options (the “Share Option Holders”) by no later than one day prior to the application date of the number of shares after adjustment. If the Company is unable to publish a public notice or provide notification by no later than one day prior to such application date, the Company shall publish a public notice or shall provide notification to the Share Option Holders promptly thereafter.

3.	Paid-in amount of the share options

Payment of consideration is not required for the share options.

4.	Value of assets to be contributed upon exercise of the share options

The amount to be paid in upon exercise of the share options will equal “A” multiplied by “B”; where “A” means JPY 467, which is the per share amount to be paid in for the shares that are issued or transferred through exercise of the share options (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

5.	Adjustment of the Exercise Price

(1)	In the event either of the following (a) or (b) occurs, the Exercise Price shall be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

In the event TOKAI CORPORATION conducts a stock split, or issues new shares or dispose the treasury stocks at a price below market value in relation to the shares of common stock of TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company (excluding those as a result of (i) exercise of the share options; (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) conversion of convertible bonds under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); or (iv) exercise of a share warrant or a share subscription right under Article 280-19 of the Commercial Code), or in the event the Company conducts a stock split or issues new shares at a price below market value in relation to the shares of common stock of the Company after the issuance of the share options (excluding those as a result of (i) exercise of the share options; (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 79 of 2001); (iii) conversion of convertible bonds under the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001); or (iv) exercise of a share warrant or a share subscription right under Article 280-19 of the Commercial Code).

Exercise Price after adjustment		Exercise Price before adjustment				Number of newly issued shares	x	Paid-in amount per share
	=		X	Shares outstanding	+	Market value before stock split or issuance of new shares
				Shares outstanding	+	Number of stock split or newly issued shares

(a)

The term “market value” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of TOKAI CORPORATION or the Company on the Tokyo Stock Exchange during the 30 day period (excluding the days that no transaction has been contracted), starting from the 45th transaction day prior to the “date for application of Exercise Price after adjustment” as stipulated in Subparagraph (2) below (the “Application Date for Exercise Price After Adjustment”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(b)

The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of TOKAI CORPORATION or the Company held by TOKAI CORPORATION or the Company on (i) the allotment day of the shares to the shareholders, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date for Exercise Price After Adjustment, and “Y” means the total number of issued shares of common stock of TOKAI CORPORATION or the Company on that day.

(c)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	Date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	If a stock split occurs to the shares of common stock of TOKAI CORPORATION or the Company, Exercise Price after adjustment, which is adjusted pursuant to Subparagraph (1) above, shall be applied from the following day of the allotment day of the shares to the shareholders; provided, however, that if occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of the amount of stated capital being approved at the ordinary meeting of shareholders of TOKAI CORPORATION or the Company and the allotment day of the shares to the shareholders for the purpose of such stock split will be set to a day prior to the closing of such ordinary meeting of shareholders of TOKAI CORPORATION or the Company, then the Exercise Price after adjustment shall be applied retrospectively to the point of time immediately following the said allotment day of the shares to the shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the day immediately following the day of the allotment day of the shares to the shareholders and ending on the closing day of the said meeting of shareholders (number of shares issued or transferred as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Approval”), the number of shares of common stock of the Company calculated by the following formula shall be newly issued, and any fractions less than one share generated as a result of such calculation shall be disregarded.

Number of newly issued	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split
shares				Exercise Price after adjustment

(b)	If issuance of new shares or disposal of treasury stocks of the common stock of TOKAI CORPORATION or the Company at a price below market value occurs, Exercise Price after adjustment, which is adjusted pursuant to Subparagraph (1) above, shall be applied from the following day of the payment day (if there is an allotment day of the shares to the shareholders, then it shall be applied from the following day of such allotment day).

(3)	In the event the Company makes an adjustment to the Exercise Price, the Company shall publish public notice or notify the Share Option Holders by no later than one day prior to the Application Date for Exercise Price After Adjustment. If the Company is unable to publish public notice or provide notification by no later than one day prior to such Application Date for Exercise Price After Adjustment, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

6.	Exercise period of the share options

From April 1, 2011 to June 30, 2011

7.	Other conditions for the exercise of the share options

(1)	Within persons allotted with a share option (the “Share Option Holders”), directors, corporate auditors and employees of the Company or its subsidiary shall be required to hold such position thereto at the time of the exercise of the share option, unless such person has resigned from such position upon expiration of an appointed term of office, faced mandatory retirement or has any other legitimate reason.

(2)	The share options may not be transferred to a third party, be the subject of any pledge, be inherited, or be disposed in any other way.

(3)	The share options may not be exercised partially.

(4)	Any other conditions are to be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Option Holders.

8.	Call option event of the share options by the Company

(1)	If meeting of shareholders of the Company approves a proposal of a merger agreement under which the Company will be a dissolving company, or meeting of shareholders of the Company approves a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without consideration.

(2)	The Company may acquire unexercised share options that are acquired and held by the Company, at any time without consideration.

9.	Restriction on acquisition of the share options by transfer

Acquisitions of the share options by transfer are subject to the approval of the board of directors of the Company.

10.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

11.	Calculation of dividend of surplus in the event of issuance of new shares upon exercise of the share options

The first dividends of surplus (including interim dividends) for the shares of common stock of the Company to be issued upon the exercise of the share options shall be paid as follows; (i) if the share options have been exercised between April 1 through September 30 in each year, April 1 of such year shall be deemed as the date of the issuance of relevant shares and dividends shall be paid accordingly; and (ii) if the share options have been exercised between October 1 through March 31 of the following year in each year, October 1 of such year shall be deemed as the date of the issuance of relevant shares and dividends shall be paid accordingly.

12.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the exercise period of the share option, as set forth in Paragraph 6 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the exercise period of the share option, as set forth in Paragraph 6 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 10 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 7 above

13.	Day of allotment of the share options

Date of incorporation of the Company

14.	Method to exercise the share options and method of the payment with respect thereto

(1)	In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options, and “B” means the number of the share options subject to the exercise.

15.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options become the shareholders of the shares of common stock of the Company that are subject to the share options.

(2)	Immediately after the completion of the exercise procedures, the Company will take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

16.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options, and any such change is deemed to be an integral part of this outline.

17.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

18.	The Company delegates any other matter necessary with respect to the share option to the discretion of the representative directors.

End

Exhibit 4

Outline of Series 4 Share Options under the TOKAI Share Transfer Plan

1.	Name of the share options for offering

Series 4 Share Options of TOKAI CORPORATION

2.	Class and number of shares subject to the share options for offering

The class of shares subject to the share options for offering shall be shares of common stock of TOKAI CORPORATION (the “Company”), and the number of shares subject to each share option for offering (the “Number of Shares to be Granted”) shall be 500 shares. In the event the Company conducts a stock split (including the allotment of the shares of common stock of the Company without consideration, and the same applies hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of the Company, the number of shares which are subject to each share option shall be adjusted in accordance with following formula. Subparagraph 4(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the foregoing, in the event where it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the same to a reasonable extent.

Any fractions less than one share generated as a result of the above adjustment will be disregarded. In the event the Company makes an adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options for offering as recorded on a register of the share options (the “Share Option Holders”), or publish a public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment. If the Company is unable to provide notification or publish the public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or shall publish a public notice promptly thereafter.

3.	Value of assets to be contributed upon exercise of the share options for offering

The value of assets to be contributed upon exercise of the share options for offering will equal “A” multiplied by “B”; where “A” means JPY 465, which is the per share amount to be paid in upon exercise of the share options for offering (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	After the allotment day, if the Company conducts either of the following (a) or (b), the Exercise Price will respectively be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

(a)	In the event the Company conducts a stock split or stock consolidation.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event the Company issues new shares at a price below market value (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sale to holder of shares less than one unit); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); (iv) conversion of securities that will or may be converted to the shares of common stock of the Company; or (v) exercise of the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of the Company).

Exercise Price after adjustment		Exercise Price before adjustment
				Shares outstanding		Number of newly issued shares	x	Paid-in amount per share
	=		x		+	Market value before issuance of new shares
				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter) of regular transactions of the shares of common stock of the Company on the Tokyo Stock Exchange during the 30 day period (excluding any day on which no closing price is available), starting from the 45th transaction day prior to the date for application of Exercise Price after adjustment as stipulated in Subparagraph (2) below (the “Application Date”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of the Company held by the Company on (i) the record date, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, and “Y” means the total number of issued shares of common stock of the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	The date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	In the event adjustment is made pursuant to Subparagraph (1)(a) above, Exercise Price after adjustment shall be applied from: for a stock split, the day immediately following the record date of the stock split (or, if the Company does not set the record date, the effective date of the stock split); or, for stock consolidation, the day immediately following the effective date of the stock consolidation; provided, however, that if the occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of stated capital or capital reserves being approved at the ordinary meeting of shareholders of the Company, then the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the said record date, after the day immediately following the closing day of such meeting of shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options for offering during the period between the day immediately following the record date and the closing day of the said meeting of shareholders (number of shares to be granted as a result of such exercise of the share options for offering shall be the “Number of Exercised Shares Before Stock Split”), number of shares of common stock of the Company to be granted will be adjusted in accordance with the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split
Exercise Price after adjustment

(b)	In the event the adjustment is made pursuant to Subparagraph (1)(b) above, Exercise Price after adjustment shall be applied from the day following the day on which the payment for issuance of new shares or disposal of treasury stocks is made (or, if the Company sets a payment period, the last day of such payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In addition to the events under Subparagraph (1)(a) and (b) above, in the event the Company allots other class shares to the shareholders of the shares of common stock of the Company without consideration, or distributes the shares of other companies to the shareholders of the shares of common stock of the Company, or otherwise where it is appropriate to adjust the Exercise Price, the Company may adjust the Exercise Price to an extent that is reasonable, taking into consideration matters such as the terms of such allotment or distribution.

(4)	In the event the Company makes an adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish a public notice by no later than one day prior to the Application Date. If the Company is unable to provide notification or publish a public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish a public notice promptly thereafter.

5.	The period of time during which the share options for offering may be exercised

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options for offering

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options for offering shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options for offering will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options for offering by transfer

Acquisitions of the share options for offering by transfer will be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options for offering, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options for offering (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement on fractions less than one share generated upon exercise of the share options for offering

If there is any fraction less than one share in the number of shares to be delivered to the Share Option Holders who exercised the share options for offering, such fraction will be disregarded.

11.	Other condition of exercise of the share options for offering

In the event the Share Option Holders waives the share options for offering, such share options for offering may not be exercised.

12.	Paid-in amount of the share options for offering

Payment of consideration is not required for the share options.

End

Exhibit 5

Outline of Series 2 Share Options of TOKAI Holdings Corporation

1.	Name of the share options

Series 2 Share Options of TOKAI Holdings Corporation

2.	Class and number of shares subject to the share options

The class of shares subject to the Series 2 Share Options of TOKAI Holdings Corporation shall be shares of common stock of TOKAI Holdings Corporation (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 500 shares. In the event TOKAI CORPORATION conducts a stock split (including the allotment of the shares of common stock without consideration, and the same applies hereinafter in this Exhibit) or stock consolidation in relation to the shares of common stock of TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the issuance of the share options, the Number of Shares to be Granted shall be adjusted in accordance with following formula.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the foregoing, in the event where it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the same to a reasonable extent.

Any fractions less than one share generated as a result of the above adjustment will be disregarded. In the event the Company makes an adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options as recorded on a register of the share options (the “Share Option Holders”), or publish a public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment. If the Company is unable to provide notification or publish the public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or shall publish a public notice promptly thereafter.

3.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options will equal “A” multiplied by “B”; where “A” means JPY 465, which is the per share amount to be paid in upon exercise of the share options (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	In the event either of the following (a) or (b) is conducted, the Exercise Price will respectively be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

(a)	In the event TOKAI CORPORATION conducts a stock split or stock consolidation in relation to the shares of common stock of TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the issuance of the share options.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event TOKAI CORPORATION issues the new shares in relation to the shares of common stock of TOKAI CORPORATION at a price below market value during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sales to holder of shares less than one unit); or (ii) conversion or exercise of the securities that will or may be converted to the shares of common stock of TOKAI CORPORATION or the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of TOKAI CORPORATION), or in the event the Company issues new shares at a price below market value after the issuance of the share options (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sale to holder of shares less than one unit); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); (iv) conversion of securities that will or may be converted to the shares of common stock of the Company; or (v) exercise of the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of the Company).

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Number of newly issued shares	x	Paid-in amount per share
Market value before issuance of new shares
				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of TOKAI CORPORATION or the Company on the Tokyo Stock Exchange during the 30 day period (excluding any day on which no closing price is available), starting from the 45th transaction day prior to the date for application of Exercise Price after adjustment as stipulated in Subparagraph (2) below (the “Application Date”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise

Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of TOKAI CORPORATION or the Company held by TOKAI CORPORATION or the Company on (i) the record date, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, and “Y” means the total number of issued shares of common stock of TOKAI CORPORATION or the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	The date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	In the event adjustment is made pursuant to Subparagraph (1)(a) above, Exercise Price after adjustment shall be applied from: for a stock split, the day immediately following the record date of the stock split (or, if the Company does not set the record date, the effective date of the stock split); or, for stock consolidation, the day immediately following the effective date of the stock consolidation; provided, however, that if the occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of stated capital or capital reserves being approved at the ordinary meeting of shareholders of TOKAI CORPORATION or the Company, then the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the said record date, after the day immediately following the closing day of such meeting of shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the day immediately following the record date and the closing day of the said meeting of shareholders (number of shares to be granted as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Stock Split”), number of shares of common stock of the Company to be granted will be adjusted in accordance with the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split
Exercise Price after adjustment

(b)	In the event the adjustment is made pursuant to Subparagraph (1)(b) above, Exercise Price after adjustment shall be applied from the day following the day on which the payment for issuance of new shares or disposal of treasury stocks is made (or, if the Company sets a payment period, the last day of such payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In addition to the events under Subparagraph (1)(a) and (b) above, in the event the Company allots other class shares to the shareholders of the shares of common stock of the Company without consideration, or distributes the shares of other companies to the shareholders of the shares of common stock of the Company, or otherwise where it is appropriate to adjust the Exercise Price, the Company may adjust the Exercise Price to an extent that is reasonable, taking into consideration matters such as the terms of such allotment or distribution.

(4)

In the event the Company makes an adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish a public notice by no later than one day prior to the Application Date. If the Company is unable to provide notification or publish a public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish a public notice promptly thereafter.

5.	The exercise period of the share option

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options by transfer

Acquisitions of the share options by transfer will be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the exercise period of the share option, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the exercise period of the share option, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement on fractions less than one share generated upon exercise of the share options

If there is any fraction less than one share in the number of shares to be delivered to the Share Option Holders who exercised the share options, such fraction will be disregarded.

11.	Other condition of exercise of the share options

In the event the Share Option Holders waives the share options, such share options may not be exercised.

12.	Paid-in amount of the share options

Payment of consideration is not required for the share options.

13.	Day of allotment of the share options

Date of incorporation of the Company

14.	Method to exercise the share options and method of the payment with respect thereto

(1)	In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph (2), “A” means the value of assets to be contributed upon exercise of each of the share options, and “B” means the number of the share options subject to the exercise.

15.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options become the shareholders of the shares of common stock of the Company that are subject to the share options.

(2)	Immediately after the completion of the exercise procedures, the Company will take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

16.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options, and any such change is deemed to be an integral part of this outline.

17.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

18.	The Company delegates any other matter necessary with respect to the share option to the discretion of the representative directors.

End

Exhibit 6

Outline of Series 5 Share Options under the TOKAI Share Transfer Plan

1.	Name of the share options for offering

Series 5 Share Options of TOKAI CORPORATION

2.	Class and number of shares subject to the share options for offering

The class of shares subject to the share options for offering shall be shares of common stock of TOKAI CORPORATION (the “Company”), and the number of shares subject to each share option for offering (the “Number of Shares to be Granted”) shall be 500 shares. In the event the Company conducts a stock split (including the allotment of the shares of common stock of the Company without consideration, and the same applies hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of the Company, the number of shares which are subject to each share option shall be adjusted in accordance with following formula. Subparagraph 4(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the foregoing, in the event where it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the same to a reasonable extent.

Any fractions less than one share generated as a result of the above adjustment will be disregarded. In the event the Company makes an adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options for offering as recorded on a register of the share options (the “Share Option Holders”), or publish a public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment. If the Company is unable to provide notification or publish the public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or shall publish a public notice promptly thereafter.

3.	Value of assets to be contributed upon exercise of the share options for offering

The value of assets to be contributed upon exercise of the share options for offering will equal “A” multiplied by “B”; where “A” means JPY 465, which is the per share amount to be paid in upon exercise of the share options for offering (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	After the allotment day, if the Company conducts either of the following (a) or (b), the Exercise Price will respectively be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

(a)	In the event the Company conducts a stock split or stock consolidation.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event the Company issues new shares at a price below market value (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sale to holder of shares less than one unit); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); (iv) conversion of securities that will or may be converted to the shares of common stock of the Company; or (v) exercise of the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of the Company).

Exercise Price after adjustment	=	Exercise Price before adjustment	x
				Shares outstanding	+	Number of newly issued shares	x	Paid-in amount per share
Market value before issuance of new shares

				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of the Company on the Tokyo Stock Exchange during the 30 day period (excluding any day on which no closing price is available), starting from the 45th transaction day prior to the date for application of Exercise Price after adjustment as stipulated in Subparagraph (2) below (the “Application Date”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of the Company held by the Company on (i) the record date, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, and “Y” means the total number of issued shares of common stock of the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	The date for application of Exercise Price after adjustment shall be calculated as follows:

(a)

In the event adjustment is made pursuant to Subparagraph (1)(a) above, Exercise Price after adjustment shall be applied from: for a stock split, the day immediately following the record date of the stock split (or, if the Company does not set the record date, the effective date of the stock split); or, for stock consolidation, the day immediately following the effective date of the stock consolidation; provided, however, that if the occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of stated capital or capital reserves being approved at the ordinary meeting of shareholders of the Company, then the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the said record date, after the day immediately following the closing day of such meeting of shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options for offering during the period between the day immediately following the record date and the closing day of the said meeting of shareholders (number of shares to be granted as a result of such exercise of the share options for offering shall be the “Number of Exercised Shares Before Stock Split”), number of shares of common stock of the Company to be granted will be adjusted in accordance with the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split
Exercise Price after adjustment

(b)	In the event the adjustment is made pursuant to Subparagraph (1)(b) above, Exercise Price after adjustment shall be applied from the day following the day on which the payment for issuance of new shares or disposal of treasury stocks is made (or, if the Company sets a payment period, the last day of such payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In addition to the events under Subparagraph (1)(a) and (b) above, in the event the Company allots other class shares to the shareholders of the shares of common stock of the Company without consideration, or distributes the shares of other companies to the shareholders of the shares of common stock of the Company, or otherwise where it is appropriate to adjust the Exercise Price, the Company may adjust the Exercise Price to an extent that is reasonable, taking into consideration matters such as the terms of such allotment or distribution.

(4)	In the event the Company makes an adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish a public notice by no later than one day prior to the Application Date. If the Company is unable to provide notification or publish a public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish a public notice promptly thereafter.

5.	The period of time during which the share options for offering may be exercised

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options for offering

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options for offering shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options for offering will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options for offering by transfer

Acquisitions of the share options for offering by transfer will be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options for offering, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options for offering (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement on fractions less than one share generated upon exercise of the share options for offering

If there is any fraction less than one share in the number of shares to be delivered to the Share Option Holders who exercised the share options for offering, such fraction will be disregarded.

11.	Other condition of exercise of the share options for offering

In the event the Share Option Holders waives the share options for offering, such share options for offering may not be exercised.

12.	Paid-in amount of the share options for offering

Payment of consideration is not required for the share options

13.	Method to exercise the share options and the method of payment in connection thereto

(1)	In the event of exercise of the share options for offering, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options for offering, and “B” means the number of the share options for offering subject to the exercise.

14.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options for offering become the shareholders of the shares of common stock of the Company that are subject to the share options for offering.

(2)	Immediately after the completion of the exercise procedures, the Company will take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options for offering, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

15.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options for offering, and any such change is deemed to be an integral part of this outline.

16.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options for offering at its head office, and make it available to the Share Option Holders during its business hours.

17.	The Company delegates any other matter necessary with respect to the share option for offering to the discretion of the representative directors.

End

Exhibit 7

Outline of Series 3 Share Options of TOKAI Holdings Corporation

1.	Name of the share options

Series 3 Share Options of TOKAI Holdings Corporation

2.	Class and number of shares subject to the share options

The class of shares subject to the Series 3 Share Options of TOKAI Holdings Corporation shall be shares of common stock of TOKAI Holdings Corporation (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 500 shares. In the event TOKAI CORPORATION conducts a stock split (including the allotment of the shares of common stock without consideration, and the same applies hereinafter in this Exhibit) or stock consolidation in relation to the shares of common stock of TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the issuance of the share options, the Number of Shares to be Granted shall be adjusted in accordance with following formula.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the foregoing, in the event where it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the same to a reasonable extent.

Any fractions less than one share generated as a result of the above adjustment shall be disregarded. In the event the Company makes an adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options as recorded on a register of the share options (the “Share Option Holders”), or publish a public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment. If the Company is unable to provide notification or publish the public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or shall publish a public notice promptly thereafter.

3.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be equal to “A” multiplied by “B”; where “A” means JPY 465, which is the per share amount to be paid in upon exercise of the share options (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	In the event either of the following (a) or (b) is conducted, the Exercise Price shall respectively be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

(a)	In the event TOKAI CORPORATION conducts a stock split or stock consolidation in relation to the shares of common stock of TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the issuance of the share options.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event TOKAI CORPORATION issues new shares in relation to the shares of common stock of TOKAI CORPORATION at a price below market value during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sales to holder of shares less than one unit); or (ii) conversion or exercise of the securities that will or may be converted to the shares of common stock of TOKAI CORPORATION or the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of TOKAI CORPORATION), or in the event the Company issues new shares at a price below market value after the issuance of the share options (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sales to holder of shares less than one unit); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); (iv) conversion of securities that will or may be converted to the shares of common stock of the Company; or (v) exercise of the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of the Company).

						Number of newly issued shares	x	Paid-in amount per share
Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Market value before issuance of new shares

				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of TOKAI CORPORATION or the Company on the Tokyo Stock Exchange during the 30 day period (excluding any day on which no closing price is available), starting from the 45th transaction day prior to the date for application of Exercise Price after adjustment as stipulated in Subparagraph (2) below (the “Application Date”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise

Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of TOKAI CORPORATION or the Company held by TOKAI CORPORATION or the Company on (i) the record date, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, and “Y” means the total number of issued shares of common stock of TOKAI CORPORATION or the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	The date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	In the event adjustment is made pursuant to Subparagraph (1)(a) above, Exercise Price after adjustment shall be applied from: for a stock split, the day immediately following the record date of the stock split (or, if the Company does not set the record date, the effective date of the stock split); or, for stock consolidation, the day immediately following the effective date of the stock consolidation; provided, however, that if the occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of stated capital or capital reserves being approved at the ordinary meeting of shareholders of TOKAI CORPORATION or the Company, then the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the said record date, after the day immediately following the closing day of such meeting of shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the day immediately following the record date and the closing day of the said meeting of shareholders (number of shares to be granted as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Stock Split”), number of shares of common stock of the Company to be granted shall be adjusted in accordance with the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split

Exercise Price after adjustment

(b)	In the event the adjustment is made pursuant to Subparagraph (1)(b) above, Exercise Price after adjustment shall be applied from the day following the day on which the payment for issuance of new shares or disposal of treasury stocks is made (or, if the Company sets a payment period, the last day of such payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In addition to the events under Subparagraph (1)(a) and (b) above, in the event the Company allots other class shares to the shareholders of the shares of common stock of the Company without consideration, or distributes the shares of other companies to the shareholders of the shares of common stock of the Company, or otherwise where it is appropriate to adjust the Exercise Price, the Company may adjust the Exercise Price to an extent that is reasonable, taking into consideration matters such as the terms of such allotment or distribution.

(4)

In the event the Company makes an adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish a public notice by no later than one day prior to the Application Date. If the Company is unable to provide notification or publish a public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish a public notice promptly thereafter.

5.	The exercise period of the share option

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation shall be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options by transfer

Acquisitions of the share options by transfer shall be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) shall be delivered to the Share Option Holders who hold the remaining share options (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the incorporation date of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the incorporation date of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the incorporation date of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies shall be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options shall be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered shall be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the exercise period of the share option, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the exercise period of the share option, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement on fractions less than one share generated upon exercise of the share options

If there is any fraction less than one share in the number of shares to be delivered to the Share Option Holders who exercised the share options, such fraction shall be disregarded.

11.	Other condition of exercise of the share options

In the event the Share Option Holders waives the share options, such share options may not be exercised.

12.	Paid-in amount of the share options

Payment of consideration is not required for the share options.

13.	Day of allotment of the share options

Date of incorporation of the Company

14.	Method to exercise the share options and method of the payment with respect thereto

(1)	In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options, and “B” means the number of the share options subject to the exercise.

15.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options become the shareholders of the shares of common stock of the Company that are subject to the share options.

(2)	Immediately after the completion of the exercise procedures, the Company shall take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

16.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options, and any such change is deemed to be an integral part of this outline.

17.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

18.	The Company delegates any other matter necessary with respect to the share option to the discretion of the representative directors.

End

Exhibit 8

Outline of Series 2 Share Options under the VIC TOKAI Share Transfer Plan

1.	Name of the share options

Series 2 Share Options of VIC TOKAI CORPORATION

2.	Class and number of shares subject to the share options

Class of shares subject to the share options shall be shares of common stock of VIC TOKAI CORPORATION (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 1000 shares; provided, however, that in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company, the Number of Shares to be Granted shall be proportionally adjusted as follows in based on the ratio of the stock split or the stock consolidation and any fractions less than one share shall be disregarded. Subparagraph 5(2)(a) below shall be applied mutatis mutandis to the date for application of the number of shares after adjustment.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, if an inevitable event occurs where it is necessary to adjust the Number of Shares to be Granted, such as the Company conducts a reduction of stated capital, merger or company split, , the Company shall adjust the Number of Shares to be Granted within the reasonable extent, taking into consideration of the conditions, etc. of reduction of the stated capital, merger or company split.

In the event the Company makes any adjustment to the Number of Shares to be Granted, the Company shall publish public notice or provide notice to holders of share options as recorded on register of the share options (the “Share Option Holders”) by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment; provided, however, that if the Company is unable to publish public notice or provide notification by no later than one day prior to such application date, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

3.	Issue price and issue date of each share option

Each share option shall be issued without any consideration, and the issue date shall be August 2, 2004.

4.	Consideration amount to be paid-in upon exercise of the share options

The consideration amount to be paid-in upon exercise of each share option shall be equal to “A” multiplied by “B”; where “A” means JPY 1019, which is the per share paid-in amount for each share to be issued or transferred upon exercise of a share option (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

5.	Adjustment of the Exercise Price

(1)	If any of the following events occur , the Exercise Price shall be adjusted in accordance with following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen shall be rounded up.

(a)	In the event the Company conducts a stock split or stock consolidation in relation to the share of common stock of the Company:

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event the Company conducts issuance of new shares or a disposal of treasury stocks at the price below market value, in relation to the shares of common stock of the Company (excluding those as a result of (i) exercise of the share options; and (ii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the Act on the Partial Revision of the Commercial Code, etc. (Act No.128 of 2001)):

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Number of newly issued shares	X	Paid-in amount per share
Market value
				Shares outstanding	+	Number of newly issued shares

(i)

The term “market value” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) during the 30 day period (excluding the days that no transaction has been contracted, the “Market Value Calculation Period”), starting from the 45th transaction days prior to the “date for application of Exercise Price after adjustment” as stipulated in Subparagraph (2) below (the “Application Date for Exercise Price After Adjustment”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	In the event the shares of common stock of the Company are listed on a stock exchange, the term “market value” used in the Adjustment Formula for the Exercise Price shall mean the average value of daily closing prices (including nominal price) of regular transactions of the shares of common stock of the Company on such stock exchange (if the shares are listed on several stock exchanges at the same time, that of the main stock exchange shall apply) during the Market Value Calculation Period (excluding the days that no transaction has been contracted). The main stock exchange means the stock exchange which the Company regards as the most appropriate, taking into consideration the trading volume, pricing ratio, etc. of the share of common stock of the Company during the Market Value Calculation Period; provided however, if the date of listing is included in the Market Value Calculation Period, the term “market value” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price) during the period until the date of listing (excluding the days that no transaction has been contracted) and the closing prices (including nominal price) during the period on or after the date of listing (excluding the days that no transaction has been contracted). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(iii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the total number of treasury stocks of common stock of the Company held by the Company on (i) the allotment day to the shareholders, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date for Exercise Price After Adjustment, “Y” means the total number of issued shares of common stock of the Company on that day.

(iv)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	Date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	If stock split occurs, Exercise Price after adjustment, which is adjusted pursuant to Subparagraph (1)(a) above, shall be applied from the following day of the allotment day to the shareholders; if stock consolidation occurs, Exercise Price after adjustment shall be applied from the following day of the expiration date of a certain period of time under Article 215(1) of the Commercial Code; provided, however, that if occurrence of a stock split is subject to the proposal concerning capitalization of distributable profit being approved at the ordinary meeting of shareholders of the Company and the allotment day of the shares to the shareholders for the purpose of such stock split shall be set to a day prior to the closing of such ordinary meeting of shareholders of the Company, Exercise Price after adjustment, immediately after the approval of such meeting of shareholders, shall be applied retrospectively to the point in time immediately after the said allotment day of the shares to the shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the following day of the allotment day of the shares to the shareholders and ending on the closing day of the said meeting of shareholders (number of shares issued or transferred as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Approval”), number of shares of common stock of the Company calculated by the following formula shall be newly issued, and any fractions less than one share generated as a result of such calculation shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	x	Number of Exercised Shares Before Approval

Exercise Price after adjustment

(b)	Exercise Price after adjustment, which is adjusted pursuant to Subparagraph (1)(b) above, shall be applied from the following day of the payment day (if there is an allotment day to the shareholders, then it shall be applied from the following day of such allotment day).

(3)	In addition to the events under Subparagraph (1)(a) and (b) above, if an inevitable event occurs where it is necessary to adjust the Exercise Price, such as the Company conducts a reduction of stated capital, merger or company split, the Company shall adjust the Exercise Price within the reasonable extent, taking into consideration of the conditions, etc. of reduction of the stated capital, merger or company split.

(4)

In the event the Company makes adjustment to the Exercise Price, the Company shall publish public notice or notify the Share Option Holders by no later than one day prior to the Application Date for Exercise Price After Adjustment, provided, however, that if the Company is unable to publish public notice or make notification by no later than one day prior to such Application Date for Exercise Price After Adjustment, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

6.	Exercise period of the share options

From July 1, 2006 to June 30, 2011

7.	Other conditions for the exercise of the share options

The share options may not be exercised partially.

8.	Retirement events and conditions of the share options

(1)	If meeting of shareholders of the Company approves a proposal of a merger agreement under which the Company will be a dissolving company, or meeting of shareholders of the Company approves a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may cancel the share options without consideration.

(2)	The Company may cancel unexercised share options that are acquired and held by the Company at anytime without consideration.

9.	Restriction on transfer of the share options

Transfer of the share options shall be subject to the approval of the board of directors of the Company.

10.	Issuance of the share option certificates

The share option certificates shall be issued if and only if a Share Option Holder makes a request thereof.

11.	The amount of the issue price of the shares that will not be capitalized in the event of issuance of new shares upon exercise of the share options

The amount shall be calculated by subtracting the amount of the stated capital to be increased from the Exercise Price. The amount of the stated capital to be increased shall be equal to 50% of the amount of Exercise Price, and any fraction less than one yen shall be rounded up to the nearest one yen.

12.	Calculation of dividend of profit in the event of issuance of new shares upon exercise of the share options

The first dividends of profit or interim dividends for the shares of common stock of the Company to be issued upon the exercise of the share options shall be paid as follows; (i) if the share options have been exercised between April 1 through September 30 in each year, April 1 of such year shall be deemed as the date of the issuance of relevant shares and dividends shall be paid accordingly; and (ii) if the share options have been exercised between October 1 through March 31 of the following year in each year, October 1 of such year shall be deemed as the date of the issuance of relevant shares and dividends shall be paid accordingly.

13.	Succession of the share options by wholly-owning parent company through share-for-share exchange or share transfer, under which the Company becomes a wholly-owned subsidiary, and determination policies concerning details of the share options after the succession

In the event the Company conducts a share-for-share exchange or share transfer under which the Company becomes a wholly-owned subsidiary, obligations in relation to the share options that are not exercised or cancelled at that time may be succeeded to the company becoming the wholly-owning parent company (the “Wholly-Owning Parent Company”) through share-for-share exchange or share transfer pursuant to the following determination policies.

Provided, however, that foregoing shall only apply if (a) proposal of a share-for-share exchange agreement to be entered into by and between the Company and the Wholly-Owning Parent Company or a share transfer, as applicable, is approved at the meeting of shareholders of the Company, and (b) such proposal stipulates that the Wholly-Owning Parent Company shall succeed obligations of the share options pursuant to the following determination policies upon the share-for-share exchange or share transfer, as applicable.

(1)	Class of shares of the Wholly-Owning Parent Company subject to the share options

Shares of common stock of the Wholly-Owning Parent Company

(2)	Number of shares of the Wholly-Owning Parent Company subject to each share options

The number after reasonable adjustment has been made to the Number of Shares to be Granted, taking into consideration the conditions, etc. of the share-for-share exchange or share transfer (the “Number of Shares to be Granted After Succession”).

(3)	Amount to be paid-in upon exercise of each share option

The amount after reasonable adjustment has been made to Exercise Price, taking into consideration the conditions, etc. of the share-for-share exchange or share transfer, multiplied by the Number of Shares to be Granted After Succession.

(4)	Exercise period of the share options

Starting from the first day of the exercise period of the share options as stipulated in Paragraph6 above or the day of the share-for-share exchange or share transfer, whichever comes later, and ending on the day of last day of the exercise period of the share options as stipulated in Paragraph 6 above.

(5)	Other conditions for the exercise of the share options and retirement events and conditions of the share options

It shall be determined in accordance with Paragraphs 7 and 8 as stipulated above.

(6)	Restriction on transfer of the share options

Transfer of the share options shall be subject to the approval of the board of directors of the Wholly-Owning Company.

14.	Method to exercise the share options and method of the payment with respect thereto

(1)

In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designed in Paragraph 15 below. If share option certificates of the share options relating to such exercise are issued, such certificate must be attached to the “Request for Exercise of Share Options.”

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, the Exercise Price of the shares of the common stock of the Company which will be issued or transferred upon exercise of the share options (the “Amount to be Paid-in”) must be paid in full in cash by way of transfer to the account designated by the Company in the payment handling location as stipulated in Paragraph 16 (the “Designated Account”), no later than the time and date designated by the Company.

15.	Handling location of Request for Exercise of Share Options

General Affairs Division of the Company (in case where the division responsible for handling the share options changes, the division after such change)

16.	Payment handling location upon exercise of the share options

Shizuoka Branch of the Chuo Mitsui Trust and Banking Company, Limited (or its successor bank or branch from time to time)

17.	Effective timing of the exercise of share options, etc.

(1)	The exercise of the share options shall come into effect when the payment handling location receives the “Request for Exercise of Share Options”, which was received at the handling location of Request for Exercise of Share Options, and when the Amount to be Paid-in as stipulated in Subparagraph 14(2) above has been paid by way of transfer to the Designated Account.

(2)	Promptly after the completion of the exercise procedures, the Company shall deliver the share certificates; provided, however, the Company shall not deliver the share certificates to the share holders who hold the share less than one unit.

18.	Replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, the Company may take necessary measures such as changing of this outline or other measures in the way the Company regard as appropriate in accordance with the provisions of the Commercial Code and the purpose of the share options

19.	Public notification of the issuance outline

The Company shall keep the original copy of this issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

20.	The Company delegates any other matter necessary with respect to the allocation and the procedures of the share options to the discretion of the Director and President of the Company.

End

Exhibit 9

Outline of Series 4 Share Options of TOKAI Holdings Corporation

1.	Name of the share options

Series 4 Share Options of TOKAI Holdings Corporation

2.	Class and number of shares subject to the share options

Class of shares subject to the share options shall be shares of common stock of TOKAI Holdings Corporation (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 230 shares; provided, however, that in the event VIC TOKAI CORPORATION conducts a stock split (including the allotment of the shares of common stock without consideration; the same shall apply hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of VIC TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the date on which the share options provided in Paragraph 3 below are allotted (the “Allotment Day”), the Number of Shares to be Granted shall be proportionately adjusted as follows based on the ratio of the stock split or stock consolidation, and in the event there is any fraction less than one share, such fraction shall be disregarded. Subparagraph 5(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the above, when it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted within the reasonable extent. In the event the Company makes any adjustment to the Number of Shares to be Granted, the Company shall publish public notice or provide notice to holders of share options as recorded on register of the share options (the “Share Option Holders”) by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment; provided, however, that if the Company is unable to publish public notice or provide notification by no later than one day prior to such application date, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

3.	Paid in amount and the date of allotment of the share options

Payment of consideration is not required for the share options, and the Allotment Day shall be the incorporation date of the Company.

4.	Value of the assets to be contributed upon exercise of the share options

The amount to be paid-in upon exercise of each share option shall be equal to “A” multiplied by “B”; where “A” means JPY 444, which is the per share amount to be paid in for each share to be issued or transferred upon exercise of a share option (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

5.	Adjustment of the Exercise Price

(1)	If any of the following events occurs, the Exercise Price shall be adjusted in accordance with the respective following formulas (the “Adjustment Formulas for the Exercise Price”), and any fractional amount less than one yen shall be rounded up.

(a)	in the event VIC TOKAI CORPORATION conducts a stock split or stock consolidation in relation to the shares of common stock of VIC TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the Allotment Day:

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event VIC TOKAI CORPORATION issues the new shares or disposes treasury stocks in relation to the shares of common stock of VIC TOKAI CORPORATION at a price below market value during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company (excluding those as a result of exercise of the share options, as well as exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the Act on the Partial Revision of the Commercial Code, etc. (Act No.128 of 2001)) or in the event the Company issues the new shares or disposes treasury stocks in relation to the shares of common stock of the Company at a price below market value after the Allotment Day (excluding exercise of the share options)

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Number of newly issued shares	x	Paid-in amount per share

Market value
				Shares outstanding	+	Number of newly issued shares

(i)

The term “market value” used in the Adjustment Formulas for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of VIC TOKAI CORPORATION on the Osaka Stock Exchange JASDAQ Market during the 30 day period (excluding the days that no transaction has been contracted), starting from the 45th transaction days prior to the “date for application of Exercise Price after adjustment” as stipulated in Subparagraph (2) below (the “Application Date for Exercise Price After Adjustment”) or the average value of the closing prices of regular transactions of the shares of common stock of the Company on the Tokyo Stock Exchange during the 30 day period (excluding the days that no transaction has been contracted), starting from the 45th transaction days prior to the Application Date for Exercise Price After Adjustment. The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustments Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the total number of treasury stocks of common stock of VIC TOKAI CORPORATION or the Company held by VIC TOKAI CORPORATION or the Company on (i) the record date to the shareholders, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date for Exercise Price After Adjustment, “Y” means the total number of issued shares of common stock of VIC TOKAI CORPORATION or the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	Date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	Exercise Price after adjustment in the event an adjustment is made pursuant to Subparagraph(1)(a) above shall be applied from, if it is a stock split, the following day of the record date for the stock split (if no record date is provided, the effective date thereof) or, if it is a stock consolidation, the effective date thereof; provided, however, that if occurrence of a stock split is subject to the proposal concerning increase of capital or reserve by reducing the amount of surplus being approved at the ordinary meeting of shareholders of VIC TOKAI CORPORATION or the Company and the record date for the purpose of such stock split will be set to a day prior to the closing of such ordinary meeting of shareholders of VIC TOKAI CORPORATION or the Company, Exercise Price after adjustment, immediately after the approval of such meeting of shareholders, shall be applied retrospectively to the point in time immediately after the said record date. In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the following day of the record date and ending on the closing day of the said meeting of shareholders (number of shares issued or transferred as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Approval”), number of shares of common stock of the Company calculated by the following formula shall be newly issued, and any fractions less than one share generated as a result of such calculation shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	x	Number of Exercised Shares Before Approval
Exercise Price after adjustment

(b)	Exercise Price after adjustment in the event an adjustment is made pursuant to Subparagraph (1)(b) above shall be applied from the following day of the payment date (if there is a record date, then it shall be applied from the record date).

(3)	In the event that falls under Subparagraph (1)(a) and (b) above or in the event there is an incident which requires an adjustment of Exercise Price, such as VIC TOKAI CORPORATION conducting a merger or company split during the period between November 18, 2010 and the incorporation date of the Company and the Company conducting a merger or company split after the Allotment Day, the Company shall adjust Excise Price within the reasonable extent upon taking into account the terms and conditions of the merger or company split and the like.

(4)	In the event the Company makes adjustment to the Exercise Price, the Company shall publish public notice or notify the Share Option Holders by no later than one day prior to the Application

Date for Exercise Price After Adjustment, provided, however, that if the Company is unable to publish public notice or make notification by no later than one day prior to such Application Date for Exercise Price After Adjustment, the Company shall publish public notice or provide notification to the Share Option Holders promptly thereafter.

6.	Exercise period of the share options

From April 1, 2011 to June 30, 2011

7.	Other conditions for the exercise of the share options

The share options shall not be exercised partially.

8.	Call option event of the share options by the Company

If meeting of shareholders of the Company approves a proposal of a merger agreement under which the Company will be a dissolving company, or meeting of shareholders of the Company approves a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire all of the share options without consideration.

9.	Restriction on acquisition of the share options by transfer

Acquisitions of the share options by transfer shall be subject to the approval of the board of directors of the Company in the form of a resolution.

10.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

11.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 4 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the exercise period of the share option, as set forth in Paragraph 6 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the exercise period of the share option, as set forth in Paragraph 6 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 10 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 7 above

12.	Arrangement for fractions of a share generated as a result of exercise of the share options

When the number of shares to be delivered to a Share Option Holder who has exercised the share options contains fractions of a share, such fractions shall be disregarded.

13.	Method to exercise the share options and method of the payment with respect thereto

(1)	In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options, and “B” means the number of the share options subject to the exercise.

14.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options become the shareholders of the shares of common stock of the Company that are subject to the share options.

(2)	Immediately after the completion of the exercise procedures, the Company will take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

15.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options, and any such change is deemed to be an integral part of this outline.

16.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

17.	The Company delegates any other matter necessary with respect to the share option to the discretion of the representative directors.

End

Exhibit 10

Outline of Series 3 Share Options under the VIC TOKAI Share Transfer Plan

1.	Name of the share options for offering

Series 3 Share Options of VIC TOKAI CORPORATION

2.	Class and number of shares subject to the share options for offering

The class of shares subject to the share options for offering shall be shares of common stock of TOKAI CORPORATION (the “Company”), and the number of shares subject to each share option for offering (the “Number of Shares to be Granted”) shall be 100 shares; provided, however, in the event the Company conducts a stock split (including the allotment of the shares of common stock of the Company without consideration, and the same applies hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of the Company after the allotment day of the share options for offering (“Allotment Day”) as stipulated in Paragraph 13 below, the Number of Shares to be Granted shall be adjusted in accordance with following formula. Subparagraph 4(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the foregoing, in the event where it is appropriate to adjust the Number of Shares to be Granted after the Allotment Day, the Company may adjust the same to a reasonable extent.

Any fractions less than one share generated as a result of the above adjustment shall be disregarded. In the event the Company makes an adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options for offering as recorded on a register of the share options (the “Share Option Holders”), or publish a public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment. If the Company is unable to provide notification or publish the public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or shall publish a public notice promptly thereafter.

3.	Value of assets to be contributed upon exercise of the share options for offering

The value of assets to be contributed upon exercise of each share option for offering shall be equal to “A” multiplied by “B”; where “A” means JPY 1,242, which is the per share paid-in amount of the shares that can be allotted upon exercise of the share options for offering (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	After the Allotment Day, if the Company conducts either of the following (a) or (b), the Exercise Price shall respectively be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

(a)	In the event the Company conducts a stock split or stock consolidation.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event the Company issues new shares or disposes its treasury stocks at a price below market value (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sale to holder of shares less than one unit); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); (iv) conversion of securities that will or may be converted to the shares of common stock of the Company; or (v) exercise of the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of the Company).

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Number of newly issued shares	x	Paid-in amount per share
Market value before issuance of new shares
				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of the Company on the Osaka Stock Exchange JASDAQ Market during the 30 day period (excluding any day on which no closing price is available), starting from the 45th transaction day prior to the date for application of Exercise Price after adjustment as stipulated in Subparagraph (2) below (the “Application Date”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of the Company held by the Company on (i) the record date, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, and “Y” means the total number of issued shares of common stock of the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	The date for application of Exercise Price after adjustment shall be calculated as follows:

(a)

In the event adjustment is made pursuant to Subparagraph (1)(a) above, Exercise Price after adjustment shall be applied from: for a stock split, the day immediately following the record date of the stock split (or, if the Company does not set the record date, the effective date of the stock split); or, for stock consolidation, the day immediately following the effective date of the stock consolidation; provided, however, that if the occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of stated capital or capital reserves being approved at the ordinary meeting of shareholders of the Company, and the record date of the stock split is set on or before the conclusion of such meeting of the shareholders of the Company, then the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the said record date, after the day immediately following the closing day of such meeting of shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options for offering during the period between the day immediately following the record date and the closing day of the said meeting of shareholders (number of shares to be granted as a result of such exercise of the share options for offering shall be the “Number of Exercised Shares Before Stock Split”), number of shares of common stock of the Company to be granted shall be adjusted in accordance with the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split

Exercise Price after adjustment

(b)	In the event the adjustment is made pursuant to Subparagraph (1)(b) above, Exercise Price after adjustment shall be applied from the day following the day on which the payment for issuance of new shares or disposal of treasury stocks is made (or, if the Company sets a payment period, the last day of such payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In addition to the events under Subparagraph (1)(a) and (b) above, in the event the Company allots other class shares to the shareholders of the shares of common stock of the Company without consideration, or distributes the shares of other companies to the shareholders of the shares of common stock of the Company, or otherwise where it is appropriate to adjust the Exercise Price after the Allotment Day, the Company may adjust the Exercise Price to an extent that is reasonable, taking into consideration matters such as the terms of such allotment or distribution.

(4)	In the event the Company makes an adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish a public notice by no later than one day prior to the Application Date. If the Company is unable to provide notification or publish a public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish a public notice promptly thereafter.

5.	The period of time during which the share options for offering may be exercised

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options for offering

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options for offering shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation shall be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options for offering shall be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options for offering by transfer

Acquisitions of the share options for offering by transfer shall be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options for offering by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options for offering without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options for offering, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) shall be delivered to the Share Option Holders who hold the remaining share options for offering (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the incorporation date of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies shall be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options shall be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered shall be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options To be determined in accordance with Paragraph 11 below

10.	Arrangement on fractions less than one share generated upon exercise of the share options for offering

If there is any fraction less than one share in the number of shares to be delivered to the Share Option Holders who exercised the share options for offering, such fraction shall be disregarded.

11.	Other condition of exercise of the share options for offering

In the event the Share Option Holders waives the share options for offering, such share options for offering may not be exercised.

12.	Paid-in amount of the share options for offering

Payment of consideration is not required for the share options.

13.	Day of allotment of the share options for offering

August 17, 2009

14.	Method to exercise the share options and the method of payment in connection thereto

(1)	In the event of exercise of the share options for offering, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as stipulated in Paragraph 15 below.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location stipulated in Paragraph 16 below, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options for offering, and “B” means the number of the share options for offering subject to the exercise.

15.	Place where request for exercise of share options for offering is accepted

General Affairs Division or other division of the Company then in charge of this matter

16.	Payment handling location upon exercise of the share options for offering

Shizuoka Branch of the Chuo Mitsui Trust and Banking Company, Limited (or its successor bank or branch from time to time)

17.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options for offering become the shareholders of the shares of common stock of the Company that are subject to the share options for offering.

(2)	Immediately after the completion of the exercise procedures, the Company shall take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options for offering, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

18.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options for offering, and any such change is deemed to be an integral part of this outline.

19.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options for offering at its head office, and make it available to the Share Option Holders during its business hours.

20.	The Company delegates any other matter necessary with respect to the share option for offering to the discretion of the representative directors.

End

Exhibit 11

Outline of Series 5 Share Options of TOKAI Holdings Corporation

1.	Name of the share options

Series 5 Share Options of TOKAI Holdings Corporation

2.	Class and number of shares subject to the share options

Class of shares subject to the Series 5 Share Options of TOKAI Holdings Corporation shall be shares of common stock of TOKAI Holdings Corporation (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 230 shares; provided, however, that in the event VIC TOKAI CORPORATION conducts a stock split (including the allotment of the shares of common stock without consideration; the same shall apply hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of VIC TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the date on which the share options provided in Paragraph 13 below are allotted (the “Allotment Day”), the Number of Shares to be Granted shall be adjusted by the following formula. Subparagraph 4(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of shares to be granted after adjustment	=	Number of shares to be granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the above, when it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted within the reasonable extent.

Any fractions less than one share generated as a result of the abovementioned adjustment shall be disregarded.

In the event the Company makes any adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options as recorded on register of the share options (the “Share Option Holders”) or publish public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment; provided, however, that if the Company is unable to provide notification or publish public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or publish public notice promptly thereafter.

3.	Value of the assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be equal to “A” multiplied by “B”; where “A” means JPY 540, which is the per share paid-in amount for each share to be delivered upon exercise of a share option (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	If any of the events provided in Subparagraphs (a) and (b) below occurs, the Exercise Price shall be adjusted in accordance with the respective following formulas (the “Adjustment Formulas for the Exercise Price”), and any fractional amount less than one yen shall be rounded up.

(a)	in the event VIC TOKAI CORPORATION conducts a stock split or stock consolidation in relation to the shares of common stock of VIC TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the Allotment Day:

Exercise Price after adjustment		Exercise Price before adjustment		1
	=		x

				Ratio of stock split or stock consolidation

(b)	In the event VIC TOKAI CORPORATION issues the new shares or disposes treasury stocks in relation to the shares of common stock of VIC TOKAI CORPORATION at a price below market value during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company (excluding those as a result of (i) sale of treasury stocks under the provisions of Article 194 of the Companies Act (demand for a sale of a fraction of shares by a holder of the fraction of shares); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of Act on the Partial Revision of the Commercial Code, etc. (Act No.79 of 2001); (iii) exercise of share subscription right under Article 280-19 of the Commercial Code before the enforcement of the Act on the Partial Revision of the Commercial Code, etc. (Act No.128 of 2001); (iv) conversion of securities which will or may be converted to shares of common stock of VIC TOKAI CORPORATION; and (v) exercise of share options with which delivery of shares of common stock of VIC TOKAI CORPORATION may be demanded (including those provided with corporate bonds with share options)) and in the event the Company issues new shares, or disposes the treasury stocks, at a price below market value after the Allotment Day (excluding those as a result of (i) sale of treasury stocks under the provisions of Article 194 of the Companies Act (demand for a sale of a fraction of shares by a holder of the fraction of shares); (ii) conversion of securities which will or may be converted to shares of common stock of the Company; and (iii) exercise of share options with which delivery of shares of common stock of the Company may be demanded (including those provided with corporate bonds with share options)):

						Number of newly issued shares	x	Paid-in amount per share
Exercise Price	=	Exercise Price	x	Shares outstanding	+	Market value before issuance of new shares
after adjustment		before adjustment		Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formulas for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of VIC TOKAI CORPORATION on the Osaka Stock Exchange JASDAQ Market during the 30 day period (excluding the days that there is no closing price), starting from the 45th transaction days prior to the “date for application of Exercise Price after adjustment” as stipulated in Subparagraph (2) below (the “Application Date”) or the average value of the closing prices of regular transactions of the shares of common stock of the Company on the Tokyo Stock Exchange during the 30 day period (excluding the days that there is no closing price), starting from the 45th transaction days prior to the Application Date. The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustments Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of VIC TOKAI CORPORATION or the Company held by VIC TOKAI CORPORATION or the Company on (i) the record date to the shareholders, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, “Y” means the total number of issued shares of common stock of VIC TOKAI CORPORATION or the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	Date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	Exercise Price after adjustment in the event an adjustment is made pursuant to Subparagraph(1)(a) above shall be applied from, if it is a stock split, the following day of the record date for the stock split (if no record date is provided, the effective date thereof) or, if it is a stock consolidation, the effective date thereof; provided, however, that if occurrence of a stock split is subject to the proposal concerning increase of capital or reserve by reducing the amount of surplus being approved at the meeting of shareholders of VIC TOKAI CORPORATION or the Company and the record date for the purpose of such stock split will be set to a day prior to the closing of such meeting of shareholders of the Company, Exercise Price after adjustment, from the day immediately following the date of the completion of the meeting of shareholders, shall be applied retrospectively to the day immediately following the said record date.

In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the following day of the record date and ending on the closing day of the said meeting of shareholders (number of shares delivered as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Split”), number of shares of common stock of the Company to be delivered shall be adjusted by the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after	X	Number of
				adjustment)		Exercised Shares
Before Split

Exercise Price after adjustment

(b)	Exercise Price after adjustment in the event an adjustment is made pursuant to Subparagraph (1)(b) above shall be applied from the following day of the payment date for the issuance and disposition (if a payment period is set, the last day of the payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In the event that falls under Subparagraphs (1)(a) and (b) above or in the event it is appropriate to adjust Exercise Price, such as allotment of other classes of shares to holders of common stock without consideration and distribution to holders of common stock of another company, the Company may adjust Excise Price within the reasonable extent upon taking into account the terms and conditions of the allotment or distribution and the like.

(4)	In the event the Company makes adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish public notice by no later than one day prior to the Application Date, provided, however, that if the Company is unable to make notification or publish public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish public notice promptly thereafter.

5.	Exercise period of the share options

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options by transfer

Acquisitions of the share options by transfer shall be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the exercise period of the share option, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the exercise period of the share option, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement for fractions of a share generated as a result of exercise of the share options

When the number of shares to be delivered to a Share Option Holder who has exercised the share options contains fractions of a share, such fractions shall be disregarded.

11.	Other conditions for exercise of the share options

When the Share Option Holders surrender the share options, they may not exercise the share options.

12.	Paid-in amount of the share options

Payment of consideration is not required for the share options.

13.	Day of allotment of the share options

Date of incorporation of the Company

14.	Method to exercise the share options and method of the payment with respect thereto

(1)	In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options, and “B” means the number of the share options subject to the exercise.

15.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options become the shareholders of the shares of common stock of the Company that are subject to the share options.

(2)	Immediately after the completion of the exercise procedures, the Company will take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

16.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options, and any such change is deemed to be an integral part of this outline.

17.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

18.	The Company delegates any other matter necessary with respect to the share option to the discretion of the representative directors.

End

Exhibit 12

Outline of Series 4 Share Options under the VIC TOKAI Share Transfer Plan

1.	Name of the share options for offering

Series 4 Share Options of VIC TOKAI CORPORATION

2.	Class and number of shares subject to the share options for offering

The class of shares subject to the share options for offering shall be shares of common stock of TOKAI CORPORATION (the “Company”), and the number of shares subject to each share option for offering (the “Number of Shares to be Granted”) shall be 100 shares; provided, however, in the event the Company conducts a stock split (including the allotment of the shares of common stock of the Company without consideration, and the same applies hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of the Company after the allotment day of the share options for offering (“Allotment Day”) as stipulated in Paragraph 13 below, the Number of Shares to be Granted shall be adjusted in accordance with following formula. Subparagraph 4(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of Shares to be Granted after adjustment	=	Number of Shares to be Granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the foregoing, in the event where it is appropriate to adjust the Number of Shares to be Granted after the Allotment Day, the Company may adjust the same to a reasonable extent.

Any fractions less than one share generated as a result of the above adjustment shall be disregarded. In the event the Company makes an adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options for offering as recorded on a register of the share options (the “Share Option Holders”), or publish a public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment. If the Company is unable to provide notification or publish the public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or shall publish a public notice promptly thereafter.

3.	Value of assets to be contributed upon exercise of the share options for offering

The value of assets to be contributed upon exercise of each share option for offering shall be equal to “A” multiplied by “B”; where “A” means JPY 1,242, which is the per share paid-in amount of the shares that can be allotted upon exercise of the share options for offering (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	After the Allotment Day, if the Company conducts either of the following (a) or (b), the Exercise Price shall respectively be adjusted in accordance with the following formula (the “Adjustment Formula for the Exercise Price”), and any fractional amount less than one yen generated as a result of the adjustment shall be rounded up.

(a)	In the event the Company conducts a stock split or stock consolidation.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event the Company issues new shares or disposes its treasury stocks at a price below market value (excluding those as a result of (i) sales of treasury stocks under Article 194 of the Companies Act (demand for sale to holder of shares less than one nit); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No.79 of 2001); (iii) exercise of a share subscription right under Article 280-19 of the Commercial Code before the enforcement of the “Act on the Partial Revision of the Commercial Code, etc.” (Act No. 128 of 2001)); (iv) conversion of securities that will or may be converted to the shares of common stock of the Company; or (v) exercise of the share options (including those attached to the bonds with share options) that may require the delivery of the shares of common stock of the Company).

Exercise Price after adjustment		Exercise Price before adjustment				Number of newly issued shares	x	Paid-in amount per share
	=		x	Shares outstanding	+	Market value before issuance of new shares
				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formula for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of the Company on the Osaka Stock Exchange JASDAQ Market during the 30 day period (excluding any day on which no closing price is available), starting from the 45th transaction day prior to the date for application of Exercise Price after adjustment as stipulated in Subparagraph (2) below (the “Application Date”). The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustment Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of the Company held by the Company on (i) the record date, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, and “Y” means the total number of issued shares of common stock of the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	The date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	In the event adjustment is made pursuant to Subparagraph (1)(a) above, Exercise Price after adjustment shall be applied from: for a stock split, the day immediately following the record date of the stock split (or, if the Company does not set the record date, the effective date of the stock split); or, for stock consolidation, the day immediately following the effective date of the stock consolidation; provided, however, that if the occurrence of a stock split is subject to the proposal concerning reduction of the amount of surplus and increase of stated capital or capital reserves being approved at the ordinary meeting of shareholders of the Company, and the record date of the stock split is set on or before the conclusion of such meeting of the shareholders of the Company, then the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the said record date, after the day immediately following the closing day of such meeting of shareholders. In the foregoing case, for the Share Option Holders who have exercised their share options for offering during the period between the day immediately following the record date and the closing day of the said meeting of shareholders (number of shares to be granted as a result of such exercise of the share options for offering shall be the “Number of Exercised Shares Before Stock Split”), number of shares of common stock of the Company to be granted shall be adjusted in accordance with the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Stock Split

Exercise Price after adjustment

(b)	In the event the adjustment is made pursuant to Subparagraph (1)(b) above, Exercise Price after adjustment shall be applied from the day following the day on which the payment for issuance of new shares or disposal of treasury stocks is made (or, if the Company sets a payment period, the last day of such payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In addition to the events under Subparagraphs (1)(a) and (b) above, in the event the Company allots other class shares to the shareholders of the shares of common stock of the Company without consideration, or distributes the shares of other companies to the shareholders of the shares of common stock of the Company, or otherwise where it is appropriate to adjust the Exercise Price after the Allotment Day, the Company may adjust the Exercise Price to an extent that is reasonable, taking into consideration matters such as the terms of such allotment or distribution.

(4)	In the event the Company makes an adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish a public notice by no later than one day prior to the Application Date. If the Company is unable to provide notification or publish a public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish a public notice promptly thereafter.

5.	The period of time during which the share options for offering may be exercised

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options for offering

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options for offering shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation shall be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options for offering shall be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options for offering by transfer

Acquisitions of the share options for offering by transfer shall be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options for offering without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options for offering, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) shall be delivered to the Share Option Holders who hold the remaining share options for offering (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies shall be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options shall be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered shall be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the period of time during which the share options for offering may be exercised, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement on fractions less than one share generated upon exercise of the share options for offering

If there is any fraction less than one share in the number of shares to be delivered to the Share Option Holders who exercised the share options for offering, such fraction shall be disregarded.

11.	Other condition of exercise of the share options for offering

In the event the Share Option Holders waives the share options for offering, such share options for offering may not be exercised.

12.	Paid-in amount of the share options for offering

Payment of consideration is not required for the share options.

13.	Day of allotment of the share options for offering

August 17, 2009

14.	Method to exercise the share options and the method of payment in connection thereto

(1)	In the event of exercise of the share options for offering, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as stipulated in Paragraph 15 below.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location as stipulated in Paragraph 16 below, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options for offering, and “B” means the number of the share options for offering subject to the exercise.

15.	Place where request for exercise of share options for offering is accepted

General Affairs Division or other division of the Company then in charge of this matter

16.	Payment handling location for exercise of the share options for offering

Shizuoka Branch of the Chuo Mitsui Trust and Banking Company, Limited (or its successor bank or branch from time to time)

17.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options for offering become the shareholders of the shares of common stock of the Company that are subject to the share options for offering.

(2)	Immediately after the completion of the exercise procedures, the Company shall take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options for offering, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

18.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options for offering, and any such change is deemed to be an integral part of this outline.

19.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options for offering at its head office, and make it available to the Share Option Holders during its business hours.

20.	The Company delegates any other matter necessary with respect to the share option for offering to the discretion of the representative directors.

End

Exhibit 13

Outline of Series 6 Share Options of TOKAI Holdings Corporation

1.	Name of the share options

Series 6 Share Options of TOKAI Holdings Corporation

2.	Class and number of shares subject to the share options

Class of shares subject to the Series 6 Share Options of TOKAI Holdings Corporation shall be shares of common stock of TOKAI Holdings Corporation (the “Company”), and the number of shares subject to each share option (the “Number of Shares to be Granted”) shall be 230 shares; provided, however, that in the event VIC TOKAI CORPORATION conducts a stock split (including the allotment of the shares of common stock without consideration; the same shall apply hereinafter with respect to the stock split referred in this Exhibit) or stock consolidation in relation to the shares of common stock of VIC TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the date on which the share options provided in Paragraph 13 below are allotted (the “Allotment Day”), the Number of Shares to be Granted shall be adjusted by the following formula. Subparagraph 4(2)(a) below shall be applied mutatis mutandis to the date for application of the Number of Shares to be Granted after adjustment.

Number of shares to be granted after adjustment	=	Number of shares to be granted before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in addition to the above, when it is appropriate to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted within the reasonable extent.

Any fractions less than one share generated as a result of the abovementioned adjustment shall be disregarded.

In the event the Company makes any adjustment to the Number of Shares to be Granted, the Company shall provide notice to holders of share options as recorded on register of the share options (the “Share Option Holders”) or publish public notice by no later than one day prior to the application date of the Number of Shares to be Granted after adjustment; provided, however, that if the Company is unable to provide notification or publish public notice by no later than one day prior to such application date, the Company shall provide notification to the Share Option Holders or publish public notice promptly thereafter.

3.	Value of the assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be equal to “A” multiplied by “B”; where “A” means JPY 540, which is the per share paid-in amount for each share to be delivered upon exercise of a share option (the “Exercise Price”), and “B” means the Number of Shares to be Granted.

4.	Adjustment of the Exercise Price

(1)	If any of the events provided in Subparagraphs (a) and (b) below occurs, the Exercise Price shall be adjusted in accordance with the respective following formulas (the “Adjustment Formulas for the Exercise Price”), and any fractional amount less than one yen shall be rounded up.

(a)	in the event VIC TOKAI CORPORATION conducts a stock split or stock consolidation in relation to the shares of common stock of VIC TOKAI CORPORATION during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company, or in the event the Company conducts a stock split or stock consolidation in relation to the shares of common stock of the Company after the Allotment Day:

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

(b)	In the event VIC TOKAI CORPORATION issues the new shares or disposes treasury stocks in relation to the shares of common stock of VIC TOKAI CORPORATION at a price below market value during the period between November 18, 2010 and the day immediately preceding the incorporation date of the Company (excluding those as a result of (i) sale of treasury stocks under the provisions of Article 194 of the Companies Act (demand for a sale of a fraction of shares by a holder of the fraction of shares); (ii) transfer of treasury stocks under Supplementary Provision 5(2) of Act on the Partial Revision of the Commercial Code, etc. (Act No.79 of 2001); (iii) exercise of share subscription right under Article 280-19 of the Commercial Code before the enforcement of the Act on the Partial Revision of the Commercial Code, etc. (Act No.128 of 2001); (iv) conversion of securities which will or may be converted to shares of common stock of VIC TOKAI CORPORATION; and (v) exercise of share options with which delivery of shares of common stock of VIC TOKAI CORPORATION may be demanded (including those provided with corporate bonds with share options)) and in the event the Company issues new shares, or disposes the treasury stocks, at a price below market value after the Allotment Day (excluding those as a result of (i) sale of treasury stocks under the provisions of Article 194 of the Companies Act (demand for a sale of a fraction of shares by a holder of the fraction of shares); (ii) conversion of securities which will or may be converted to shares of common stock of the Company; and (iii) exercise of share options with which delivery of shares of common stock of the Company may be demanded (including those provided with corporate bonds with share options)):

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares outstanding	+	Number of newly issued shares	x	Paid-in amount per share
Market value before issuance of new shares
				Shares outstanding	+	Number of newly issued shares

(i)

The term “Market value before issuance of new shares” used in the Adjustment Formulas for the Exercise Price shall mean the average value of the closing prices (including nominal price; the same shall apply hereafter in this Exhibit) of regular transactions of the shares of common stock of VIC TOKAI CORPORATION on the Osaka Stock Exchange JASDAQ Market during the 30 day period (excluding the days that there is no closing price), starting from the 45th transaction days prior to the “date for application of Exercise Price after adjustment” as stipulated in Subparagraph (2) below (the “Application Date”) or the average value of the closing prices of regular transactions of the shares of common stock of the Company on the Tokyo Stock Exchange during the 30 day period (excluding the days that there is no closing price), starting from the 45th transaction days prior to the Application Date. The “average value” shall be calculated to two places of decimals and rounded off to one decimal place.

(ii)	The term “Shares outstanding” used in the above Adjustments Formula for the Exercise Price shall be calculated by subtracting “X” from “Y”; where “X” means the number of treasury stocks of common stock of VIC TOKAI CORPORATION or the Company held by VIC TOKAI CORPORATION or the Company on (i) the record date to the shareholders, if the Company has set such date with respect to the relevant event, and (ii) for other cases, the day one month prior to the Application Date, “Y” means the total number of issued shares of common stock of VIC TOKAI CORPORATION or the Company on that day.

(iii)	In the event the treasury stocks will be disposed of, the term “Number of newly issued shares” shall be replaced with the term “Number of treasury stocks to be disposed of.”

(2)	Date for application of Exercise Price after adjustment shall be calculated as follows:

(a)	Exercise Price after adjustment in the event an adjustment is made pursuant to Subparagraph(1)(a) above shall be applied from, if it is a stock split, the following day of the record date for the stock split (if no record date is provided, the effective date thereof) or, if it is a stock consolidation, the effective date thereof; provided, however, that if occurrence of a stock split is subject to the proposal concerning increase of capital or reserve by reducing the amount of surplus being approved at the meeting of shareholders of VIC TOKAI CORPORATION or the Company and the record date for the purpose of such stock split will be set to a day prior to the closing of such meeting of shareholders of the Company, Exercise Price after adjustment, from the day immediately following the date of the completion of the meeting of shareholders, shall be applied retrospectively to the day immediately following the said record date.

In the foregoing case, for the Share Option Holders who have exercised their share options during the period between the following day of the record date and ending on the closing day of the said meeting of shareholders (number of shares delivered as a result of such exercise of the share options shall be the “Number of Exercised Shares Before Split”), number of shares of common stock of the Company to be delivered shall be adjusted by the following formula, and any fractions less than one share generated as a result of such adjustment shall be disregarded.

Number of newly issued shares	=	(Exercise Price before adjustment	-	Exercise Price after adjustment)	X	Number of Exercised Shares Before Split

Exercise Price after adjustment

(b)	Exercise Price after adjustment in the event an adjustment is made pursuant to Subparagraph (1)(b) above shall be applied from the following day of the payment date for the issuance and disposition (if a payment period is set, the last day of the payment period) (if there is a record date, then it shall be applied from the following day of such record date).

(3)	In the event that falls under Subparagraph (1)(a) and (b) above or in the event it is appropriate to adjust Exercise Price, such as allotment of other classes of shares to holders of common stock without consideration and distribution to holders of common stock of another company, the Company may adjust Excise Price within the reasonable extent upon taking into account the terms and conditions of the allotment or distribution and the like.

(4)	In the event the Company makes adjustment to the Exercise Price, the Company shall notify the Share Option Holders or publish public notice by no later than one day prior to the Application Date, provided, however, that if the Company is unable to make notification or publish public notice by no later than one day prior to such Application Date, the Company shall provide notification to the Share Option Holders or publish public notice promptly thereafter.

5.	Exercise period of the share options

From August 1, 2011 to July 31, 2016

6.	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options

(1)	The amount of stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be an amount equal to 50% of the maximum amount of capital increase calculated in accordance with Article 17(1) of the Ordinance on Accounting of Companies, and any fractional amount less than one yen generated as a result of the calculation will be rounded up.

(2)	The amount of the capital reserves to be increased in the event of issuance of shares upon exercise of the share options will be calculated by subtracting “X” from “Y”; where “X” means the amount of stated capital to be increased under Subparagraph (1) above, and “Y” means the maximum amount of capital increase under that Subparagraph.

7.	Restriction on acquisition of the share options by transfer

Acquisitions of the share options by transfer shall be subject to the approval of the board of directors of the Company.

8.	Call option event of the share options by the Company

If the approval of the meeting of shareholders of the Company (or, if the meeting of shareholders of the Company is not required, the resolution by the board of directors or the representative executive officer of the Company) is made for the following Subparagraph (1), (2), (3), (4), or (5), the Company may acquire the share options without consideration on the day as separately designated by the board of director of the Company:

(1)	proposal of execution of a merger agreement under which the Company will be a dissolving company;

(2)	proposal of execution of a company split agreement or company split plan under which the Company will be a splitting company;

(3)	proposal of execution of a share-for-share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of all of the issued shares of the Company, to the effect that the approval of the Company is required for the acquisition of such shares by transfer; or

(5)	proposal of amendment to the Article of Incorporation of the Company to create a provision, as a feature of the class shares that are subject to the share options, to the effect that the approval of the Company is required for the acquisition of such class shares by transfer, or that the Company will acquire all of such class shares upon resolution of the meeting of shareholders of the Company.

9.	Determination policy in Reorganization regarding the details of grant of share options of the Reorganized Companies

In the event the Company conducts a merger (limited to cases where the Company dissolves as a result of the merger), absorption-type company split or incorporation-type company split (in each event, limited to cases where the Company becomes a splitting company), or share-for-share exchange or share transfer (in each event, limited to cases where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the share options of the stock companies listed in Article 236(1)(viii)(a) through (e) of the Companies Act (such companies, the “Reorganized Companies”) will be delivered to the Share Option Holders who hold the remaining share options (the “Remaining Share Options”) as of the point in time immediately preceding the effective date of the Reorganization (the effective date means: with respect to absorption-type merger, the day on which the absorption-type merger comes into effect; with respect to incorporation-type merger, the date of incorporation of the stock company to be incorporated through the incorporation-type merger; with respect to absorption-type company split, the day on which the absorption-type company split comes into effect; with respect to incorporation-type company split, the date of incorporation of the stock company to be incorporated through the incorporation-type company split; with respect to share-for-share exchange, the day on which the share-for-share exchange comes into effect; and with respect to share transfer, the date of incorporation of the wholly-owning parent company to be incorporated through the share transfer), respectively. The relevant absorption-type merger agreements, incorporation-type merger agreements, absorption-type company split agreements, incorporation-type company split plans, share-for-share exchange agreements, or share transfer plans must have a provision to the effect that the share options of the Reorganized Companies will be delivered in accordance with each of the following items:

(1)	The number of the share options of the Reorganized Companies to be delivered:

In each case, the share options will be delivered in the number equal to the number of the Remaining Share Options that are held by the Share Option Holders.

(2)	Class of the shares of the Reorganized Companies subject to the share options:

Shares of common stock of the Reorganized Companies

(3)	The number of shares of the Reorganized Companies subject to the share options:

To be determined in accordance with Paragraph 2 above, taking into consideration the terms, etc., of the Reorganization

(4)	Value of assets to be contributed upon exercise of the share options:

The value of assets to be contributed upon exercise of each share option to be delivered will be equal to “A” multiplied by “B”; where “A” means the amount to be paid in after reorganization, which is calculated by adjusting the Exercise Price under Paragraph 3 above in consideration of the terms, etc., of the Reorganization, and “B” means the number of shares of the Reorganized Companies subject to the share options, which is determined in accordance with Paragraph 2 above

(5)	Exercise period of the share option:

The period starting from the later of (a) the starting day of the exercise period of the share option, as set forth in Paragraph 5 above, or (b) the day on which the Reorganization comes into effect, and ending on the expiration day of the exercise period of the share option, as set forth in Paragraph 5 above

(6)	Matters regarding increased stated capital and capital reserves in the event of issuance of shares upon exercise of the share options:

To be determined in accordance with Paragraph 6 above

(7)	Restriction on acquisition of the share options by transfer:

Any acquisition of the share options by transfer is subject to the approval of the board of directors of the Reorganized Companies

(8)	Call option event of the share options by the Company:

To be determined in accordance with Paragraph 8 above

(9)	Other conditions for the exercise of the share options

To be determined in accordance with Paragraph 11 below

10.	Arrangement for fractions of a share generated as a result of exercise of the share options

When the number of shares to be delivered to a Share Option Holder who has exercised the share options contains fractions of a share, such fractions shall be disregarded.

11.	Other conditions for exercise of the share options

When the Share Option Holders surrender the share options, they may not exercise the share options.

12.	Paid-in amount of the share options

Payment of consideration is not required for the share options.

13.	Day of allotment of the share options

Date of incorporation of the Company

14.	Method to exercise the share options and method of the payment with respect thereto

(1)	In the event of exercise of the share options, “Request for Exercise of Share Options” in the form designated by the Company, must be submitted, with necessary information being filled in and names and seals being affixed, to the handling location of Request for Exercise of Share Options as designated by the representative director of the Company.

(2)	Along with submission of the “Request for Exercise of Share Options” under Subparagraph (1) above, an amount equal to “A” multiplied by “B” must be paid in full in cash by way of transfer to the bank account designated by the Company in the payment handling location designated by the representative director of the Company, no later than the time and date designated by the Company. In this Subparagraph, “A” means the value of assets to be contributed upon exercise of each of the share options, and “B” means the number of the share options subject to the exercise.

15.	Effective timing of the exercise of share options, etc.

(1)	The Share Option Holders who have exercised the share options become the shareholders of the shares of common stock of the Company that are subject to the share options.

(2)	Immediately after the completion of the exercise procedures, the Company will take procedures necessary for entering or recording the shares acquired by the Share Option Holders through the exercise of the share options, on the Share Option Holders’ account that has been opened by the Share Option Holders in advance at the financial instruments business operators, etc. designated by the Company.

16.	Handling of replacement of terms or other measures regarding the provisions of this outline

If replacement of terms or other measures are required with respect to any provision of this outline, this outline may be changed with respect to the handling of matters relating thereto, in accordance with the provisions of the Companies Act and the purpose of the share options, and any such change is deemed to be an integral part of this outline.

17.	Public notification of this outline

The Company shall keep the original copy of the issuance outline for the share options at its head office, and make it available to the Share Option Holders during its business hours.

18.	The Company delegates any other matter necessary with respect to the share option to the discretion of the representative directors.

End

Location Map to the Venue of

the Extraordinary Shareholders Meeting

GRANDAIR Bouquet TOKAI, “Symphony”

Aoi Tower 4th Floor

17-1, Kouyamachi, Aoi-Ku, Shizuoka-Shi

TEL: +81-54-273-5225

Reference Materials for the Extraordinary Meeting of Shareholders

Exhibits for Proposal 1

Business Report

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Changes in Shareholders’ Equity

Audit Report Pertaining to the Consolidated Financial Statements by Accounting Auditor (COPY)

Non-Consolidated Balance Sheet

Non-Consolidated Statement of Income

Non-Consolidated Statement of Changes in Shareholders’ Equity

Audit Report by Accounting Auditor (COPY)

Audit Report by the Board of Corporate Auditor (COPY)

VIC TOKAI CORPORATION

34th Term Business Report

(From April 1, 2009 to March 31, 2010)

1.	Current State of the Company Group

(1)	Progress and results of business

Although we are still facing downward risks such as stagnant situation in the employment market and the effect of deflation, since the last half of this consolidated fiscal year economy in our country has been slowly but gradually recovering from the worldwide economic crisis spread in the previous year.

In the telecommunications services industry, according to the 2009 Survey for the Trend with Telecom Use published by the Ministry of Internal Affairs and Communications, the number of Internet users reached 94,080,000, the diffusion rate of which is 78%, and, in particular, broadband usage via optical lines has increased significantly. Telecommunications services are widely used to purchase various goods from digital contents, including music, images and video games, to daily goods, to communicate with others through *1SNS or other networks, and to collect information by browsing electronic bulletin boards. Internet has become actively used by people of all generations and is permeating into our life as “essential goods for daily living.” As the mobile market matures, the market is facing a significant turning point toward the expansion of business, resulting from the evolution of mobile devices such as a *2Smartphone and the development of high-speed communications method, such as a *3WiMAX phone or an *4LTE, which will appear hereafter, and the market is shifting to qualitative growth from quantitative growth based on, for example, the number of subscribers.

In the CATV industry, analog television broadcasting will end by July 2011, and the Ministry of Internal Affairs and Communications is requesting the industry to prepare for terrestrial digital television broadcast through the service of providing only the retransmission of terrestrial digital television broadcast at a fee or with a menu easily available to viewers, or by securing the viewer environment through the tentative introduction of “digital-to-analog converter,” which converts digital data into analog data for analog transmission. In addition, competition in the industry has intensified since telecommunications carriers entered the broadcast service market, and it is expected that M&A and other reorganization will be boosted.

In the information service industry, due to the long-term stagnation from the previous year adversely affecting the willingness of companies to invest in the ICT business, the software development environment is still stagnant. On the other hand, the IT outsourcing service utilizing the data center such as *5cloud computing and information security services is steadily strengthening due to increasing *6BCP of companies and demand for saving maintenance and management costs.

Under such circumstances, the net sales of our Company Group for this consolidated fiscal year increased to JPY 42,758 million (a 11.9% increase from the previous year), and the operating income reached JPY 5,540 million (a 23.1% increase from the previous year), increasing by JPY 1,038 million from the previous year, the ordinary income reached JPY 5,235 million (a 23.6% increase from the previous year), which set a record for five consecutive years, and the net income reached JPY 2,815 million (a 11.3% increase from the previous year), increasing by 286 million from the previous year; as a result that each division actively worked on and successfully achieved its respective business target, and the group is stimulated by M&A conducted in December 2009.

Our segment-by-segment results are as follows:

<Telecommunications Service>

(a)	ISP BB business division

According to the Quarterly Data Publication on the Number of Electric Telecommunications Service Subscriptions and Shares (as of 2009 Third Quarter (end of December)), the number of domestic broadband subscriptions reached 31,710,000 as of December 31, 2009, increasing by 1,600,000 subscriptions in a year (including an increase of 2,780,000 *7FTTH subscriptions and a decrease of 1,460,000 *8DSL subscriptions), as a result of a steady increase of FTTH subscriptions, in particular.

Based on such market trends, our Company Group has been aggressively making efforts to secure new FTTH subscribers in cooperation with agencies, mainly including volume-sales electrical appliance stores, PC shops, and FTTH carriers, and recommended the existing ADSL subscribers switch to FTTH, in order to increase FTTH subscribers. In addition, the Flet’s Hikari @T COM plan provides not only the Internet services but also a variety of entertainment that is available by accessing image contents of “Flet’s TV” and “Hikari TV” or by connecting to game machines, and increased new users.

Furthermore, we exerted efforts to give customer support training to employees, provide satisfactory operations to customers, and enhance information security so that customers may enjoy using the service safely, in order to prevent cancellations.

As a result of these efforts, the number of broadband subscribers reached 355,000 as of the end of March 2010 (including 262,000 FTTH subscribers and 92,000 ADSL subscribers), and an increase of 53,000 subscribers is indicated in this consolidated fiscal year (including an increase of 75,000 FTTH subscribers and a decrease of 22,000 ADSL subscribers).

With regard to the contents service, we took steps to enhance the contents service to members in the individual on-line storage service “My@T COM,” for example, by increasing memory capacity from *92GB to 10 GB to store videos and high image quality photos. In this consolidated fiscal year, the number of members reached 150,000 as of March 31, 2010, increasing by 55,000 members. The comprehensive community website “Minakuru” operated by us had 216,000 new ID members in this consolidated fiscal year, and the number of members steadily increased to 845,000 as of March 31, 2010.

(b)	Carrier service business division

The number of transactions of the ADSL wholesale business decreased by 27,000 in this consolidated fiscal year and was 131,000 as of March 31, 2010, owing to consumers’ preference for FTTH. Under such circumstances, we have successfully secured profits through our efforts to reduce capital investments and consolidate DSL facilities to save costs.

On the other hand, for the data transmission service for corporate customers, the number of customers increased as a result of our active efforts to cultivate new customers and upgrade existing customers and earnings from VPN and the sale of top *10traffics increased.

As a result of these efforts, the sales of the communications service business remarkably increased to JPY 14,892 million (a 4.7% increase from the previous year), and the operating income to JPY 3,570 million (a 10.9% increase from the previous year).

<CATV>

(a)	Common matters

We acquired the shares of LCV Corporation (Suwa-shi, Nagano Prefecture) and Kurashiki Cable Television Inc. (Kurashiki-shi, Okayama Prefecture) in December 2009 to make them our consolidated subsidiaries. Thereby, our Company Group acquired 179,000 broadcast customers and 45,000 communications service customers. Both companies’ business results are reflected in the business result of our Company Group for this fourth quarter of this fiscal year.

(b)	Broadcast business division

According to the “Investigation on the Penetration of Digital Terrestrial Broadcast”

published by the Ministry of Internal Affairs and Communications in November 2009, the penetration rate of terrestrial digital broadcast receivers for households has reached 69.5% and demand for digital broadcast is expected to steadily grow. As high quality televisions spreads, demand for high quality images and sound, as well as demand for diversification of programs for high vision broadcasts, is increasing.

Our Company Group is providing “Digipack,” a digital multichannel service which offers up to 105 channels including CS High-Vision broadcast, and has promoted digitalization mainly through active sales promotion to invite CATV customers to additionally subscribe to Digipak. We also exerted efforts to acquire new subscribers by offering the benefits of CATV business, such as a set subscription discount for subscribers who simultaneously subscribe to CATV and FTTH.

As a result of M&A and these efforts, the number of broadcast service customers reached 521,000 as of March 31, 2010, increasing by 186,000 in this consolidated fiscal year.

(c)	Telecommunications service division

With regard to the telecommunications service business division, our Company Group focused its attention on the diffusion of “Hikari-de-Net,” an FTTH service using CATV optical trunk network, and “Hikari de Talk(S),” a Hikari Primary Telephone. We are providing a bundle service, which includes, but is not limited to, Internet, and fixed telephone and digital broadcast services, at prices sufficiently attractive to subscribers when compared with those of competitors. In conjunction with the acquisition of subscribers, we made efforts to actively invite CATV Internet subscribers to switch to FTTH, in order to prevent outflow of our customers to other companies selling FTTH.

We exerted our efforts to enhance and expand our services by providing new services, including without limitation, commencement of “White Call 24” in June 2009, an optional service of providing free domestic calls between “Hikari de Talk(S)” and Softbank Mobile phones for twenty-four hours, and by increasing the download speed of “Hikari-de-Net” to 200 Mbps*11 in August 2009.

As a result of M&A and these efforts, the number of CATV telecommunications service subscribers reached to 164,000 as of March 31, 2010 (including 85,000 FTTH subscribers and 80,000 CATV Internet subscribers), increasing by 66,000 in this consolidated fiscal year (including an increase of 29,000 FTTH subscribers and an increase of 37,000 CATV Internet subscribers).

As a result of the above, the net sales of the CATV business remarkably increased to JPY 16,374 million (a 27.4% increase from the previous year), and the operating income to JPY 2,062 million (a 46.3% increase from the previous year).

<System innovation service>

(a)	Software development business division

With regard to the software development business, the number of our developments had been expected to decrease due to the influence of a decline in the business sector’s willingness to ICT investment. We made every effort to acquire orders for maintenance and *12enhancement services and to improve quality and productivity by managing every aspect of the project, in order to minimize the impact of the market situation, and as a result of such efforts, the operating income exceeded the previous fiscal year owing to such effort.

(b)	Information processing and management business division

In addition to the development of new services and the expansion of existing services, the information processing and management business division actively invested in human resource development for the future, by further enhancing the personnel structure, education, and training for technical experts in charge of management and infrastructure building.

With regard to the business results, both the net sales and operating income exceeded the previous fiscal year owing to an increase of stock-type business projects and acquisition of a large order.

(c)	System goods and products sales business division

The system goods and products sales business division worked to provide outsourcing services, now including *13virtualization technology, in addition to infrastructure building technology for data centers, network infrastructures and servers, which is our advantage. As a result, the sales of outsourcing services increased owing to, for example, the acquisition of a large order from the restaurant industry, and both the net sales and operating income exceeded the previous year.

As a result of these efforts, the net sales of the system innovation business increased to JPY 11,465 million (a 3.4% increase from the previous year), and the operating income to JPY 966 million (a 11.7% increase from the previous year) owing to an increase of stock-type business projects including outsourcing services.

<Other businesses>

The net sales of other businesses were JPY 26 million (a 2.8% decrease from the previous year) and the operating income was JPY 21 million (a 3.7% decrease from the previous year).

Notes:

*1	“SNS (abbreviation of Social Networking Service)” means a membership communication service.

*2	“Smartphone” means a mobile terminal, into which the functions of a mobile phone or PHS, and a mobile information terminal are merged.

*3	“WiMAX (abbreviation of Worldwide Interoperability for Microwave Access)” means one of the standards of wireless communication technology.

*4

“LTE (abbreviation of Long Term Evolution)” means a mobile phone system evolved from the third generation mobile phone system, which is a wireless system that realizes high speed communication exceeding 100 Mbps in future.

*5	“Cloud computing” means a way of using a computer based on networks, in particular, the Internet. User utilizes computer processing services through networks.

*6	“BCP (abbreviation of Business Continuity Plan)” is a plan to continue business, which means an administration and management policy established by a company for the stable performance of business.

*7	“FTTH (abbreviation of Fiber To The Home)” means a way to use home communications, using optical fibers.

*8	“DSL (abbreviation of Digital Subscriber Line)” is a general term for high-speed digital data communication technology via telephone lines.

*9	“GB (abbreviation of Gigabyte)” means a unit of measurement of information size and is abbreviated as “GB.”

*10	“Traffic” means digital data of sounds, documents or images, which move on networks. It also means the information volume of such data, which moves on networks.

*11	“Mbps (abbreviation of Megabit per second)” is one of the units of communication speed and indicates a unit of data transfer rate equal to 1,000,000 bits per second.

*12	“Enhancement service” means the service of enhancing and improving the functions and quality of the current system, or adding new functions or expanding existing functions.

*13

“Virtualization” means the abstracting, multiplexing, or integration of system resources so that multiple users (or multiple user programs) may simultaneously use computers efficiently and steadily. It is also used as a general name of virtualization technology.

Segment-by-segment net sales of the Company Group

Business Segment	2009 (This consolidated fiscal year)		Ratio compared to the previous consolidated fiscal year
	Net sales (JPY mil.)	Composition ratio (%)	Increased/decreased amount (JPY mil.)	Increase/ decrease ratio (%)
Communication service business	14,892	34.8	667	4.7
CATV business	16,374	38.3	3,517	27.4
System innovation business	11,465	26.8	379	3.4
Other businesses	26	0.1	0	Δ2.8
Total	42,758	100.0	4,563	11.9

(2)	Issues to be resolved

The issues to be resolved by our Company Group are as follows:

<Common issues for all members of our Company Group>

(a)	Our Company Group will aim to expand and enhance services, and strengthen business infrastructure by actively performing measures for future development. In addition, our Company Group will carefully examine investment in such measures and obtain a sound financial structure by making effort to reduce fund raising costs.

(b)	In the information telecommunications industry, to which our Company Group belongs, technology is remarkably innovated and, in order for the sustainable development of our Company Group, excellent human resources are necessary and our Company Group will work on fostering such human resources as one of our management subjects in strengthening our management strength.

(c)	Our Company Group will continuously make efforts to operate the internal control system so that our financial reports such as the annual security report will be deemed reliable.

(d)	Our Company Group, as a member of a part of the information telecommunication industry, believes that our primary social responsibility is to provide reliable and safe services and products, highly satisfactory to our customers and business partners. Our Company Group is handling many proprietary information of individual and corporate customers, and we recognize that it is our important obligation to protect such proprietary information. In order to protect such proprietary information, we will exert ourselves to maintain and enhance information security and improve the quality of services.

(e)	The Companies Act and the Financial Instruments and Exchange Act require a highly transparent management structure and the enhancement of an internal control system, and thus, we understand that the enhancement of corporate governance is an important management subject. We are exerting efforts to enhance the control function of the management by inviting independent outside officers who are not from the parent company of any of our group companies and we will continuously exert efforts to enhance corporate governance system.

<Communication service>

(a)	Common issues

In the domestic broadband market, FTTH services are steadily spreading and the utilization of image contents through broadband is expanding. Our Company Group will proceed with the planning and discussing of new services provided by connecting to *14NGN, and deal with and study new technology including the Internet connection service on NGN, using *15IPv6, scheduled to start in April 2011 or thereafter.

(b)	ISP BB business division

With regard to ISP BB business division, recognizing that now is the time to strengthen our business infrastructure, we will continue to more closely cooperate with carriers and actively engage in acquisition of new subscribers. We will also exert ourselves to make our services more reliable and satisfactory to subscribers by enhancing and expanding subscriber benefits and security measures, and improving our support service, in order to prevent cancellations.

On the other hand, we will make our efforts to increase *16ARPU by further enhancing and expanding the on-line storage service “My@T COM” and providing additional services with new contents.

(c)	Carrier service business division

In the ADSL wholesale business of the carrier service business division, we recognize that it is critical to take measures against the downward trend in the number of DSL subscribers due to the spread of FTTH services. We will attempt to secure profits by reflecting the subscriber trends in each area through such measures as consolidation of DSL facilities and restriction on new investments, as necessary.

With regard to the data transmission service business for corporate users, we will efficiently utilize the telecommunications assets so as to create the maximum synergy effect in relation to the existing businesses, and will make efforts to continue to ensure the quality and reliability of network services.

<CATV>

(a)	Broadcasting business division

Toward the termination of terrestrial analog broadcasting in July 2011, terrestrial digital broadcasting is now in a growing phase on a full-scale basis.

At present, , the retransmission business of terrestrial digital broadcasts in the broadcasting business division of our Company Group has been working favorably in gaining new subscriptions and preventing cancellations. However, as the multichannel broadcasting services via fiber-optic communications, etc., provided by telecommunications carriers, are becoming increasingly widespread, it is expected that in the future we will face intensified competition with the telecommunications carriers for winning over customers.

Under these circumstances, in order to continue to satisfy our customers as a broadcaster that has close connection to the service areas, our Company Group will provide service plans tailored to customer needs and expand and improve the broadcasting content in a way that major telecommunications carriers are not capable of, and will proactively work to promote customer acquisition.

In addition, we plan to launch in July 2011 the “Digital Analog Conversion” service, a retransmission service that converts terrestrial digital broadcasts to analog for households that are not equipped with a terrestrial digital broadcast receiver (as the Ministry of Internal Affairs and Communications requires this to be a temporary measure, the service will terminate as of March 31, 2015). With such service, it will be possible during the period to continue to watch programs with TV sets that are not compatible with the terrestrial digital broadcasts. We will take advantage of this in order to prevent customer’s cancellations and to increase new subscriptions.

(b) Telecommunications service business division

In the telecommunications service business division, the telecommunications service via CATV annually increased by 220,000 to reach 4,300,000 as of December 31, 2009, according to data published by the Ministry of Internal Affairs and Communications in March 2010. It seems that the trend of increasing use of broadband in the CATV areas is likely to continue.

Under such circumstances, we take pride that the FTTH services provided by our Company Group are highly competitive in service and price, and recognize that establishing stable revenue bases at an early stage by differentiating our services from those of our competitors is crucial. By taking advantage of the strength of having a close connection to local community, which is a characteristic of CATV, we will further expand and improve the quality of the bundle services that are aligned with broadcasts and customer supports, and will also attempt to proactively keep conducting marketing activities so that many subscribers will continue to use our services.

<System innovation service>

(a) Software development business division

In the software development business division, customers require establishment of diversified, high-quality and low-price systems more strongly than ever. Our Company Group considers that the most critical issue is to maintain and improve the technological quality into the future, and will try to nurture personnel in the aim of improving the quality, productivity, and project management skills, and will attempt to boost profit-earning ratio by actively utilizing *17 offshore development.

In addition, we will also attempt to increase sales of enhancement services in order to cope with the decline in sales of development services.

(b) Information processing and management business division

In the information processing and management business division, we provide services that integrate our technical skills and IT solutions that we have obtained through the information processing and management business, such as IT outsourcing services that utilize the functions of: “high-spec next-generation data center,” which is the core facility of the information and telecommunications business; and the network infrastructure.

To continue to boost our competitiveness, we will expand and improve our services by, for example, including additional service menus to our existing services such as mail solutions, or by commercializing security-related services and Cloud computing services, which are expected to grow in the future. We will also proactively work on the eco-friendly *18Green IT.

(c) System goods and products sales business division

In the system goods and products sales business division, we will aim to strengthen and expand the revenue base by proactively proposing and promoting to our existing customers the above system solutions and IT outsourcing services and increasing the sales of the same to the new customers.

Notes:

*14

NGN (abbreviation of Next Generation Network) is the next generation IP network replacing the current network, which integrates IP networks for internet services and telephony network for telephone services into IP communication networks by using IP technology.

*15	IPv6 (abbreviation of Internet Protocol Version 6) is the telecommunication protocol that is becoming the next-generation version (Version 6) of Internet protocol: the one currently used is Version 4.
*16	ARPU (abbreviation of Average Revenue per User) is the monthly sales per subscriber.
*17	Offshore development is outsourcing by the system integrator of development, operation, or management, etc., of systems to foreign business entities or overseas subsidiaries.
*18	Green IT is environmentally-conscious IT products and IT base, or IT utilization that leads to environmental conservation or efficient utilization of resources.

(3)	Capital Investment

In this consolidated fiscal year, we made a total of JPY 7,014 million in capital investments. The main investments are as follows.

Name of business segment	Detail of equipment	Business division
Communication service business	Information box equipment	Carrier service business
CATV business	Transmission channel equipment	Broadcasting and telecommunications service business

(4)	Financing

In order to finance for capital investment costs and operational costs, we have borrowed money from financial institutions, and the outstanding amount of the borrowing for this consolidated fiscal year has become JPY 31,568 million.

(5)	Changes in assets and income and losses

(a)	Assets and income and losses of our Company Group

Category	31st term (FY 2006)	32d term (FY 2007)	33rd term (FY 2008)	34th term (FY 2009)
Net sales (JPY mil.)	33,924	35,089	38,195	42,758
Ordinary income (JPY mil.)	4,196	4,223	4,235	5,235
Net income (JPY mil.)	4,112	2,333	2,528	2,815
Net income per share (JPY)	102.74	58.23	64.10	75.88
Total assets (JPY mil.)	33,729	40,118	43,791	61,255
Net assets (JPY mil.)	13,610	14,947	14,971	15,737
Net assets per share (JPY)	337.96	371.08	392.58	417.15

(b)	Assets and income and losses of the Company

Category	31st term (FY 2006)	32d term (FY 2007)	33rd term (FY 2008)	34th term (FY 2009)
Net sales (JPY mil.)	30,960	31,779	34,754	37,198
Ordinary income (JPY mil.)	4,068	4,306	4,376	5,023
Net income (JPY mil.)	3,989	2,358	2,465	2,792
Net income per share (JPY)	99.64	58.84	62.49	75.27
Total assets (JPY mil.)	30,557	36,086	39,202	48,929
Net assets (JPY mil.)	13,731	15,093	15,048	15,484
Net assets per share (JPY)	342.85	376.57	396.71	420.79

Notes:

1.	Net income per share has been calculated based on the average number of shares during the fiscal year exclusive of the average number of treasury stocks during such fiscal year.

2.	Net assets per share has been calculated based on the total number of issued shares at the end of the fiscal year exclusive of the number of treasury shares at the end of such fiscal year.

(6)	Status of significant parent company and subsidiaries

(a) Relationships with the parent company

The parent company of the Company is TOKAI CORPORATION, which holds 24,041,060 shares of the Company (of which 2,377,120 shares are held indirectly), and its voting rights ratio is 65.4% (of which the ratio of indirectly held shares is 6.4%).

The Company provides the parent company with information services such as software development and maintenance services and information processing services, as well as telecommunications services such as wholesale related to the Internet.

(b) Status of significant subsidiaries

Corporate name	Capital (JPY million)	Investment ratio (%)	Primary business
Ichihara Community Network Television Corporation	1,320	90.0	Cable television broadcasting business Telecommunications service business

Atsugi Isehara Cable Network., Inc.	695	99.2	Cable television broadcasting business Telecommunications service business

Kumagaya Cable Television Corporation	491	99.8	Cable television broadcasting business Telecommunications service business

EAST Communications Co., Ltd.	240	100.0	Cable television broadcasting business Telecommunications service business

Gotemba Cablemedia Corporation	450	100.0	Cable television broadcasting business Telecommunications service business

LCV Corporation	353	87.3	Cable television broadcasting business Telecommunications service business Data center business

Kurashiki Cable Television Inc.	400	50.0	Cable television broadcasting business Telecommunications service business

The Company has 7 subsidiaries as listed above. The consolidated net sales for this fiscal year was JPY 42,758 million, the consolidated ordinary income was JPY 5,235 million, and the consolidated net income was JPY 2,815 million.

Notes:

1.	We acquired the shares of Kurashiki Cable Television Inc. as of December 4, 2009, and made it our subsidiary.

2.	We acquired the shares of LCV Corporation as of December 7, 2009, and made it our subsidiary.

3.	We merged Gotemba Cablemedia Corporation, a consolidated subsidiary of the Company, as of April 1, 2010.

(7)	Details of the primary businesses

Our Company Group consists of the Company and its 7 subsidiaries, and engages in information service and telecommunications service business. The segments of the business are divided into 4 categories based on their type.

Segment-by segment “details of the primary businesses” are as follows:

Communication service business	Internet connection service utilizing ADSL lines and FTTH, wholesale of lines and lending of core wires as communication carriers, data transmission services

CATV business	Cable television broadcasting, Internet, IP phone and other telecommunications services by using CATV network

System innovation service business	Software development, information processing and management, IT outsourcing service, sales of system goods and products by system integration.

Other businesses	Land leasing

(8)	Major offices

The Company	Head Office, SIS Headquarters	Shizuoka Prefecture
	Tokyo Headquarters, CS Headquarters	Tokyo
	CATV Headquarters	Shizuoka Prefecture
	Nihonbashi First Office	Tokyo
	Data center	Shizuoka Prefecture
	Hamamatsu Sales Division	Shizuoka Prefecture
		Kanagawa	Kanagawa Branch, Customer Center
		Saitama	Saitama Branch
		Chiba	Chiba Sales Office, Kashiwa Sales Office
	Office	Tama area, Tokyo	Tama Sales Office
		Shizuoka	Broadcasting and Telecommunications Center, Mishima Branch, Numazu Branch, Fuji Branch, Seisei Branch
Ichihara Community Network Television Corporation	Head office	Chiba Prefecture
Atsugi Isehara Cable Network., Inc.	Head office	Kanagawa Prefecture

Kumagaya Cable Television Corporation	Head office	Saitama Prefecture
EAST Communications Co., Ltd.	Head office	Chiba Prefecture
Gotemba Cablemedia Corporation	Head office	Shizuoka Prefecture
LCV Corporation	Head office	Nagano Prefecture
Kurashiki Cable Television Inc.	Head office	Okayama Prefecture

Notes:

1.	We closed the Hamamatsu sales department as of April 1, 2010.

2.	We promoted the Kashiwa sales office to the Chiba branch as of April 1, 2010.

3.	We merged Gotemba Cablemedia Corporation as of April 1, 2010, and newly created a Gotenba branch.

(Explanation of abbreviation)	1. SIS: Abbreviation of system innovation services

2. CS : Abbreviation of communication services

(9)	Status of employees

(a)	Status of the employees of the Company Group

Name of business segment	Number of employees (number)
Communication service business	203
CATV business	614
System innovation service business	717
Entire company (common)	56
Total	1,590

Notes:

1.	The number of employees is the number of working staffs (excluding dispatched workers).

2.	The number of employees specified as that of the “entire company (common)” is the number of employees belonging to the administrative department of the Company.

(b)	Status of the employees of the Company

Number of employees (number)	Increase/decrease from the previous fiscal year end (number)	Average age (age)	Average years of service (year)
1,228	62	35.0	8.7

Notes:

1.	The number of employees is the number of working staffs (excluding dispatched workers).

2.	The increase in the number of employees is mainly attributable to an increase of 38 engineers in the system innovation service business and an increase of 17 sales staff, etc. in the CATV business.

(10)	Primary lenders

Lender	Borrowing amount (JPY million)
The Shizuoka Bank, Ltd.	7,638
Mizuho Bank, Ltd.	7,583
The Chuo Mitsui Trust and Banking Company, Limited	7,539
Development Bank of Japan Inc.	4,939
The Shimizu Bank, Ltd.	1,100

Note:

The Company Group has executed overdraft agreements and commitment loan agreements with 10 banks to effectively finance its operating capital. As of this fiscal year end the commitment amount and the loan balance thereunder are JPY 15,500 million JPY 11,450 million, respectively.

(11)	Other significant matters relating to the current state of the Company Group

<Absorption-type merger of the consolidated subsidiary>

Based on the resolution of the board of directors meeting held on February 24, 2010, the Company conducted an absorption-type merger with Gotemba Cablemedia Corporation, which was a consolidated subsidiary of the Company, on April 1, 2010, for the purpose of the effective utilization of management resources by integrating its information, human resources and know how, etc. with those of the Company.

2.	Matters Relating to the Company’s Shares

(1) Total number of issuable shares:	100,000,000 shares
(2) Total number of issued and outstanding shares:	39,663,800 shares (including 2,893,652 shares of treasury stock)

Note: The number of shares increased by 13, 250 shares, by the exercise of the share options.

(3) Number of shareholders:	3,147 shareholders
(4) Major shareholders

Name of shareholder	Number of shares held (share)	Shareholding ratio (%)
TOKAI CORPORATION	21,663,940	58.91
TOKAI GAS CORPORATION	1,670,320	4.54
VICTOKAI Employee Shareholders’ Association	565,197	1.53
Tokaizosen-unyu	512,500	1.39
Akira Fujiwara	473,500	1.28
FURUKAWA ELECTRIC CO., LTD.	400,000	1.08
CONCORDE GROUP	346,500	0.94
Mitsubishi Corporation	333,000	0.90
The Shizuoka Bank, Ltd.	325,000	0.88
Tokio Marine & Nichido Fire Insurance Co., Ltd.	300,000	0.81

Notes: The Company holds 2,893,652 shares of treasury stocks, however, the Company is excluded from the above-stated major shareholders. In addition, the shareholding ratio is calculated without counting the treasury stocks.

3.	Matters Relating to the Company’s Share Options, etc.

(1)	Status of the share options, etc. held by the Company’s officers as of the last day of this business year

(i)	Matters resolved by the resolution of the ordinary meeting of shareholders held on June 26, 2003

•	Number of share options: 9

•	The class and number of shares subject to the share options:

Common stock of the Company:         2,250 shares (Note)

•	Amount to be paid-in upon exercising the share options:

JPY 595 per share (Note)

•	Exercise period for the share options:

From July 1, 2005 to June 30, 2010

•	Shareholding status of the Company’s officers:

Classification	Number of share options (unit)	Number of shares subject to the share options (share)	Number of shareholders (number)

Directors (excluding Outside Directors)	9	2,250	1
Outside Directors	—	—	—
Corporate Auditors	—	—	—

Note: The number of shares subject to the share options and the amount to be paid-in upon exercising the share options are adjusted due to the stock split executed on February 20, 2004 by which 1 share was divided into 2.5 shares.

(ii)	Matters resolved by the resolution of the ordinary meeting of shareholders held on June 25, 2004

•	Number of share options: 180

•	The class and number of shares subject to the share options:

Common shares of the Company: 18,000 shares

•	Amount to be paid-in upon exercising the share options:

JPY 1,019 per share

•	Exercise period for the share options:

From July 1, 2006 to June 30, 2011

•	Shareholding status of the Company’s officers:

Classification	Number of share options (unit)	Number of shares subject to the share options (share)	Number of shareholders (number)
Directors (excluding Outside Directors)	180	18,000	7
Outside Directors	—	—	—
Corporate Auditors	—	—	—

(iii)	Matters resolved by the resolution of the ordinary meeting of shareholders held on June 25, 2009 and by the resolution of the board of directors meeting held on July 31, 2009

•	Number of share options: 930

•	The class and number of shares subject to the share options:

Common shares: 93,000 shares

•	Amount to be paid-in upon exercising the share options:

1,242 yen per share

•	Exercise period for the share options:

From August 1, 2011 to July 31, 2016

•	Shareholding status of the Company’s officers:

Classification	Number of share options (unit)	Number of shares subject to the share options (share)	Number of shareholders (number)
Director (excluding Outside Director)	800	80,000	15
Outside Director	—	—	—
Corporate Auditor	130	13,000	4

(2)	Contents, etc. of the share options issued to employees, etc. of the Company during this business year

Matters resolved by the resolution of the ordinary meeting of shareholders held on June 25,

2009 and by the resolution of the board of directors meeting held on July 31, 2009

•	Number of share options: 130

•	The class and number of shares subject to the share options:

Common shares: 13,000 shares

•	Amount to be paid-in when exercising the share options:

JPY 1,242 per share

•	Exercise period for the share options:

From August 1, 2011 to July 31, 2016

•	Shareholding status of employees, etc. of the Company:

Classification	Number of share options	Number of shares subject to the share options (share)	Number of shareholder (number)
Employees of the Company	90	9,000	3

Officers and employees of the subsidiaries	40	4,000	1

4.	Matters Relating the Company’s Officers

(1)	Names, etc. of directors and corporate auditors

Positions	Name	Responsibilities and Material Concurrently Held Positions
Representative Director and President	Hiroshi Hayakawa

Representative Director and Vice President	Yukio Tsuji

Representative Director and Executive Director	Tomoya Fujiwara	General Manager of CATV Controlling Headquarters and CATV Headquarters

Executive Director	Kensuke Yamaguchi	General Manager of Communication Service Headquarters and ISP BB Business Division

Executive Director	Yasuhiro Fukuda	General Manager of System Innovation Service Headquarters and Data Center Solution Business Division

Managing Director	Keiichi Fueki	Chief of Management Planning Office

Managing Director	Osamu Kitao	Vice General Manager of CATV Controlling Headquarters, General Manager of MSO Headquarters and Representative Director and President of LCV Corporation

Managing Director	Masahiko Takada	Vice General Manager of MSO Headquarters and Representative Director and President of Kurashiki Cable Television Inc.

Managing Director	Hiroyuki Ozawa	General Manager of Administration Headquarters

Managing Director	Wataru Sakamoto	General Manager of CATV Business Division of CATV Headquarters and Representative Director and President of Gotemba Cablemedia Corporation

Director	Yasuhide Iwamoto	General Manager of Career Service Business Division of Communication Service Headquarters, Network Innovation Promotion Division and Operations Management Division

Director	Akihiro Matsukura	Responsible for Hamamatsu Sales Division of System Innovation Service Headquarters and General Manager of Hamamatsu Sales Division

Director	Yasunori Sugiyama	Head of Broadcasting and Telecommunications Center - CATV Business Division of CATV Headquarters

Director	Toshihiro Mochizuki	General Manager of EA Business Division of System Innovation Service Headquarters

Director	Kouichi Unno	General Manager of SI Business Division of System Innovation Service Department and Shizuoka Sales Division

Director	Takashi Makita	Representative Director and President and COO of TOKAI

Director	Hirotaka Yamamoto

Full-Time Corporate Auditor	Tatsuyuki Suzuki

Corporate Auditor	Nobuo Ikeda

Corporate Auditor	Shigeki Masuda

Corporate Auditor	Tetsuya Mishiku	Attorney-at-law

Notes:

1.	Director Mr. Hirotaka Yamamoto is an outside director provided in Article 2(xv) of the Companies Act. He is registered as an individual officer provided in the “Special Provisions for Corporate Code of Conduct in JASDAQ, etc.” of the Osaka Securities Exchange.

2.	Corporate Auditors Mr. Nobuo Ikeda and Mr. Tetsuya Mishiku are outside corporate auditors provided in Article 2(xvi) of the Companies Act. Both of them are registered as individual officers provided in the “Special Provisions for Corporate Code of Conduct in JASDAQ, etc.” of the Osaka Securities Exchange.

3.	Corporate Auditor Mr. Nobuo Ikeda has many years of experience working at a financial institution, and has considerable knowledge in finance and accounting.

4.	Corporate Auditor Mr. Tetsuya Mishiku is acquainted with corporate legal work and tax practice though his experience as a lawyer, and has considerable knowledge in finance and accounting.

5.	Changes of directors during this business year are as follows:

(a)

Four Directors, Mr. Kensuke Yamaguchi, Mr. Wataru Sakamoto, Mr. Kouichi Unno and Mr. Hirotaka Yamamoto, newly assumed the posts of directors at the 33rd ordinary meeting of shareholders held on June 25, 2009.

(b)	Directors Mr. Masaaki Inagawa and Mr. Hajime Kitahara resigned as of June 25, 2009.

(c)	Director and Chairman Mr. Akira Fujiwara left the office due to resignation as of October 30, 2009. The status of concurrent position of such director at the time of his resignation is as follows:

•	Representative Director and Chairman and Chief Executive Officer (CEO) of TOKAI CORPORATION

(2)	Amount of remuneration, etc. paid to directors and corporate auditors

Classification	Number of officers paid	Amount of remuneration, etc. (JPY thousand)
Directors (outside directors included)	21 (1)	245,778 (5,150)
Corporate auditors (outside corporate auditors included)	4 (2)	26,105 (7,242)

Notes:

1.	The number of directors paid indicated above includes one director who resigned as of October 1, 2008, two directors who resigned as of June 25, 2009, and one director who resigned as of October 30, 2009.

2.	The amounts of remuneration, etc. indicated above include JPY 14 million for officers’ bonuses (JPY 13,760,000 to directors and JPY 600,000 to corporate auditors)

3.	The amounts of remuneration, etc. indicated above include the amount of expenses recorded for this business year for the share options granted as stock options (JPY 8,703,000 to directors and JPY 1,369,000 to corporate auditors).

4.	The amounts of remuneration, etc. indicated above include the amount of allowance of retirement benefits to officers that was recorded on this business year.

5.	Other than the above, JPY 11 million was paid to three resigned directors as retirement benefits to officers based on the resolution of the 33rd ordinary meeting of shareholders held on June 25, 2009.

6.	Other than the above, the aggregate amount of salaries as employees paid during this business year to those who concurrently serve as employees and directors is JPY 56 million (including bonuses).

7.	The cap amount of the directors’ annual remuneration amount resolved by the shareholders meeting is JPY 350 million (including annual remuneration of JPY 30 million for outside directors).

(Resolution of the 33rd ordinary meeting of shareholders held on June 25, 2009)

8.	Thecap amount of the corporate auditors’ annual remuneration resolved by the shareholders meeting is JPY 30 million.

(Resolution of the 29th ordinary meeting of shareholders held on June 28, 2005)

(3)	Status of outside officers

Major activities

Classification	Name	Major Activities
Outside Director	Hirotaka Yamamoto	Attended 14 of the 14 board of directors meetings held this fiscal year, and gave his opinion from the perspective of an outside officer as necessary.

Outside Corporate Auditor	Nobuo Ikeda	Attended 18 of the 18 board of directors meetings and attended 15 of the 15 board of corporate auditors meetings held this fiscal year, and gave his opinion from the perspective of an outside officer as necessary.

Outside Corporate Auditor	Tetsuya Mishiku	Attended 9 of the 18 board of directors meetings and 13 of the 15 board of corporate auditors meetings held this fiscal year, and gave his opinion from the perspective of an outside officer as necessary.

5.	Status of the Accounting Auditor

(1) Name of the accounting auditor

Deloitte Touche Tohmatsu LLC

(2)	Amount of remuneration, etc. paid to the accounting auditor for this business year

(i)	Amount of remuneration, etc. paid to the accounting auditor of the Company

JPY 55 million

(ii)	Total amount of monetary payment and other property benefits that is payable by the Company and its subsidiaries

JPY 78 million

Note:	In the audit agreement between the Company and the accounting auditor, the amount of audit fees for under the Companies Act, and the accounting under the Financial Instruments and Exchange Act are not distinguished, therefore, the amount specified in (i) includes the amount of the audit fee, etc. under the Financial Instruments and Exchange Act.

(3)	Details of non-auditing services

The Company pays consideration to the accounting auditor for due diligence services, etc. that are services (non-auditing services) other than the services provided in Article 2(1) of the Certified Public Accountants Act.

(4)	Policies to dismiss or not reappoint accounting auditors

Each fiscal year, the board of corporate auditors will consider whether an accounting auditor should be reappointed, and notify their opinion to the board of directors. When any accounting auditor is recognized to be fallen under any Items of Article 340(1) of the Companies Act, the board of corporate auditors will decide to dismiss the said accounting auditor based on consent of all of the corporate auditors.

If a situation that interferes with the Company’s accounting services is likely to arise, the board of directors will resolve to make a proposal to dismiss or not reappoint an accounting auditor at the shareholders meeting. In such event, the consent of the board of corporate auditors will be required.

6.	System to Ensure that the Execution of Duties by the Directors is in Compliance with the Laws and Regulations and the Articles of Incorporation, and Other Systems to Ensure Appropriate Business Operation

(1)	System to ensure that the execution of duties by the directors and employees is in compliance with the laws and regulations and the Articles of Incorporation

As a cross-sectional effort of the entire Company Group, the Company has set forth “Charter of VIC TOKAI Group Corporate Conduct,” and “VIC TOKAI Code of Conduct,” and established committees such as a “Compliance Risk Committee” intended to promote compliance as well as to comprehensively manage financial risk and business risk, etc., an “Internal Control Committee” to promote the implementation, operation, evaluation and improvement of the internal control system, an “Information Security Committee” intended to protect information assets such as personal information, and the like.

The Company’s internal control system not only covers the scope required under the Financial Instruments and Exchange Act, but also covers and promotes the scope that can be covered by the Company.

In addition, the Company has established a “Rules for Internal Reporting System” for the prevention and early detection of any violation of the law and regulations, makes efforts to comply with laws and regulations by consulting with corporate attorneys on legal issues, will never become associated with any anti-social force or group for the sound management of the company, and will systematically handle any unreasonable demands from such anti-social force or group in a resolute attitude.

The directors are working to immediately report at the board of directors meetings and board of corporate auditors meetings any material violation of the law and regulations or other material facts on compliance which they discover and arise in relation to any employee’s execution of its duties.

(2)	System concerning storage and management of information pertaining to the directors’ execution of their duties

With respect to the handling of information documents pertaining to the directors’ execution of duties, such information is recorded in writing or on electromagnetic media, stored and managed appropriately and definitely in a highly-searchable state depending on the recording media, and maintained in an available state depending on the storage period, pursuant to laws and regulations as well as the “Document Handling Rules,” etc.

(3)	Rules and other systems for risk management against losses

The Company established a “Risk Management Committee” within the “Compliance Risk Committee” as an organization to control the overall risk management, and organized a system to manage risk management such as financial risk and business risk, etc. in the management, as a whole.

In addition, under the recognition that the Company, which plays a role in the information and telecommunications industry, has an important responsibility to protect the information asset of individual customers and business partners, etc. from any threats, the Company is taking necessary measures by establishing various internal rules on information security and the “Information Security Committee.” In case of emergency, the Company will implement a prompt and appropriate information transmission and emergency system in accordance with various internal rules on risk management and information security.

(4)	System to ensure that the directors execute their duties efficiently

In order to ensure that the directors execute their duties efficiently, the Company decides material matters and supervises the status of the directors’ performance of their business, etc. by holding a regular board of directors meeting once a month, and holding additional board of directors meetings as necessary. In addition, with respect to the operation of business, the Company makes mid-term business plans and each year’s budget based on the future business environment, and each division carries out the plans by making specific measures to achieve its goal.

(5)	System to ensure the appropriateness of business of the Company Group consisting of the Company and the Company’s subsidiaries

The Company has a compliance risk manager, a person in charge of internal control and an information security manager in each of its subsidiaries, and has a system in which the Company’s Compliance Risk Committee, the Internal Control Committee and the Information Security Committee control and promote the entire Group.

With respect to operational management, the Company operates and manages its subsidiaries under the system of discussing with, and reporting to, the Company in advance in accordance with the rules for managing affiliate companies, and monitors its subsidiaries as necessary.

In addition, the Company will try to enhance the check and balance function and corporate governance so that the benefits of the Company’s minority shareholders will not be undermined.

(6)	System to ensure the reliability of financial reporting

The Company established the Internal Control Committee to ensure the reliability of financial reporting of the Company and each of its subsidiaries, and is implementing, operating, evaluating and improving internal control for financial reporting.

(7)	Matters concerning the employees who assist the duties of the corporate auditors and matters concerning the independence of such employee from the directors

In order to enhance the effectiveness of audits and to perform the auditing duties smoothly, the Company establishes rules concerning employees who assist the duties of the corporate auditors, and appoints a corporate auditor assistant among the Company’s employees if such assistant is necessary for the corporate auditors. In addition, the board of directors will determine the appointment, dismissal, relocation, and revisions of wages, etc. of the corporate auditor assistant by obtaining the consent of the board of corporate auditors, and thus ensuring the independence of such assistant. The corporate auditor assistant will not concurrently serve any position pertaining to performance of business.

(8)	System for directors and employees to report to the board of corporate auditors and other systems for reporting to corporate auditors

The Company will establish procedures for matters to be reported to the board of corporate auditors by directors and employees, and organized a system to promptly report the board of corporate auditors any important matters that affect the Company’s business or performance, in accordance with such procedure. The method of reporting such matters is determined as a result of discussions between the board of directors and the board of corporate auditors. In addition, the board of corporate auditors may request the directors and employees to report such matters any time as necessary.

(9)	Other systems to ensure effective auditing by the board of corporate auditors

By appropriately maintaining the operation of the “Rules for the Internal Reporting System,” the Company ensures an appropriate reporting system for violations of the law and regulations and other compliance issues.

(10)	Basic policies for eliminating anti-social forces and its implementation status

The Company explicitly states in the “VIC TOKAI Code of Conduct” that the Company “does not maintain relations with anti-social forces,” and makes it a basic policy to have no relationship with any anti-social force that threatens the order or safety of civil society, and to systematically and firmly deal with any unreasonable demands, etc. In accordance with this policy, the Company implements the following systems:

(a)	Having the Administrative Division be the overall responsible department, and deepening its ties with specialized outside agencies such as the relevant police station, anti-violence campaign support center and corporate attorneys, and following their instructions for dealing with anti-social forces;

(b)	Becoming a member of the association of anti-violence campaign support center and making efforts to collect relevant information by attending information exchange meetings and workshops that are held periodically; and

(c)	Periodically providing trainings to keep officers and employees informed of the “VIC TOKAI Code of Conduct,” and engaging in educational activities at such trainings to prevent any damages caused by anti-social forces.

7.	Policies on Determining Dividends from Retained Earnings, etc.

The Company acknowledges that returning its profits to every shareholder is one of the important issues. On the other hand, the Company desires to use its retained earnings adequately and appropriately to strengthen its financial standing, invest in new business to cope with technological innovations, conduct effective merger and acquisition, strengthen its internal management system, and personnel training, etc. and make efforts to contribute to the establishment of a business foundation that enables sustainable growth and enhancement of corporate value for the Company Group. With respect to dividends, the Company’s basic policy is to distribute dividends stably and continuously based on its business performance, and will distribute dividends from retained earnings twice a year for interim dividend and year-end dividend. The decision making bodies on the distribution of dividends from retained earnings will be the meeting of shareholders, for the year-end dividends, and the board of directors for interim dividends.

This year-end dividend for this fiscal year was decided upon as JPY 15 of ordinary dividend per share. In accordance with this decision, this fiscal year’s annual dividend including the interim dividend is expected to be JPY 30 per share.

Note: The amounts specified in this Business Report have been rounded off to the nearest indicated unit.

Consolidated Balance Sheet

(As of March 31, 2010)

(Unit: JPY thousand)

ASSETS		LIABILITIES
Current assets	9,964,563	Current liabilities	27,999,347
Cash and deposits	2,919,740	Accounts payable	2,147,633
Notes receivable and accounts receivable	4,206,890	Short-term loans payable	17,715,492
Merchandise and finished goods	50,729	Lease obligations	603,962
Work in progress	26,020	Other accounts payable	1,796,510
Raw materials and supplies	514,302	Accounts payable related to facilities	1,569,352
Deferred tax assets	500,118	Accrued income taxes	1,579,198
Other	1,820,066	Allowance for bonuses to employees	501,747
Allowance for doubtful accounts	Δ73,302	Other	2,085,450
Fixed assets	51,288,650	Fixed liabilities	17,518,346
Tangible fixed assets	42,699,902	Long-term loans payable	13,852,855
Buildings and structures	30,477,521	Lease obligations	1,993,305
Machinery, equipment and vehicles	5,432,080	Deferred tax liabilities	26,657
Land	2,371,597	Allowance for retirement benefits	260,662
Lease assets	2,427,488	Allowance for retirement benefits to officers	296,348
Construction in progress	72,494	Negative goodwill	47,254
Other	1,918,720	Other	1,041,262

Intangible fixed assets	6,904,615	TOTAL LIABILITIES	45,517,693

Goodwill	6,018,722	NET ASSETS
Lease assets	3,924	Shareholders’ equity	15,311,158
Other	881,968	Capital	2,215,819
Investments and other assets	1,684,133	Capital surplus	2,626,859
Investment securities	242,859	Retained earnings	13,045,539
Deferred tax assets	410,295	Treasury stock	Δ2,577,059
		Valuation and conversion adjustments	27,530

Other	1,066,688	Other securities valuation adjustments	27,530
Allowance for doubtful accounts	Δ35,709	Share options	11,902
Investments and other assets	1,950	Minority shareholders’ equity	386,879

Organization expenses	174	TOTAL NET ASSETS	15,737,470

Commencement expenses	1,776	TOTAL LIABILITIES AND NET ASSETS	61,255,164

TOTAL ASSETS	61,255,164

Consolidated Statement of Income

(From April 1, 2009 to March 31, 2010)

(Unit: JPY thousand)

Item	Amount
Net sales		42,758,263
Cost of sales		24,842,612

Gross profit		17,915,651
Selling, general and administrative expenses		12,374,874

Operating income		5,540,777
Non-operating income
Interest income	633
Dividends income	5,972
Insurance income	5,869
Amortization of negative goodwill	4,295
Compensation income	13,566
Other	19,627	49,965

Non-operating expenses
Interest expenses	330,125
Amortization of deferred organization expenses	104
Amortization of business commencement expenses	888
Other	24,310	355,427

Ordinary income		5,235,314
Extraordinary income
Compensation for transfer Contribution for construction	52,440 89,353
Other	12,563	154,358

Extraordinary loss
Loss on retirement of fixed assets	268,245
Loss on valuation of investment securities	28,465
Loss on cancellation of lease contracts	73,570	370,281

Net income before taxes and other adjustments		5,019,390
Income, resident, and enterprise taxes	2,336,443
Income taxes, etc. adjustments	Δ166,983	2,169,460

Minority shareholders income		34,512

Net income		2,815,418

Consolidated Statement of Changes in Shareholders’ Equity

(From April 1, 2009 to March 31, 2010)

(Unit: JPY thousand)

	Shareholders’ equity
	Capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance as of March 31, 2009	2,211,870	2,622,923	11,293,751	Δ1,220,493	14,908,052
Changes in the consolidated fiscal year
Issuance of new shares	3,948	3,935			7,883
Dividends from retained earnings			Δ1,063,630		Δ1,063,630
Net income			2,815,418		2,815,418
Acquisition of treasury stocks				Δ1,356,566	Δ1,356,566
Net change in non-shareholders’ equity items for the consolidated fiscal year

Total change for the consolidated fiscal year	3,948	3,935	1,751,787	Δ1,356,566	403,105

Balance as of March 31, 2010	2,215,819	2,626,859	13,045,539	Δ2,577,059	15,311,158

	Valuation and conversion adjustments, etc.		Share options	Minority shareholders’ equity	Total net assets
	Other securities valuation adjustments	Total valuation and conversion adjustments
Balance as of March 31, 2009	Δ16,725	Δ16,725	—	80,668	14,971,995
Changes in the consolidated fiscal year
Issuance of new shares					7,883
Dividends from retained earnings					Δ1,063,630
Net income					2,815,418

Acquisition of treasury stocks					Δ1,356,566
Net change in non-shareholders’ equity items for the consolidated fiscal year	44,256	44,256	11,902	306,211	362,370

Total change for the consolidated fiscal year	44,256	44,256	11,902	306,211	765,475

Balance as of March 31, 2010	27,530	27,530	11,902	386,879	15,737,470

(Notes Regarding Material Matters Forming the Basis of the Preparation of the Consolidated Financial Statements)

1. Matters regarding scope of consolidation

(1) Circumstances of consolidated subsidiaries

Number of consolidated subsidiaries: 7 companies

Names of major consolidated subsidiaries:

Ichihara Community Network Television Corporation
Atsugi Isehara Cable Network Corporation
Kumagaya Cable Television Corporation
EAST Communications Co., Ltd.
Gotemba Cablemedia Corporation
LCV Corporation
Kurashiki Cable Television Inc.

Among the above, LCV Corporation and Kurashiki Cable Television Inc. are included in the scope of consolidation as their shares have been newly acquired during this consolidated fiscal year.

2. Matters regarding business year, etc. of the consolidated subsidiaries

The closing date of business year of the consolidated subsidiaries and the consolidated account closing date are the same.

3. Matters regarding accounting standards

(1) Standards and methods of valuation of material assets

(1) Securities

Other securities

Securities with market value

Market value method based on the quoted market price, etc. as of the consolidated account closing date. (The valuation differences are directly charged or credited in full to the net assets, and cost of securities sold is calculated with the moving average method.)

Securities without market value

Cost basis determined by the moving average method.

(2) Inventories

Inventories held for purpose of ordinary sales

Valuation standard is cost basis whereby book value declines with a decline in profitability with respect to balance sheet value.

Methods of valuation are as follows:

Merchandise and work in progress:	Specific identification method

Supplies

Communication equipment:	First-in first-out method

Other than the above:	Last purchase price method

(2) Methods for depreciating material depreciable assets

(i) Tangible fixed assets (excluding lease assets)

Straight-line method. The system innovation service businesses other than the data center facilities and related equipment are depreciated in declining-balance method. The following assets are depreciated over the number of years stated below:

Buildings and structures: 2 to 50 years

Machinery, equipment and vehicles: 2 to 31 years

(ii) Intangible fixed assets (excluding lease assets)

Goodwill and negative goodwill

Straight-line method. Goodwill and negative goodwill is depreciated over the period during which investment is effective (20 years or 5 years).

Software for sale in the market

Depreciation is recorded for the greater of (a) depreciation amount based on expected sales profit during the sales effective period of 3 years or (b) amount equally allocated over the remaining effective period.

Software used by the Company

Depreciated by the straight-line method based on the period in which it can be used within the Company (5 years).

Intangible fixed assets other than software

Depreciated by the straight-line method over a period of 15 years.

(iii) Lease assets

Lease assets for financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

Lease assets are depreciated based on the straight-line method with zero residual value over the lease term.

For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating on or before March 31, 2008, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied.

(3)	Method of depreciation of deferred assets

Organization expenses                             Depreciated in straight-line over 5 years.

Business commencement expenses Depreciated in straight-line over 5 years.

(4)	Standards for recognition of material allowances

(i)	Allowance for doubtful accounts

In order to cover possible losses incurred by accounts receivables, the estimated amount of uncollectible account is recognized in consideration of historical ratio of bad debts with respect to general accounts and specific collectability with respect to specific accounts with concerns of being uncollectible.

(ii)	Allowance for bonuses to employees

In preparation for the payment of bonuses to employees an allowance for the estimated amount to be paid corresponding to this consolidated fiscal year is recognized.

(iii)	Allowance for retirement benefits

In preparation for the payment of employee retirement benefits, the amount is recorded on the basis of the projected retirement benefit obligations and pension assets for the end of this consolidated fiscal year.

Differences at change of accounting standards are charged as expenses in pro rata over 10 years.

Actuarial discrepancies are amortized based on a straight-line method over the average remaining years of service of employees (14 to 17 years), starting from the year following the respective consolidated fiscal year of occurrence.

(Change of accounting policies)

Starting from this consolidated fiscal year, the “Partial Amendments to Accounting Standard for Retirement Benefits (Part 3)” (Corporate Accounting Standard No. 19 of July 31, 2008) is applied. This has no impact on the consolidated financial statements of this consolidated fiscal year because the same discount rate as adopted under the former method is adopted.

(iv)	Allowance for retirement benefits to officers

In preparation for the payment of the officers’ retirement benefits, the amount that would be payable at the end of this consolidated fiscal year determined in accordance with the internal rules is recognized.

(5)	Standards for recognition of material incomes and expenses

(i)	Standards for recognition of sales and cost of sales regarding contracted software development

Contracts on software development which are recognized of its certainty of achievement on the portion progressed by the end of this consolidated fiscal year

Percentage-of-completion basis (percentage of progress is estimated on cost basis).

Other contracts on software development

Completed contract basis.

(Change of accounting policies)

Starting from this consolidated fiscal year, the “Accounting Standard for Construction Contracts” (Corporate Accounting Standard No. 15 of December 27, 2007) and “Application Policy for the Accounting Standard for Construction Contracts” (Application Policy for the Corporate Accounting Standard No. 18 of December 27, 2007) are applied, in lieu of the previously formerly adopted completed contract basis. Among the contracts on software development commenced during this consolidated fiscal year, the percentage-of-completion basis (percentage of progress is estimated on cost basis) is applied with regard to the contracts of no less than JPY10,000,000 which are recognized of its certainty of achievement on the portion progressed by the end of this consolidated fiscal year, and the completed contract basis is applied to other contracts. This change has minor influence on the income/loss.

(6)	Material hedge accounting methods

(i)	Hedge accounting methods

The deferred hedge method is applied mainly. Exceptional treatment is applied to interest rate swaps as they qualify for such exceptional treatment.

(ii)	Hedge methods and hedge accounts

Hedge methods: interest rate swaps

Hedge accounts: interests on loan debts

(iii)	Hedging policy

The Company Group utilizes interest rate swap transactions to avoid risks related to fluctuations of interest rate of loans payable.

(iv)	Methods of assessing effectiveness of hedging

Assessment of effectiveness is omitted because the interest rate swaps qualify for exceptional treatment.

(7)	Accounting treatment for consumption tax, etc.

The tax exclusion method is applied as the accounting method of consumption tax, etc.

4.	Matters regarding valuation of assets and liabilities of consolidated subsidiaries

Method for valuation of assets and liabilities of consolidated subsidiaries is overall market value valuation method.

5.	Changes in material matters forming the basis of preparation of the consolidated financial statements

Changes in the manner of recognition of cost of sales and selling, general and administrative expenses for contracted software development

Among the costs of engineers involved in contracted software development, costs not directly related to the projects such as non-operating man hours used to be included in the cost of sales, however, from this consolidated fiscal year, they are included in the selling, general and administrative expenses.

The reason for this change is to clarify correlation between the income and cost of projects and to more appropriately indicate the operating results since it became possible to identify further detailed costs of project from this consolidated fiscal year, as part of our effort to reinforce project management system for the purpose of applying the percentage of completion basis and further strengthening the internal control system.

Due to this change, gross profit of this consolidated fiscal year increased by JPY 383,973,000 compared to the past manner of recognition, however, there is no influence on the operating income, ordinary income, and net income before taxes and other adjustments.

(Changes in Indication Method)

1.	In the previous consolidated fiscal year, “gain on donation of fixed assets” was listed separately, however, for this consolidated fiscal year it is included in “other” under the non-operating income as its amount became deminimis.

The amount of “gain on donation of fixed assets” in this consolidated fiscal year is JPY 979,000.

2.	In the previous consolidated fiscal year, “loss on cancellation of lease contracts” was included in “other” under “extraordinary loss,” however, for this consolidated fiscal year it is listed separately, as it has gained significance.

The amount of “loss on cancellation of lease contracts” in the previous consolidated fiscal year was JPY 10,547,000.

(Notes Regarding Consolidated Balance Sheet)

1.	Collateralized assets and liabilities secured by the collaterals

(1)	Collateralized assets

Buildings and structures	JPY	11,389,879,000	(JPY 11,011,599,000)
Machinery, equipment and vehicles	JPY	1,023,395,000	(JPY 1,023,395,000)
Land	JPY	622,158,000	(JPY 560,858,000)
“Other” tangible fixed assets	JPY	735,443,000	(JPY 735,443,000)

Total	JPY	13,770,876,000	(JPY 13,331,296,000)

(2)	Liabilities secured by the above collaterals

Long-term loans payable	JPY 5,657,010,000	(JPY 5,657,010,000)
(including the amounts payable within one (1) year)

Total	JPY 5,657,010,000	(JPY 5,657,010,000)

The amounts in the parentheses above indicate those of collateralized factory foundation and liabilities secured thereby.

2.	Total amount of depreciation of tangible fixed assets	JPY 41,463,842,000

(Notes Regarding Consolidated Statement of Changes in Shareholders’ Equity)

1.	Matters regarding types and total numbers of outstanding shares and treasury shares

	Number of shares at the end of the immediately preceding consolidated fiscal year (shares)	Increase in the number of shares during this consolidated fiscal year (shares)	Decrease in the number of shares during this consolidated fiscal year (shares)	Number of shares at the end of this consolidated fiscal year (shares)
Outstanding shares
Common stock	39,650,550	13,250	—	39,663,800
Total	39,650,550	13,250	—	39,663,800
Treasury shares
Common stock	1,719,012	1,174,640	—	2,893,652
Total	1,719,012	1,174,640	—	2,893,652

(Notes)

1.	Increase of 13,250 shares in the total number of outstanding shares of common stock is increase by exercise of share options.

2.	Increase of 1,174,640 shares in the total number of treasury shares of common stock is increase of 1,173,300 shares by acquisition of treasury stocks and increase of 1,340 shares by purchase of shares less than one unit.

2.	Matters regarding dividends

(1)	Amount of dividend payment

Resolution	Type of shares	Total amount of dividends (JPY thousand)	Dividend per share (JPY)	Record date	Effective date
Ordinary meeting of the shareholders held on June 25, 2009	Common stock	512,075	13.5	March 31, 2009	June 26, 2009
Board of directors meeting held on October 30, 2009	Common stock	551,554	15.0	September 30, 2009	November 27, 2009

(2)	Dividend whose record date falls in this consolidated fiscal year but the effective date falls in the following consolidated fiscal year

Resolution	Type of shares	Total amount of dividends (JPY thousand)	Source for dividends	Dividend per share (JPY)	Record date	Effective date
Ordinary meeting of the shareholders held on June 25, 2010	Common stock	551,552	Retained earnings	15.0	March 31, 2010	June 28, 2010

3.	Matters regarding share options as of the end of this consolidated fiscal year

	Type of subject shares	Number of subject shares
Ordinary meeting of the shareholders held on June 26, 2003	Common stock	41,750 shares
Ordinary meeting of the shareholders held on June 25, 2004	Common stock	47,200 shares
Ordinary meeting of the shareholders held on June 25, 2009	Common stock	100,000 shares
Ordinary meeting of the shareholders held on June 25, 2009	Common stock	13,000 shares

(Notes Regarding Financial Instruments)

1.	Matters regarding status of financial instruments

(1)	Action policy for financial instruments

The Company Group acquires financings for capital spending in the form of loans from financial institutions taking into consideration its annual financial plans. In the midst of the fiscal year, we manage funds efficiently by accommodating funds from overdraft agreement and loan commitment agreement with financial institutions so as not to incur excess funds, and at the end of the fiscal year, loans are converted into long-term loans payable as appropriate, so as to stabilize the financial status. Derivatives are utilized to reduce risks from change in interest rate, and it is our policy not to conduct any speculative transactions.

(2)	Details and risks of financial instruments

Notes receivables and accounts receivables, which are operating receivables, are exposed to clients’ credit risks.

Investment securities are mainly shares related to business alliances with our business partner companies, and are exposed to risks of market fluctuations.

Accounts payables, which are operating liabilities, are mostly with payment deadlines within 1 month.

Loans payable and lease liabilities for financing and leasing transactions are mainly to finance funds for capital spending. Loans with fluctuating interest rates are exposed to risks of interest rate fluctuations. As for long-term loans payable, derivative transactions (interest rate swap transactions) are utilized as a hedge method to avoid risks of interest rate fluctuations and to standardize interest payment. The derivative transactions are interest rate swap transactions conducted for the purpose of hedging the risks of interest rate fluctuation on loans payable, and conducted only within the range of actual demand.

As for hedge methods and hedge accounts, hedging policy and methods of assessing effectiveness of hedging, please refer to “3. Matters concerning accounting standards (6) Material hedge accounting methods” in “Notes on Material Matters Forming the Basis of the Preparation of the Consolidated Financial Statements” above.

(3)	Risk management system for financial instruments

(i)	Management of credit risks (risks related to defaults, etc. by business partners)

Notes receivables and accounts receivables which are operating receivables are managed in accordance with the sales management rules, whereby sales personnel in the sales division are responsible for collection, and the sale division manager who takes ultimate responsibility, regularly monitors the business partners’ situation, manages due dates and outstanding balances for the respective major business partners, and seeks to promptly identify and lessen concerns for collections due to deterioration of financial condition, etc.

Concerning derivative transactions, we understand that so-called credit risks arising from default of the counterparties are almost nonexistent because we limit the counterparties to domestic financial institutions with high credibility.

(ii)	Management of market risks (risks related to fluctuations of exchange rates, interest rates, etc.)

Concerning investment securities, market values, issuers’ financial conditions, etc. are regularly identified and financial reports are submitted to the monthly board of directors meetings with regard to the situation of the market values as of the end of each month for any securities with market value and with regard to the situation of any necessary responses and accounting of impairment of any doubts regarding acquisition value of securities without market values.

The Accounting Department is in charge of management and execution of derivative transactions. The derivative transactions are executed in accordance with the certain internal rules, reported to the directors in charge, and are approved by the board of directors as necessary.

(iii)	Management of risks related to liquidity in connection with financing (risks of not being able to make payments when due)

The Company Group manages liquidity-related risks by the Accounting Department timely preparing and updating financing plans based on monthly reports from the respective business divisions and continuously maintaining on-hand liquidity.

(4)	Supplementary explanation on matters regarding market values of financial instruments, etc.

The market value of a financial instrument includes the value based on the market price and, if there is no market price, the value that has been reasonably calculated. As factors that contribute to fluctuations are taken into account in the calculation of the value, the value may fluctuate depending on the adoption of different conditions precedent, etc.

2.	Matters regarding market values, etc. of financial instruments

The amounts recorded in the consolidated balance sheet as of March 31, 2010, market values and differences between the foregoing are as stated below. Those with respect to which identifying market values is extremely difficult are not included in the following table (please see (Note 2)).

	Amount recorded in the consolidated balance sheet (JPY thousand)	Market value (JPY thousand)	Difference (JPY thousand)
(1) Cash and deposits	2,919,740	2,919,740	—
(2) Notes receivable and accounts receivable	4,206,890
Allowance for doubtful accounts (*1)	Δ57,901

	4,148,988	4,148,988	—

(3) Investment securities	199,824	199,824	—

Total Assets	7,268,553	7,268,553	—

(1) Accounts payable	2,147,633	2,147,633		—
(2) Short-term loans payable	11,938,000	11,938,000		—
(3) Other accounts payable	1,796,510	1,796,510		—
(4) Accounts payable related to facilities	1,569,352	1,569,352		—
(5) Accrued income taxes	1,579,198	1,579,198		—
(6) Long-term loans payable (including those payable within 1 year)	19,630,347	19,375,986		Δ254,360
(7) Lease obligations	2,597,267	2,602,311		5,044

Total Liabilities	41,258,309	41,008,993	Δ	249,316

Derivative Transactions	—	—		—

(*1)	Allowances for doubtful accounts recognized as accounts receivable have been deducted.

(Note 1)	Matters regarding methods to calculate market values of financial instruments, and short-term investment securities and derivative transactions

Assets

(1) Cash and deposits; and (2) notes receivable and accounts receivable

Book values are stated for these items, because these items are settled in short time period and thus their market values are close to book value. As it is difficult to identify credit risks of each of the accounts receivable, allowance for doubtful accounts are deemed to be their credit risks, and the amount after deducting such allowance for doubtful accounts is deemed to be the book value of the accounts receivable.

(2) Investment securities

Market values of shares are based on the market price indicated at the stock exchange. Notes to these securities categorized in accordance with their respective holding purposes are as follows.

Other securities

	Type	Cost of acquisition (JPY thousand)	Amount recorded in the consolidated balance sheet (JPY thousand)	Difference (JPY thousand)
Securities whose amount recorded in the consolidated balance sheet exceeds the cost of acquisition	Shares	70,295	138,972	68,677
Securities whose amount recorded in the consolidated balance sheet does not exceed the cost of acquisition	Shares	83,873	60,852	Δ23,021

Total		154,168	199,824	45,655

Liabilities

(1) Accounts payable; (3) Other accounts payable; (4) Accounts payable related to facilities; and (5) Accrued income taxes

Book values are stated for these items, because these items are settled in short time period and thus their market values are close to book value.

(2) Short-term loans payable; (6) Long-term loans payable (including those payable within 1 year); and (7) Lease obligations

Market values of these liabilities are calculated based on the present value, which is the total of the principal and interest discounted by an interest rate anticipated when a similar loan is obtained or a similar lease transaction is newly conducted. Long-term loans with fluctuating interest rates qualify for exceptional treatment of interest rate swaps, and their market values are calculated based on the present value, which is the total of the principal handled together with such interest rate swaps and interest discounted by an interest rate reasonably estimated when a similar loan is obtained.

Derivative transactions

Derivative transactions to which hedge accounting is not applied

Not applicable.

Derivative transactions to which hedge accounting is applied

Because those handled as exceptions to interest rate swaps are treated as a part of long-term loans payable subject to hedging, their market values are stated as a part of the market values of the relevant long-term loans payable.

(Note 2) Financial instruments of which the identification of market values is extremely difficult

Classification	Amounts stated in the consolidated balance sheet (JPY thousand)
Unlisted shares	43,034

With respect to the above, because market prices are not available and identification of market values is found to be extremely difficult, they are not included in “(3) Investment securities”.

(Additional Information)

From this consolidated fiscal year, the “Accounting Standard for Financial Instruments” (Corporate Accounting Standard No. 10, March 10, 2008) and the “Application Policy for Disclosure of Market Value of Financial Instruments, etc.” (Application Policy for the Corporate Accounting Standards No. 19, March 10, 2008) are applied.

(Notes Regarding Information Per-Share)

1. Net assets per share	JPY	417.15
2. Net income per share for this fiscal year	JPY	75.88

3. Net income per share for this fiscal year on fully-diluted basis	JPY 75.84

* Basis for calculating the net income per share for this fiscal year and net income per share for this fiscal year on fully-diluted basis is as follows:

Net income of this fiscal year stated in the consolidated statement of income (JPY thousand)	2,815,418
Net income of this fiscal year belonging to the common stocks (JPY thousand)	2,815,418
Amount not belonging to the common stocks (JPY thousand)	—
Average number of shares of common stocks during this fiscal year (shares)	37,101,975
Primary breakdown of net income adjustment of this fiscal year utilized for calculation of net income per share for this fiscal year on fully-diluted basis (JPY thousand)	—
Net income adjustment of this fiscal year(JPY thousand)	—
Primary breakdown of increase in the number of shares of common stocks utilized for calculation of net income per share for this fiscal year on fully-diluted basis (shares) Share options	20,300
Increase in the number of shares of common stocks (shares)	20,300
Outline of non-dilutive residual shares that were not included in calculation of net income per share of this fiscal year on fully-diluted basis	2 types of share options approved by special resolution at the ordinary meeting of the shareholders held on June 25, 2009 (Number of share options: 1,130)

(Notes Regarding Material Subsequent Events)

Absorption-type merger of a consolidated subsidiary

The Company, based on the resolution at the board of directors meeting held on February 24, 2010, implemented an absorption-type merger to merge with Gotemba Cablemedia Corporation, which is a wholly-owned consolidated subsidiary of the Company, effective as of April 1, 2010.

Overview of the matters related to the merger is as follows:

1.	Purpose of the merger

The merger aims for efficient utilization of the management resources by integrating into the Company the information, personnel, know-how, etc. of Gotemba Cablemedia Corporation whose service area is neighboring to that of the Company.

2.	Outline of the merger

(1)	Schedule of the merger

Board of directors meeting approving the merger:	February 24, 2010
Execution of the merger agreement:	February 24, 2010
Effective date of merger:	April 1, 2010

(2)	Legal method of the merger

Absorption-type merger under which the Company survives and Gotemba Cablemedia

Corporation is dissolved.

(3)	Details of allotment regarding the merger

Because the Company is holding all the shares of Gotemba Cablemedia Corporation, no shares were issued nor was there any increase of capitals as a result of the merger.

3.	Outline of the counterparty merged (as of March 31, 2010)

(1)	Company name:	Gotemba Cablemedia Corporation
(2)	Principal business:	cable television business
(3)	Location of head office:	720-1, Kawashimata, Gotemba-shi, Shizuoka
(4)	Name of representative:	Wataru Sakamoto, Representative Director and President
(5)	Amount of capital:	JPY 450,000,000
(6)	Net assets:	JPY 250,879,000
(7)	Total assets:	JPY 1,161,239,000

4.	Outline of the executed accounting treatment

The transaction was treated as a “transaction under common control” in accordance with “Accounting Standard for Business Combination” (Corporate Accounting Standard No.21 amended on December 26, 2008) and “Corporate Accounting Standards Implementation Guidelines Regarding Accounting Standard for Business Combination and Accounting Standard for Business Split, etc.” (Corporate Accounting Standards Implementation Guidelines No. 10, last amendment December 26, 2008).

(Other notes)

Notes regarding tax-effect accounting

1.	Breakdown of primary reasons for incurrence of the deferred tax assets and deferred tax liabilities:

<Current>

Deferred tax assets
Allowance for bonuses to employees	JPY	199,634,000
Accrued income taxes	JPY	124,212,000
Tax loss carried forward	JPY	81,720,000
Accounts payable	JPY	68,436,000
Others	JPY	147,114,000

Subtotal of deferred tax assets	JPY	621,118,000
Valuation allowance	JPY	Δ109,758,000

Total deferred tax asserts	JPY	511,360,000
Set-off with deferred tax liabilities	JPY	Δ11,242,000

Net deferred tax assets	JPY	500,118,000

Deferred tax liabilities
Adjustment for consolidation on allowance for doubtful accounts, etc.	JPY	859,000
Others	JPY	10,382,000

Total of deferred tax liabilities	JPY	11,242,000
Set-off with deferred tax assets	JPY	Δ 11,242,000

Net deferred tax liabilities		—

<Fixed>
Deferred tax assets
Depreciation of software	JPY	118,876,000
Allowance for retirement benefits to officers	JPY	117,389,000
Allowance for retirement benefits	JPY	104,082,000
Others	JPY	183,247,000

Subtotal of deferred tax assets	JPY	523,595,000
Valuation allowance	JPY	Δ 48,695,000

Total deferred tax assets	JPY	474,899,000
Set-off with deferred tax liabilities	JPY	Δ64,604,000

Net deferred tax assets	JPY	410,295,000

Deferred tax liabilities
Valuation difference for consolidation on fixed assets	JPY	71,263,000
Other securities valuation adjustments	JPY	18,125,000
Others	JPY	1,873,000

Total deferred tax liabilities	JPY	91,262,000
Set-off with deferred tax assets	JPY	Δ64,604,000

Net deferred tax liabilities	JPY	26,657,000

2.	The itemized breakdown of reasons for any material differences between the effective statutory tax rate and income tax rate, etc. after applying tax effect accounting

Effective statutory tax rate	39.7%
(Adjustment)
Items that do not qualify for deduction forever, including entertainment expenses	0.5%
Per capita portion of corporate tax, etc.	0.6%
Valuation allowance	0.7%
Amortization of goodwill	0.9%

Others	0.8%

Tax rate for income tax, etc. after applying tax effect accounting	43.2%

Notes regarding fixed assets used under the lease

1.	Financing and leasing transactions

(1)	Financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

(i)	Details of lease assets

(a)	Tangible fixed assets These are mainly equipment leased to customers in the cable television business, as listed under “Others” (Tools, furniture and fixtures) of the tangible fixed assets.

(b)	Intangible fixed assets Software.

(ii)	Method of depreciation of lease assets As stated in “3. Matters regarding accounting standards (2) Methods for depreciating material depreciable assets” of “Notes Regarding Material Matters Forming the Basis of the Preparation of the Consolidated Financial Statements.”

For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating on or before March 31, 2008, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied as follows.

1.	Financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

(i)	Acquisition cost equivalents, accumulated depreciation equivalents, and outstanding balance as of the last day of this fiscal year of the leased properties

	Acquisition cost equivalents (JPY thousand)	Accumulated depreciation equivalents (JPY thousand)	Outstanding balance as of the last day of this fiscal year (JPY thousand)
Machinery, equipment and vehicles	822,940	497,141	325,798
“Other” tangible fixed assets (tools, furniture and fixtures)	5,133,517	3,385,827	1,747,689
“Other” intangible fixed assets (software)	95,172	71,056	24,115

Total	6,051,629	3,954,025	2,097,603

(ii)	Outstanding lease commitment equivalents of the leased properties as of the last day of this business year

Within one (1) year	JPY	998,513,000
Over one (1) year	JPY	1,191,747,000

Total	JPY	2,190,260,000

(iii)	Lease payments, depreciation equivalents, and interest payment equivalents

Lease payments	JPY	1,325,342,000
Depreciation equivalents	JPY	1,232,023,000
Interest payment equivalents	JPY	74,527,000

(iv)	Calculation method of depreciation equivalents

Depreciation equivalents are calculated based on the straight-line method with zero residual value over the lease term.

(v)	Calculation method of interest equivalents

Interest equivalents are deemed to be the difference between the total lease payments and the acquisition cost equivalents of the leased properties, and they are allocated to each fiscal year based on the effective interest method.

2.	Operating lease transactions

Outstanding lease commitment equivalents for non-cancellable operating lease transactions

Within one (1) year	JPY	31,153,000
Over one (1) year	JPY	72,838,000

Total	JPY	103,991,000

Notes regarding retirement benefits

1.	Outline of the retirement benefit system adopted by the Company Group

The Company Group has adopted the qualified retirement pension plan as a defined benefit plan. The qualified retirement pension plan is established under the joint entrustment agreement among the Company, TOKAI (the parent company), and TOKAI GAS CORPORATION. In addition, since LCV Corporation and Kurashiki Cable Television Inc. were newly included in the consolidated subsidiaries from this consolidated fiscal year, a special retirement benefits mutual aid system has been established additionally.

In addition to the above retirement benefit plan, the Company Group has adopted a multiple employer pension fund system, which qualifies for an exception under Paragraph 33 of the “Practical Guidelines Concerning Retirement Benefits Accounting.”

The following are the matters concerning the multiple employer system under which the required amount of contribution (JPY 216,382,000 for this consolidated fiscal year) is amortized.

(1)	Matters regarding contribution to the overall system (as of March 31, 2009)

Amount of pension assets	JPY 33,984,664,000
Amount of benefit obligations under the pension financing account

JPY 42,950,335,000

Difference	JPY Δ8,965,670,000

The above has been prepared based on the most recent information available as of the date of preparation of the consolidated financial statements.

(2)	Ratio of the Company Group’s contribution to the overall system (from April 1, 2009 to March 31, 2010) 11.2%

(3)	Supplementary explanation

The ratio stated in (2) above does not correspond to the actual ratio of contribution borne by the Company Group.

2.	Matters regarding retirement benefit obligations (as of March 31, 2010)

Retirement benefits obligations	JPY	Δ4,187,830,000
Pension assets	JPY	3,281,884,000

Retirement benefits obligations not yet contributed	JPY	Δ905,945,000
Unrecognized actuarial differences	JPY	667,431,000
Prepaid pension costs	JPY	22,148,000

Allowance for retirement benefits	JPY	Δ260,662,000

(Note) The consolidated subsidiaries have adopted the simplified method in calculating the retirement benefits obligations.

3.	Matters regarding retirement benefit costs (from April 1, 2009 to March 31, 2010)

Service costs	JPY	303,671,000
Interest costs	JPY	87,499,000
Expected returns on assets (negative)	JPY	Δ57,444,000
Amortization of amount of unrecognized actuarial differences	JPY	90,608,000
Amortization of differences at change of accounting standards	JPY	30,228,000

Retirement benefits costs	JPY	454,563,000

(Note) The retirement benefits costs of the consolidated subsidiaries that have adopted the simplified method in calculating the retirement benefits obligations are recognized as service costs.

4.	Matters regarding the basis of calculation of retirement benefit obligations, etc.

Discount rate	2.5%
Expected rate of return on assets	2.5%
Periodical allocation method of expected retirement benefit payment

Straight-line attribution
Period of amortization of actuarial differences	14 - 17 years

Actuarial discrepancies are amortized based on a straight-line method over the average remaining years of service of employees (14 - 17 years), starting from the year following the respective consolidated fiscal year of occurrence.

Period of amortization of differences at change of accounting standards	10 years

Notes regarding share options, etc.

1.	Recognized costs and items related to the share options in this consolidated fiscal year

Share compensation expenses under the general and administrative expenses	JPY 11,902,000

2.	Details, size of the share options, and the fluctuation thereof

(1)	Details of the share options

	2003 Share Options	2004 Share Options	2009 Share Options	2009 Share Options
Type and number of people who were granted share options	Directors: 6 people Employees: 39 people	Directors: 7 people Corporate auditor: 1 person Employees: 40 people	Directors: 16 people Corporate auditors: 4 people	Employees: 3 people Director of an affiliates: 1 person
Number of share options of each type of share	Common stock 141,000 shares	Common stock 58,400 shares	Common stock 100,000 shares	Common stock 13,000 shares
Date of grant	August 1, 2003	August 2, 2004	August 17, 2009	August 17, 2009
Vesting conditions	N/A	N/A	N/A	N/A
Qualifying service period	N/A	N/A	N/A	N/A
Period of exercise	From July 1, 2005 to June 30, 2010	From July 1, 2006 to June 30, 2011	From August 1, 2011 to July 31, 2016	From August 1, 2011 to July 31, 2016

(2)	Volume of the share options and its fluctuation

The following states the share options existed during this consolidated fiscal year (ended March 2010), and the number of share options has been converted into the number of shares.

(i)	Number of share options

	2003 Share Options	2004 Share Options	2009 Share Options	2009 Share Options
Before vesting (shares)
End of the immediately preceding consolidated fiscal year	—	—	—	—
Granted	—	—	100,000	13,000
Expired	—	—	—	—
Vested	—	—	—	—
Balance unvested	—	—	100,000	13,000
After vesting
End of the immediately preceding consolidated fiscal year	56,250	48,000	—	—

Exercised	—	—	—	—
Vested	13,250	—	—	—
Expired	1,250	800	—	—
Balance unexercised	41,750	47,200	—	—

(ii)	Unit price information

	2003 Share Options	2004 Share Options	2009 Share Options	2009 Share Options
Exercise price (JPY)	595	1,019	1,242	1,242
Average stock price at the time of exercise (JPY)	1,227	—	—	—
Fair value unit price as of the date of grant (JPY)	—	—	316	316

3.	Method of valuation of fair value of the share options

Method of valuation of fair value of 2009 share options that have been granted during this consolidated fiscal year is as follows:

(iii)	Valuation method used: the Black-Scholes model

(iv)	Principal basis values and method of estimate

		2009 Share Options
Volatility	(Note) 1.		41.018%
Expected remaining term	(Note) 2.		4.5year
Expected dividend	(Note) 3.	JPY	26
Risk free rate	(Note) 4.		0.618%

(Notes)

1.	Volatility is calculated based on the actual stock price during the period of 4 years and 7 months (from January 2005 to July 2009).

2.	Expected remaining term is estimated assuming that the share options are exercised in the midpoint of the exercisable period, because reasonable estimation is difficult due to insufficiency of data accumulation.

3.	This is the actual dividend for the fiscal year ended March 2009.

4.	This is the interest rate of the government bonds corresponding to the expected remaining term.

4.	Method of estimating the number of vested rights of share options

Generally, only the actual number of expired share options has been considered, because it is difficult to reasonably estimate the number of future expirations.

Notes regarding business integrations, etc.

1.	Application of the purchase method (part 1)

(1)	Name and principal business of the acquired company, main reason for the business integration, date of business integration, legal method of the business integration, company name after the business integration, and the ratio of voting rights acquired

(i)	Name and principal business of the acquired company

Name of the acquired company:	Kurashiki Cable Television Inc.

Principal business:	Cable television broadcasting business, telecommunication business

(ii)	Main reason for the business integration

To expand the business area by means of capital participation to a cable television operator

(iii)	Date of business integration

December 4, 2009

(iv)	Legal method of the business integration and company name after the business integration

Legal method of the business integration:	Share acquisition

Company name after the business integration:	Kurashiki Cable Television Inc.

(v)	Ratio of voting rights acquired

50.0%

The Company Group holds 98.3% (of which 48.3% is indirectly held) of the voting rights of the acquired company upon its acquisition of shares of LCV Corporation on December 7, 2009.

(2)	Period of performance of the acquired company that is included in the consolidated financial statements

From January 1, 2010 to March 31, 2010

(3)	Acquisition cost for the acquired company and its breakdown

Consideration for acquisition	Cash and deposits	JPY	2,801,928,000
Cost directly incurred for the acquisition	Cost of due diligence, etc.	JPY	4,118,000
Acquisition costs		JPY	2,806,046,000

(4)	Amount of goodwill incurred, reason for incurrence, method and period of amortization

(i)	Amount of goodwill incurred

JPY 1,859,194,000

(ii)	Reason for incurrence

The goodwill incurred in relation to the excess earning power expected from the future business development.

(iii)	Method and period of amortization

Straight-line method over twenty (20) years.

(5)	Amounts of assets acquired and obligations undertaken as of the date of business integration and their breakdown

Current assets	JPY	326,993,000
Fixed assets	JPY	4,216,994,000
Total assets	JPY	4,543,988,000
Current liabilities	JPY	1,049,562,000
Fixed liabilities	JPY	2,335,296,000
Total liabilities	JPY	3,384,858,000

(6)	Estimated amount of influence to the consolidated statement of income of this consolidated fiscal year on assumption that the business integration completed on the first day of the consolidated fiscal year

Net sales	JPY	3,406,007,000
Operating income	JPY	514,497,000
Ordinary income	JPY	479,183,000
Net income before taxes and other adjustments	JPY	455,408,000
Net income of this consolidated fiscal year	JPY	211,466,000

(Method of calculation of the estimated amount)

The estimated amount of influence is indicated based on the net sales and income/loss information calculated upon adjusting amortization of goodwill and interest cost for loans payable for share acquisition, on assumption that the business integration has completed on the first day of the consolidated fiscal year.

This note has not been audited.

2.	Application of the purchase method (part 2)

(1)	Name and principal business of the acquired company, main reason for the business integration, date of business integration, legal method of the business integration, company name after the business integration, and the ratio of voting rights acquired

(i)	Name and principal business of the acquired company

Name of the acquired company:	LCV Corporation

Principal business:	Cable television broadcasting business, telecommunication business

(ii)	Main reason for the business integration

To expand the business area by means of capital participation to a cable television operator

(iii)	Date of business integration

December 7, 2009

(iv)	Legal method of the business integration and company name after the business integration

Legal method of the business integration:	Share acquisition

Company name after the business integration:	LCV Corporation

(v)	Ratio of voting rights acquired

87.2%

(2)	Period of performance of the acquired company that is included in the consolidated financial statements

From January 1, 2010 to March 31, 2010

(3)	Acquisition cost for the acquired company and its breakdown

Consideration for acquisition	Cash and deposits	JPY	5,098,072,000
Cost directly incurred for the acquisition	Cost of due diligence, etc.	JPY	7,482,000
Acquisition costs		JPY	5,105,554,000

(4)	Amount of goodwill incurred, reason for incurrence, method and period of amortization

(i)	Amount of goodwill incurred

JPY 3,366,970,000

(ii)	Reason for incurrence

The goodwill incurred in relation to the excess earning power expected from the future business development.

(iii)	Method and period of amortization

Straight-line method over twenty (20) years

(5)	Amounts of assets acquired and obligations undertaken as of the date of business integration and their breakdown

Current assets	JPY 1,020,189,000
Fixed assets	JPY 4,471,126,000
Total assets	JPY 5,491,316,000
Current liabilities	JPY 1,183,043,000
Fixed liabilities	JPY 2,510,267,000
Total liabilities	JPY 3,693,311,000

(6)	Estimated amount of influence to the consolidated statement of income of this consolidated fiscal year on assumption that the business integration completed on the first day of the consolidated fiscal year

Net sales	JPY	4,047,245,000
Operating income	JPY	636,453,000
Ordinary income	JPY	580,986,000
Net income before taxes and other adjustments	JPY	520,744,000

Net income of this consolidated fiscal year	JPY	190,075,000

(Method of calculation of the estimated amount)

The estimated amount of influence is indicated based on the net sales and income/loss information calculated upon adjusting amortization of goodwill and interest cost for loans payable for share acquisition, on assumption that the business integration has completed on the first day of the consolidated fiscal year.

This note has not been audited.

Non-Consolidated Balance Sheet

(As of March 31, 2010)

(Unit: JPY thousand)

ASSETS
Current assets	7,054,728

Cash and deposits	1,381,093
Accounts receivable	3,526,719
Merchandise and finished goods	44,683
Work in progress	26,020
Raw materials and supplies	357,419
Prepaid expenses	357,469
Deferred tax assets	407,179
Other accounts receivables	685,501
Other	318,952
Allowance for doubtful accounts	Δ50,310

Fixed assets	41,874,343

Tangible fixed assets	28,635,400
Buildings	5,539,533
Structures	14,350,662
Machinery and equipments	4,179,314
Vehicles	432
Tools, furniture and fixtures	1,149,641
Land	1,658,376
Lease assets	1,686,970
Construction in progress	70,469
Intangible fixed assets	734,266
Goodwill	13,044

LIABILITIES
Current liabilities	22,963,774

Accounts payable	1,699,432
Short-term loans payable	11,468,000
Long-term loans payable within one (1) year	4,435,260
Lease obligations	428,682
Other accounts payable	1,331,408
Facilities related accounts payable	1,017,423
Accrued expenses	206,241
Accrued income taxes	1,206,858
Accrued consumption taxes	228,471
Advances received	314,198
Deposits received	109,701
Unearned revenue	14,466
Allowance for bonuses to employees	357,176
Allowance for bonuses to officers	14,360
Other	132,095

Fixed liabilities	10,480,662

Long-term loans payable	8,564,610
Lease obligations	1,365,338
Allowance for retirement benefits	131,211
Allowance for retirement benefits to officers	271,170
Long-term guarantee deposited	34,375
Other	113,957

TOTAL LIABILITIES	33,444,436

Software	566,708
Lease assets	578
Telephone subscription right	46,045
Other	107,888

Investments and other assets	12,504,676

Investment securities	242,859
Shares in affiliates	11,276,250
Investments in capital of affiliates	50
Claims provable in bankruptcy, claims provable in rehabilitation and other	9,864
Long-term prepaid expenses	97,290
Deferred tax assets	350,292
Guarantee deposits	465,937
Other	71,996
Allowance for doubtful accounts	Δ9,864

TOTAL ASSETS	48,929,072

NET ASSETS
Shareholders’ equity	15,445,202

Capital	2,215,819
Capital surplus	2,626,859
Capital reserve	2,626,859
Retained earnings	13,179,583
Retained earnings reserve	21,160
Other retained earnings	13,158,423
Other funds	500,000
Deferred retained earnings	12,658,423
Treasury stock	Δ2,577,059
Valuation and conversion adjustments	27,530
Other securities valuation adjustments	27,530
Share options	11,902

TOTAL NET ASSETS	15,484,635

TOTAL LIABILITIES AND NET ASSETS	48,929,072

Non-Consolidated Statement of Income

(From April 1, 2009 to March 31, 2010)

(Unit: JPY thousand)

Item	Amount
Net sales		37,198,325
Cost of sales		21,329,916

Gross profit		15,868,409
Selling, general and administrative expenses		10,610,445

Operating income		5,257,963

Non-operating income
Interest income	532
Dividends income	5,849
Compensation income	11,647
Fiduciary obligation fee	28,800
Other	19,827	66,657

Non-operating expenses
Interest expenses	277,705
Other	23,364	301,069

Ordinary income		5,023,550
Extraordinary income
Compensation for transfer	38,858
Proceeds from contribution for construction	39,830	78,688

Extraordinary loss
Loss on retirement of fixed assets	234,526
Loss on cancel of lease contracts	73,570
Other	28,465	336,562

Net income before taxes and other adjustments		4,765,676
Income, resident, and enterprise taxes	2,070,601
Income taxes, etc. adjustments	Δ97,650	1,972,951

Net income		2,792,724

Non-Consolidated Statement of Changes in Shareholders’ Equity

(From April 1, 2009 to March 31, 2010)

(Unit: JPY thousand)

	Shareholders’ equity
	Capital	Capital surplus		Retained earnings				Treasury stock	Total shareholders’ equity
		Capital reserve	Total capital surplus	Retained earnings reserve	Other retained earnings		Total retained earnings
					Other funds	Deferred retained earnings
Balance as of March 31, 2009	2,211,870	2,622,923	2,622,923	21,160	500,000	10,929,329	11,450,489	Δ1,220,493	15,064,790
Changes in the business year
Issuance of new shares	3,948	3,935	3,935						7,883
Dividends from retained earnings						Δ1,063,630	Δ1,063,630		Δ1,063,630
Net income						2,792,724	2,792,724		2,792,724
Acquisition of treasury stocks								Δ1,356,566	Δ1,356,566
Net change in non-shareholders’ equity items for the business year

Total change for the business year	3,948	3,935	3,935	—	—	1,729,094	1,729,094	Δ1,356,566	380,411

Balance as of March 31, 2010	2,215,819	2,626,859	2,626,859	21,160	500,000	12,658,423	13,179,583	Δ2,577,059	15,445,202

	Valuation and conversion adjustments, etc.		Share options	Total net assets
	Other securities valuation adjustments	Total valuation and conversion adjustments
Balance as of March 31, 2009	Δ16,725	Δ16,725	—	15,048,064
Changes in the business year
Issuance of new shares				7,883
Dividends from retained earnings				Δ1,063,630
Net income				2,792,724
Acquisition of treasury stocks				Δ1,356,566
Net change in non-shareholders’ equity items for the business year	44,256	44,256	11,902	56,158

Total change for the business year	44,256	44,256	11,902	436,570

Balance as of March 31, 2010	27,530	27,530	11,902	15,484,635

(Notes Regarding Matters Concerning Material Accounting Policies)

1.	Standards and methods of valuation of assets

	(1)	Securities

		Shares of subsidiaries	Cost basis determined by the moving average method.

Other securities

Securities with market value

Market value method based on the quoted market price, etc. as of the account closing date of this fiscal year. (The valuation differences are directly charged or credited in full to the net assets, and cost of securities sold is calculated with the moving average method.)

Securities without market value

Cost basis determined by the moving average method.

	(2)	Inventories

Inventories held for purpose of ordinary sales

Valuation standard is cost basis whereby book value declines with a decline in profitability with respect to balance sheet value.

Methods of valuation are as follows:

Merchandise and work in progress: Specific identification method

Supplies

Communication equipment: First-in first-out method

Other than the above: Last purchase price method

2.	Methods for depreciating fixed assets

	(1)	Tangible fixed assets (excluding lease assets)

Straight-line method. The system innovation service businesses other than the data center facilities and related equipment are depreciated in declining-balance method. The following assets are depreciated over the number of years stated below:

Buildings:	2 to 43 years

Structures:	2 to 45 years

Machinery and equipment:	2 to 15 years

Vehicles:	2 years

		Tools, furniture and fixtures:	2 to 20 years

	(2)	Intangible fixed assets (excluding lease assets)

Goodwill

Straight-line method.

Goodwill is depreciated over the period during which investment is effective (5 years).

Software for sale in the market

Depreciation is recorded for the greater of (a) depreciation amount based on expected sales profit during the sales effective period of 3 years or (b) amount equally allocated over the remaining effective period.

Software for the use of the Company

Depreciated by the straight-line method based on the period in which it can be used within the Company (5 years).

Intangible fixed assets other than software

Depreciated by the straight-line method over a period of 15 years.

	(3)	Lease assets

Lease assets for financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

Lease assets are depreciated based on the straight-line method with zero residual value over the lease term.

For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating on or before March 31, 2008, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied.

3.	Standards for recognition of material allowances

	(1)	Allowance for doubtful accounts

In order to cover possible losses incurred by accounts receivables, the estimated amount of uncollectible account is recognized in consideration of historical ratio of bad debts with respect to general accounts and specific collectability with respect to specific accounts with concerns of being uncollectible.

	(2)	Allowance for bonuses to employees

In preparation for the payment of bonuses to employees an allowance for the estimated amount to be paid corresponding to this fiscal year is recognized.

	(3)	Allowance for bonuses to officers

In preparation for the payment of bonuses to officers an allowance for the estimated amount is recognized.

	(4)	Allowance for retirement benefits

In preparation for the payment of employee retirement benefits, the amount is recorded on the basis of the projected retirement benefit obligations and pension assets for the end of this business year.

Differences at change of accounting standards are charged as expenses in pro rata over 10 years.

Actuarial discrepancies are amortized based on a straight-line method over the average remaining years of service of employees (14 to 17 years), starting from the year following the respective business year of occurrence.

(Change of accounting policies)

Starting from this business year, the “Partial Amendments to Accounting Standard for Retirement Benefits (Part 3)” (Corporate Accounting Standard No. 19 of July 31, 2008) is applied. This has no impact on the financial statements of this business year because the same discount rate as adopted under the former method is adopted.

	(5)	Allowance for retirement benefits to officers

In preparation for the payment of the officers’ retirement benefits, the amount that would be payable at the end of this fiscal year determined in accordance with the internal rules is recognized.

4.	Standards for recognition of incomes and expenses

	(1)	Standards for recognition of sales and cost of sales regarding contracted software development

Contracts on software development which are recognized of its certainty of achievement on the portion progressed by the end of this business year

Percentage-of-completion basis (percentage of progress is estimated on cost basis).

Other contracts on software development

Completed contract basis.

(Change of accounting policies)

Starting from this business year, the “Accounting Standard for Construction Contracts” (Corporate Accounting Standard No. 15 of December 27, 2007) and “Application Policy for the Accounting Standard for Construction Contracts” (Application Policy for the Corporate Accounting Standard No. 18 of December 27, 2007) are applied, in lieu of the previously formerly adopted completed contract basis. Among the contracts on software development commenced during this business year, the percentage-of-completion basis (percentage of progress is estimated on cost basis) is applied with regard to the contracts of no less than JPY 10,000,000 which are recognized of its certainty of achievement on the portion progressed by the end of this business year, and the completed contract basis is applied to other contracts.

This change has minor influence on the income/loss.

5.	Hedge accounting methods

	(1)	Hedge accounting methods

The deferred hedge method is mainly applied. Exceptional treatment is applied to interest rate swaps as they qualify for such exceptional treatment.

	(2)	Hedge methods and hedge accounts

Hedge methods: interest rate swaps

Hedge accounts: interests on loan debts

	(3)	Hedging policy

The Company utilizes interest rate swap transactions to reduce risks related to fluctuations of interest rate of loans payable.

	(4)	Methods of assessing effectiveness of hedging

Assessment of effectiveness is omitted because the interest rate swaps qualify for exceptional treatment.

6.	Accounting treatment for consumption tax, etc.

The tax exclusion method is applied as the accounting method of consumption tax, etc.

(Changes in Accounting Policies)

1.	Changes in the manner of recognition of cost of sales and selling, general and administrative expenses for contracted software development

Among the costs of engineers involved in contracted software development, costs not directly related to the projects such as non-operating man hours used to be included in the cost of sales,

however, from this business year, they are included in the selling, general and administrative expenses.

The reason for this change is to clarify correlation between the income and cost of projects and to more appropriately indicate the operating results since it became possible to identify further detailed costs of project from this business year, as part of our effort to reinforce project management system for the purpose of applying the percentage of completion basis and further strengthening the internal control system.

Due to this change, gross profit of this business year increased by JPY 383,973,000 compared to the past manner of recognition, however, there is no influence on the operating income, ordinary income, and net income before taxes and other adjustments.

(Changes in Indication Method)

1. In the previous business year, “insurance income” was listed separately, however, for this business year it is included in “other” under the non-operating income as its amount became deminimis. The amount of “insurance income” in this business year is JPY 2,125,000.

2. In the previous business year, “loss on cancellation of lease contracts” was included in “other” under “extraordinary loss,” however, for this business year it is listed separately, as it has gained significance.

The amount of “loss on cancellation of lease contracts” in the previous business year was JPY 8,968,000.

(Notes Regarding Non-Consolidated Balance Sheet)

1.	Collateralized assets and liabilities secured by the collaterals

(1)	Collateralized assets

Buildings	JPY	39,788,000	(JPY	39,788,000)
Structures	JPY	3,024,471,000	(JPY	3,024,471,000)
Machinery and equipment	JPY	27,116,000	(JPY	27,116,000)
Tools, furniture and fixtures	JPY	107,000	(JPY	107,000)

Total	JPY	3,091,483,000	(JPY	3,091,483,000)

(2)	Liabilities secured by the above collaterals

Long-term loans payable	JPY	362,870,000	(JPY	362,870,000)

(including the amounts payable within one (1) year
Total	JPY	362,870,000	(JPY	362,870,000)

The amounts in the parentheses above indicate those of collateralized factory foundation and liabilities secured thereby.

2. Total amount of depreciation of tangible fixed assets	JPY	22,508,901,000
3. Guarantee obligations	JPY	4,909,737,000
4. Short-term monetary claims to affiliates	JPY	1,039,410,000
5. Long-term monetary claims to affiliates	JPY	91,421,000
6. Short-term monetary liabilities to affiliates	JPY	264,557,000
7. Overdraft and loan commitment agreement

The Company has entered into overdraft and loan commitment agreement with the seven correspondent financial institutions for the purpose of efficiently accommodating operation funds. The amount of loans disbursed, etc. under these agreements as of the end of this business year is as follows:

Total of maximum overdraft amount and loan commitment	JPY	14,450,000,000
Amount of loans disbursed	JPY	11,110,000,000
Difference	JPY	3,340,000,000

(Notes Regarding Non-Consolidated Statement of Income)

1. Volume of transactions with the affiliates
Net sales	JPY	6,818,352,000
Purchase of goods	JPY	1,059,445,000
Volume of transactions other than operating transactions	JPY	363,865,000
2. Research and development expenses included in cost of sales	JPY	14,852,000

(Notes Regarding Non-Consolidated Statement of Changes in Shareholders’ Equity)

1.	Types and total numbers of outstanding shares and treasury shares

	The end of the immediately preceding business year	Increase	Decrease	The end of this business year
Common stock (share)	1,719,012	1,174,640	—	2,893,652

(Note)	Increase of 1,174,640 shares in the total number of treasury shares of common stock is increase of 1,173,300 shares by acquisition of treasury stocks and increase of 1,340 shares by purchase of shares less than one unit.

(Notes regarding tax-effect accounting)

1.	The primary reasons for incurrence of the deferred tax assets:

<Current>
Deferred tax assets
Allowance for bonuses to employees	JPY	141,798,000
Accrued income taxes	JPY	95,701,000
Accounts payable	JPY	68,436,000
Others	JPY	101,243,000

Total deferred tax assets	JPY	407,179,000

<Fixed>
Deferred tax assets
Depreciation of software	JPY	118,876,000
Allowance for retirement benefits to officers	JPY	107,654,000
Others	JPY	141,886,000

Total deferred tax assets	JPY	368,417,000

Deferred tax liabilities
Other securities valuation adjustments	JPY	Δ18,125,000

Total deferred tax liabilities	JPY	Δ18,125,000
Net deferred tax assets	JPY	350,292,000

2.	The itemized breakdown of reasons for any material differences between the effective statutory tax rate and income tax rate, etc. after applying tax effect accounting

Note on this matter is omitted because differences between the effective statutory tax rate and income tax rate, etc. after applying tax effect accounting are no more than 5% of the effective statutory tax rate.

(Notes Regarding Fixed Assets Used Under the Lease)

1.	Financing and leasing transactions

(1)	Financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

(i)	Details of lease assets

(a)	Tangible fixed assets

These are mainly equipment leased to customers in the cable television business (Tools, furniture and fixtures).

(b)	Intangible fixed assets

Software

(ii)	Method of depreciation of lease assets

As stated in “2. Methods for depreciating fixed assets” of “Notes Regarding Matters Concerning Material Accounting Policies.”

For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating on or before March 31, 2008, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied as follows.

1.	Financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee

(i)	Acquisition cost equivalents, accumulated depreciation equivalents, and outstanding balance as of the last day of this fiscal year of the leased properties

	Acquisition cost equivalents (JPY thousand)	Accumulated depreciation equivalents (JPY thousand)	Outstanding balance as of the last day of this fiscal year (JPY thousand)
Machinery and equipment	600,535	348,134	252,401
Tools, furniture and fixtures	3,487,398	2,349,456	1,137,942
Vehicles	97,219	64,640	32,578
Software	73,526	56,944	16,581

Total	4,258,680	2,819,176	1,439,503

(ii)	Outstanding lease commitment equivalents of the leased properties as of the last day of this business year

Within one (1) year	JPY	700,368,000
Over one (1) year	JPY	803,578,000

Total	JPY	1,503,947,000

(iii)	Lease payments, depreciation equivalents, and interest payment equivalents

Lease payments	JPY	1,009,893,000
Depreciation equivalents	JPY	939,545,000
Interest payment equivalents	JPY	53,961,000

(iv)	Calculation method of depreciation equivalents

Depreciation equivalents are calculated based on the straight-line method with zero residual value over the lease term.

(v)	Calculation method of interest equivalents

Interest equivalents are deemed to be the difference between the total lease payments and the acquisition cost equivalents of the leased properties, and they are allocated to each fiscal year based on the effective interest method.

2.	Operating lease transactions

Outstanding lease commitment equivalents for non-cancellable operating lease transactions

Within one (1) year	JPY	23,617,000

Over one (1) year	JPY	63,829,000

Total	JPY	87,447,000

(Notes Regarding Transactions with Related Parties)

1.	Parent company and major corporate shareholders, etc.

Relationship		Parent company

Company name		TOKAI CORPORATION

Address		Aoi-ku, Shizuoka-shi

Capital or investment (JPY thousand)		14,004,624

Business:		Liquefied petroleum gas, petroleum products, related sale of machineries, construction, sale of houses and lands, internet services, etc.

Ratio of voting rights (held)		Directly held 58.9%, indirectly held 6.4%, Total 65.4%

Details of relationship	Interlocking officers	2 interlocking officers
Business relationship	Internet connection, wholesale of lines, lease, maintenance, operation services of internet related facilities (Shizuoka), system development and maintenance, information processing, operation services, sale of system products, leasing of offices

Transactions		Income from wholesale and leasing of lines	Income from data transmission	Information processing, operation services	System development, sale of machineries	Other commission incomes	Leasing of office floors

Amount of transactions (JPY thousand)		2,467,078	2,189,445	816,795	833,655	327,167	127,678

Item		Account receivables					Accounts payable	Long-term deposit paid-in

Balance as of the end of this fiscal year (JPY thousand)		629,420					11,171	91,421

(Notes)

1.	The amount of transactions in the above does not include consumption taxes, etc., and the balance as of the end of this fiscal year includes consumption taxes, etc.

2.	Income from wholesale and leasing of lines, income from data transmission, information processing and operation services, system development and maintenance, sale of machineries, and other commission incomes are determined in consideration of market prices and in accordance with general transaction conditions.

3.	Leasing of office floors is determined in consideration of market price in the vicinity and in accordance with general transaction conditions.

2.	Subsidiaries, etc.

Relationship		Subsidiary	Subsidiary	Subsidiary
Company name		Ichihara Community Network Television Corporation	Atsugi Isehara Cable Network Corporation	Kurashiki Cable Television Inc.
Address		Ichihara-shi, Chiba	Atsugi-shi, Kanagawa	Kurashiki-shi, Okayama
Capital or investment (JPY thousand)		1,320,300	695,000	400,000
Business:		Cable television business	Cable television business	Cable television business
Ratio of voting rights		Directly holding 90.0%	Directly holding 99.2%	Directly holding 50.0%, indirectly holding 48.3%, total 98.3%

Details of relationship	Interlocking officers	4 interlocking officers	4 interlocking officers	4 interlocking officers
Business relationship		Internet connection and wholesale of lines, lease, maintenance, operation services of internet related facilities, guarantee of liabilities	Internet connection and wholesale of lines, lease, maintenance, operation services of internet related facilities, guarantee of liabilities	Guarantee of liabilities

Transactions		Guarantee of liabilities	Guarantee of liabilities	Guarantee of liabilities

Amount of transactions (JPY thousand)		1,095,980	999,325	1,973,350

Item		—	—	—

Balance as of		—	—	—

the end of this fiscal year (JPY thousand)

(Note) The Company is guaranteeing the loans of each of the subsidiaries from financial institutions. The Company has not received guarantee fees.

(Notes Regarding Information Per-Share)

1. 1.Net assets per share	JPY	420.79
2. Net income per share for this fiscal year	JPY	75.27
3. Net income per share for this fiscal year on fully-diluted basis	JPY	75.23

*Basis for calculating the net income per share for this fiscal year and net income per share for this fiscal year on fully-diluted basis is as follows:

Net income of this fiscal year stated in the non-consolidated statement of income (JPY thousand)	2,792,724
Net income of this fiscal year belonging to the common stocks (JPY thousand)	2,792,724
Amount not belonging to the common stocks (JPY thousand)	—
Average number of shares of common stocks during this fiscal year (shares)	37,101,975
Primary breakdown of net income adjustment of this fiscal year utilized for calculation of net income per share for this fiscal year on fully-diluted basis (JPY thousand)	—
Net income adjustment (JPY thousand)	—
Primary breakdown of increase in the number of shares of common stocks utilized for calculation of net income per share for this fiscal year on fully-diluted basis (shares) Share options	20,300
Increase in the number of shares of common stocks (shares)	20,300
Outline of non-dilutive residual shares that were not included in calculation of net income per share of this fiscal year on fully-diluted basis	2 types of share options approved by special resolution at the ordinary meeting of the shareholders held on June 25, 2009 (Number of the share options: 1,130)

(Notes Regarding Material Subsequent Events)

Absorption-type merger of a consolidated subsidiary

The Company, based on the resolution at the board of directors meeting held on February 24, 2010, implemented an absorption-type merger to merge with Gotemba Cablemedia Corporation, which is a wholly-owned consolidated subsidiary of the Company, as of the effective date of April 1, 2010.

Overview of the matters related to the merger is as follows:

1.	Purpose of the merger

The merger aims for efficient utilization of the management resources by integrating into the Company the information, personnel, know-how, etc. of Gotemba Cablemedia Corporation whose service area is neighboring to that of the Company.

2.	Outline of the merger

(1)	Schedule of the merger

Board of directors meeting approving the merger:	February 24, 2010
Execution of the merger agreement:	February 24, 2010
Effective date of merger:	April 1, 2010

(2)	Legal method of the merger

Absorption-type merger in which the Company survives and Gotemba Cablemedia Corporation is dissolved.

(3)	Details of allotment regarding the merger

Because the Company is holding all of the shares of Gotemba Cablemedia Corporation, there is no issuance of new share or increase of capitals as a result of the merger.

3.	Outline of the counterparty merged (as of March 31, 2010)

(1)	Company name:	Gotemba Cablemedia Corporation
(2)	Principal business:	cable television business
(3)	Location of head office:	720-1, Kawashimata, Gotemba-shi, Shizuoka
(4)	Name of representative:	Wataru Sakamoto, Representative Director and President
(5)	Amount of capital:	JPY 450,000,000
(6)	Net assets:	JPY 250,879,000
(7)	Total assets:	JPY 1,161,239,000

4.	Outline of the executed accounting treatment

The transaction was treated as a “transaction under common control” in accordance with “Accounting Standard for Business Combination” (Corporate Accounting Standard No.21 amended on December 26, 2008) and “Corporate Accounting Standards Implementation Guidelines Regarding Accounting Standard for Business Combination and Accounting Standard for Business Split, etc.” (Corporate Accounting Standards Implementation Guidelines No. 10, last amendment December 26, 2008).

(Other notes)

Notes regarding retirement benefits

1.	Outline of the retirement benefit system adopted by the Company

The Company has adopted the qualified retirement pension plan as a defined benefit plan. The qualified retirement pension plan is established under the joint entrustment agreement by the Company, TOKAI (the parent company), and TOKAI GAS CORPORATION.

In addition to the above retirement benefit plan, the Company has adopted a multiple employer pension fund system, which qualifies for an exception under Paragraph 33 of the “Practical Guidelines Concerning Retirement Benefits Accounting.”

The following are the matters concerning the multiple employer system under which the required amount of contribution (JPY 207,024,000 for this business year) is amortized.

(1)	Matters regarding contribution to the overall system (as of March 31, 2009)

Amount of pension assets	JPY	21,330,342,000
Amount of benefit obligations under the pension financing account	JPY	27,473,086,000

Difference	JPY	Δ6,142,743,000

The above has been prepared based on the most recent information available as of the date of preparation of the non-consolidated financial statements.

(2)	Ratio of the Company’s contribution to the overall system (from April 1, 2009 to March 31, 2010) 19.3%

(3)	Supplementary explanation

The ratio stated in (2) above does not correspond to the actual ratio of contribution borne by the Company.

2.	Matters regarding retirement benefit obligations (as of March 31, 2010)

Retirement benefits obligations	JPY	Δ3,855,109,000
Pension assets	JPY	3,056,465,000

Retirement benefits obligations not yet contributed	JPY	Δ798,643,000
Unrecognized actuarial differences	JPY	667,431,000

Allowance for retirement benefits	JPY	Δ131,211,000

3.	Matters regarding retirement benefit costs (from April 1, 2009 to March 31, 2010)

Service costs	JPY	275,864,000
Interest costs	JPY	87,499,000
Expected returns on assets (negative)	JPY	Δ57,444,000
Amortization of amount of unrecognized actuarial differences	JPY	90,608,000
Amortization of differences at change of accounting standards	JPY	29,550,000

Retirement benefits costs	JPY	426,078,000

4.	Matters regarding the basis of calculation of retirement benefit obligations, etc.

Discount rate	2.5%
Expected rate of return on assets	2.5%

Periodical allocation method of expected retirement benefit payment

Straight-line attribution
Period of amortization of actuarial differences	14 -17 years

Actuarial discrepancies are amortized based on a straight-line method over the average remaining years of service of employees (14 - 17 years), starting from the year following the respective business year of occurrence.

Period of amortization of differences at change of accounting standards	10 years

Audit Report Pertaining to the Consolidated Financial Statements by Accounting Auditor (COPY)

Audit Report of Independent Auditor

May 21, 2010

To the Board of Directors of VIC TOKAI CORPORATION

Deloitte Touche Tohmatsu LLC

Hirofumi Asano (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Shigemitsu Fukasawa (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Our auditing firm has audited the consolidated financial statements of VIC TOKAI CORPORATION (the “Company”), namely the consolidated balance sheet, the consolidated statement of income and the consolidated statement of changes in shareholders’ equity for the consolidated fiscal year from April 1, 2009 to March 31, 2010, in accordance with Article 444(4) of the Companies Act. Responsibility for preparation of these consolidated financial statements lies with the Company’s management and our firm’s responsibility is to express our opinions in regards to these consolidated financial statements from an independent standpoint.

Our firm conducted the audit in accordance with generally accepted auditing standards in Japan. Such auditing standards require that our firm obtain reasonable assurance that there are no material false representations in the consolidated financial statements. Our firm’s audit is conducted on a test basis and includes the examination of the overall representation of the consolidated financial statements including the examination of the accounting principles and the application methods thereof adopted by the management, and the evaluation of the estimate made by the management. Our firm has determined that, as a result of the audit, we have obtained a reasonable basis for giving our opinion.

Our firm confirms that the above-mentioned consolidated financial statements fairly represent, in all material respects, the status of assets and earnings of the corporate group comprised of the Company and its consolidated subsidiaries for the period which the consolidated financial statements covers, in conformity with generally accepted corporate accounting standards in Japan.

There are no interests between the Company and our accounting firm or managing member which should be disclosed under the provisions of the Certified Public Accountant Act.

Audit Report by Accounting Auditor (COPY)

Audit Report of Independent Auditor

May 21, 2010

To the Board of Directors of VIC TOKAI CORPORATION

Deloitte Touche Tohmatsu LLC

Hirofumi Asano (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Shigemitsu Fukasawa (seal)

Certified Public Accountant

Designated Limited Liability Member

Managing Member

Our auditing firm has audited the financial statements of VIC TOKAI CORPORATION (the “Company”), namely the balance sheet, the statement of income, the statement of changes in shareholders’ equity and the accompanying detailed statements for the 34th business year starting from April 1, 2009 to March 31, 2010, in accordance with Article 436(2)(i) of the Companies Act. Responsibility for preparation of these financial statements and the accompanying detailed statements lies with the Company’s management and our firm’s responsibility is to express our opinions in regards to these financial statements and the accompanying detailed statements from an independent standpoint.

Our firm conducted the audit in accordance with generally accepted auditing standards in Japan. Such auditing standards require that our firm obtain reasonable assurance that there are no material false representations in the financial statements and the accompanying detailed statements. Our firm’s audit is conducted on a test basis and includes the examination of the overall representation of the financial statements and the accompanying detailed statements including the examination of the accounting principles and the application methods thereof adopted by the management, and the evaluation of the estimate made by the management. Our firm has determined that, as a result of the audit, we have obtained a reasonable basis for giving our opinion.

Our firm confirms that the above-mentioned financial statements and the accompanying detailed statements fairly represent, in all material respects, the status of assets and earnings for the period which the financial statements and the accompanying detailed statements cover, in conformity with generally accepted corporate accounting standards in Japan.

There are no interests between the Company and our accounting firm or managing member which should be disclosed under the provisions of the Certified Public Accountant Act.

Audit Report by the Board of Corporate Auditors (COPY)

Audit Report

Regarding the performance of duties of directors during the 34th business year starting from April 1, 2009 to March 31, 2010, the board of corporate auditors have prepared this audit report as the unanimous opinion of all the corporate auditors as a result of deliberation based on the audit reports prepared by each corporate auditor and hereby report as follows:

1. Auditing methods adopted by corporate auditors and the board of corporate auditors and the details thereof

The board of corporate auditors established auditing policies, audit plan and other relevant matters, and received reports from each corporate auditor on the performance of the audit and the results thereof, as well as reports from the directors and the accounting auditor regarding the performance of their duties, and sought explanation as necessary.

In accordance with the standards on the corporate auditors’ auditing established by the board of corporate auditors, and the auditing policies, audit plan and other relevant matters, each corporate auditor communicated with the directors, the audit office and other employees, wherein endeavored to establish an environment for collecting information and auditing. Each corporate auditor also attended the meetings of the board of directors and other important meetings; received reports from the directors, the audit office and other employees on performance of their duties and sought explanations as necessary; inspected material approval documents and associated information; and examined the operations and status of assets at the head quarter and principal offices. In addition, we monitored and verified (i) the contents of the resolutions at the board of directors’ meetings regarding the implementation of system necessary to ensure that the performance of the duties by the directors has complied with the laws and regulations and the Articles of Incorporation, and other systems set forth in Article 100(1) and 100(3) of the Ordinance for Enforcement of the Companies Act which are required as systems necessary to ensure the properness of operations of a stock company, and (ii) the status of the system maintained in accordance with the above-mentioned resolutions (internal control system) . With regard to the subsidiaries, we communicated and exchanged information with directors and corporate auditors of the subsidiaries; received business reports from the subsidiaries as necessary; and examined operations and status of assets of the subsidiaries. Based on the above methods, we examined the business reports and the accompanying detailed statements for this business year.

Furthermore, we monitored and verified whether the accounting auditor maintained their independence and implemented appropriate audits, received reports from the accounting auditor on the performance of their duties and sought explanations as necessary. In addition, we received notice from the accounting auditor that the “System for Ensuring Duties are Performed Appropriately” (matters stipulated in each Item of Article 131 of the Company Accounting Regulations) is organized in accordance with the “Quality Management Standards relating to Auditing” (Business Accounting Council, October 28, 2005) and other relevant standards, and sought explanations as necessary. Based on the above methods, we examined the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income and non-consolidated statement of changes in shareholders’ equity) and the accompanying detailed statements for this business year, and consolidated financial statements (consolidated balance sheet, consolidated statement of income and consolidated statement of changes in shareholders’ equity) for this business year.

2. Results of the audit

(1)	Results of the audit of the business report and other relevant documents

(i)	We confirm that the business report and the accompanying detailed statements correctly represent the conditions of the Company in accordance with the laws and regulations and the Articles of Incorporation.

(ii)	We found no material evidence of wrongful act or violation of laws and regulations nor the Articles of Incorporation with respect to the performance of duties by the directors.

(iii)	We confirm that the details of the resolution of the board of directors relating to the internal control system are proper. In addition, we found no matters on which to point out regarding performance of duties by the directors relating to the internal control system.

(2)	Results of the audit of non-consolidated financial statements and the accompanying detailed statements

We confirm that the methods and results of the audits conducted by accounting auditor of Deloitte Touche Tohmatsu LLC are proper.

(3)	Results of the audit of consolidated financial statements

We confirm that the methods and results of the audits conducted by accounting auditor of Deloitte Touche Tohmatsu LLC are proper.

May 26, 2010

Board of Corporate Auditors, VIC TOKAI CORPORATION

Tatsuyuki Suzuki (seal), Full-time Corporate Auditor

Nobuo Ikeda (seal), Outside Corporate Auditor

Shigeki Masuda (seal), Corporate Auditor

Tetsuya Mishiku (seal), Outside Corporate Auditor

End